                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                  [Amendment No. ............................]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        OAK HILL SPORTSWEAR CORPORATION

 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                MICHAEL A. ASCH

- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /      $125 per Exchange Act Rules 0-11(c)(1)(ii),
         14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/      Fee computed on table below per Exchange Act Rules
         14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which trans-action applies:

                --------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

                  --------------------------------------------------
         3) Per unit price or other underlying value of trans-action computed pursuant to Exchange Act

                Rule 0-11:*
                The filing fee of $2,800 was calculated based on a $14,000,000 purchase price for the sale of assets. This price was determined based upon the Company's estimate of what the net book value of the inventory and certain other assets being sold will be at the closing and is subject to adjustment depending on what the actual net book value is at closing.

                ---------------------------------------------------
         4)     Proposed maximum aggregate value of transaction:

                ---------------------------------------------------
- ----------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:
                                         --------------------------------------

         2)     Form Schedule or Registration Statement No.:  14A
                (Prelim. Proxy Statement)
                                           ------------------------------------

         3)     Filing Party:
                               ------------------------------------------------
         4)     Date Filed:
                               ------------------------------------------------

                       OAK HILL SPORTSWEAR CORPORATION

                                 1411 Broadway
                            New York, New York 10018

                                 --------------

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

                                 --------------

Dear Shareholder:

     The Annual Meeting of Shareholders (the "Meeting") of Oak Hill Sportswear Corporation (the "Company") will be held at Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, on Monday,
July 24, 1995, at 9:30 A.M., to:

                  (1)      elect four directors to the Board of
                           Directors of the Company;

                  (2) approve a Non-Qualified Stock Option Plan for the Company;

                  (3) approve the sale of substantially all of the assets of the Company through the sale of the business and certain assets of the Company's Sportswear Division to Donnkenny Apparel, Inc. and the possible future sale of the Company's Harmal Division (the "Sale of Assets"); and

                  (4) act upon such other matters as may properly come before the Meeting.

     The action proposed by the Board of Directors of the Company in connection with the Sale of Assets, if consummated, entitles shareholders of the Company fulfilling the requirements of Section 623 of the New York Business Corporation Law ("NYBCL") to shareholders' appraisal rights. A copy of Section 623 of the NYBCL is attached as Annex F to the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on June 15, 1995 as the record date for determining shareholders of the Company entitled to notice of and to vote at the Meeting.

                                                     Joseph Greenberger,

                                                              Secretary

June 28, 1995

                             YOUR VOTE IS IMPORTANT

                 Whether or not you plan to attend the Meeting,
              please sign and return the accompanying proxy card.

                    Confidential, For Use of Commission Only

                        OAK HILL SPORTSWEAR CORPORATION

                                 1411 Broadway
                            New York, New York 10018

                                 (212) 789-8900

                                 --------------

                                PROXY STATEMENT

                                      FOR

                      1995 ANNUAL MEETING OF SHAREHOLDERS

                                 --------------

===============================================================================
- -------------------------------------------------------------------------------
                                    SUMMARY


         Certain significant matters discussed in this Proxy Statement are summarized below. This summary is not intended to be a complete discussion of the matters contained herein, and is qualified in all respects by the detailed information appearing elsewhere in this Proxy Statement and the Annexes hereto. Shareholders are urged to review carefully this Proxy Statement and each of the Annexes hereto. Cross references used in this summary are to captions in this Proxy Statement.


The Annual Meeting

                  The Annual Meeting of Shareholders (the "Meeting") of Oak Hill Sportswear Corporation (the "Company") will be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, on Monday, July 24, 1995, at 9:30 A.M.

Record Date

         Only holders of record of the Company's Common Stock at the close of business on June 15, 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 2,057,576 shares of Common Stock outstanding, each entitled to one vote.

Matters to be Voted Upon


         Item 1 -   Election of four directors

         Item 2 -   Approval of a Non-Qualified Stock Option
                    Plan

         Item 3 -   Approval of the Sale of Assets

         Item 4 - Any other matters that may properly come before the Meeting.

         All shares of Common Stock represented at the Meeting by properly executed proxies received prior or at the Meeting, unless the proxies have previously been revoked, will be voted in accordance with the instructions on such proxies. If no instructions are given, proxies will be voted (i) FOR management's nominees for directors, (ii) FOR the proposal to approve a Non-Qualified Stock Option Plan and (iii) FOR the proposal to approve the Sale of Assets.

Quorum; Required Vote

         A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Meeting. Each nominee for director of the Company shall be elected by the vote of a plurality of the shares of Common Stock present, or repre- sented, at the Meeting. The affirmative vote of a majority of the shares of Common Stock present, or represented, at the Meeting is required to approve the Company's Non- Qualified Stock Option Plan. The affirmative vote of share- holders holding at least
66 2/3% of the outstanding shares of Common Stock is required to approve the Sale of Assets.

Item 1 -- Election of Directors

         Four directors are to be elected at the Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The Nominating Committee of the Board of Directors has nominated Arthur L. Asch, Joseph Greenberger, Steven Kotler and Wilmer J. Thomas, Jr., all of whom are currently directors of the Company, as nominees for election as directors (see "Item 1--Election of Directors").

Item 2 -- Approval of Non-Qualified Stock Option Plan

         Shareholders will be asked to approve a Non- Qualified Stock Option Plan (the "NQO Plan"), a copy of which is attached as Annex A. The NQO Plan is to provide a continuing, long-term incentive to officers and selected employees of the Company so that it may be able to continue to hire and retain qualified personnel. The NQO Plan was approved by the Board of Directors of the Company on October 11, 1994 and must be approved by shareholders of the Company on or before December 31, 1995 or it will not become effective. (See "Item 2 -- Approval of Non-Qualified Stock Option Plan.")

         The Board of Directors unanimously recommends that shareholders vote FOR adoption of the Non-Qualified Stock Option Plan.

Item 3 -- Approval of Sale of Assets

         Shareholders will be asked to approve the sale of substantially all of the assets of the Company through the sale of the business and certain assets of the Company's Sportswear Division (the "Proposed Transaction") to Donnkenny Apparel, Inc. ("Donnkenny") pursuant to the terms and conditions of the Asset Purchase Agreement between the Company and Donnkenny, dated as of May 23, 1995, as amended on June 26, 1995 (the "Asset Purchase Agreement"), a copy of which is attached as Annex B, and a possible future sale of the Harmal Division. Thus, the vote to approve the Sale of Assets will include an authorization for the Company to sell its Harmal Division at a future time at such price, and on such terms and conditions, as the Board of Directors believes are appropriate at such time (the "Harmal Authorization").


         The Proposed Transaction with Donnkenny.  The
Proposed Transaction pursuant to the Asset Purchase Agree-ment provides for the sale by the Company to Donnkenny of inventory, certain fixed assets, security deposits, trade names and trademarks, contracts and goodwill of the Company's Sportswear Division.

         The Purchase Price to be paid by Donnkenny in cash is expected to be approximately $14,000,000, of which $1,000,000 will be placed in a one year escrow to provide security for the Company's indemnification obligations and its warranty of certain inventory under the Asset Purchase Agreement. After payment of expenses estimated at $1,000,000, the balance of the proceeds of approximately $12,000,000 will be used to pay the Company's bank indebtedness.

         The actual purchase price will be derived from the following formula: $2,000,000 plus the net book value of the transferred inventory, fixed assets, security deposits and prepaid items of the Sportswear Division as of the Closing Date.

         The Company and Donnkenny have agreed to close the Proposed Transaction in escrow on June 29, 1995, effective the close of business on June 30, 1995, pending the results of the shareholder vote on the Sale of Assets. If the shareholders approve the Sale of Assets, the consummation of the Proposed Transaction will have occurred as of June 30, 1995.

         Effect of Sale of Assets on the Company. Following the consummation of the Proposed Transaction, the Company expects to have liquid assets, after taking into account its retained assets and known liabilities, including all accounts payable and other liabilities of the Sportswear Division arising prior to the Closing Date, as well as all liabilities of the Company on the corporate level, including its liabilities under its bank credit agreements. Although the amount cannot be quantified, the Company believes that it could have approximately $5,000,000 in cash and cash equivalents by the end of 1995. There can be no assurance, however, that such liquid assets will be realized. In addition, the retained assets also include the Harmal Division and certain real estate in Mississippi, which the Company may sell. The proceeds of such sales, if any, are not included in the foregoing estimate.

         The Company has not yet decided its future direc-tion, which would depend, in part, upon the extent of liquid assets that are realized following the Proposed Transaction. Relevant factors include the amounts to be realized upon the sale, if any, of the Harmal Division, the ongoing operating losses of the Harmal Division and the consummation of the sales, if any, of the Company's real estate and other fixed assets. The Company may not liquidate for at least one year following the Proposed Transaction pursuant to the terms of the Asset Purchase Agreement. In any event, to the extent required by law, any plan of liquidation will be submitted to the shareholders for their approval. The Company may continue to operate the Harmal Division or possibly expand into another business. The undertaking of any new line of business, how-ever, would be restricted by the noncompetition provisions contained in the Asset Purchase Agreement. Also, such expansion may require the hiring of additional management personnel.

         Arthur L. Asch and Michael A. Asch will become employees of Donnkenny following the consummation of the Proposed Transaction. However, they will continue in their current positions with the Company at substantially reduced salaries to reflect that they will be providing limited time to the activities of the Company. They believe, however, that they will be able to devote sufficient time to meet the Company's needs in the foreseeable future. The Harmal Division will continue to be operated by its current manage-ment and employees.

         Following the sale of the Sportswear Division, the Company will have available financing, although subject to a reduced borrowing base (that is, approximately 35% of the Company's eligible accounts receivable), under its bank credit agreement. The Company believes that such level of financing will be sufficient for its Harmal Division and its other operating and corporate needs.

         As the Proposed Transaction involves the sale of assets of the Company for cash, the shareholders of the Company will retain their equity interests in the Company following the consummation of the Proposed Transaction. As the Harmal Authorization involves shareholder approval of a possible future sale of the Harmal Division pursuant to terms and conditions to be determined by the Board of Directors in the future, the effect, if any, of such sale on the equity interests of shareholders cannot be determined at this time.


         Background of Sale of Assets; Fairness of
Transaction; Recommendation of Board of Directors.  The
Board of Directors agreed to enter into the Asset Purchase Agreement principally because of its belief that the Company's financial condition was declining in light of its tight credit position and the Proposed Transaction offered the best alternative at the current time. The Board also took into account, among other things, that the Company had explored various possible sale or merger transactions over the last several years. See "Item 3 -- Approval of Sale of Assets -- Background of the Sale of Assets" for a description of the process followed in connection with the Sale of Assets.

         The Board of Directors believes that the Proposed
Transaction is fair to, and in the best interests of, the Company and its shareholders. The Board has unanimously approved the Proposed Transaction pursuant to the Asset
Purchase Agreement. See "Conflicts of Interest" for a description of the interests of Arthur L. Asch in the Proposed Transaction.

         The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of the Sale of Assets.

         In reaching its determination, the Board reviewed the terms of the Asset Purchase Agreement and related agreements, as well as the possible future direction of the Company. The principal factor considered by the Board was the Board's belief that the Company's financial condition was declining in light of its tight credit position and the inability of the Company to borrow the funds that would be required for its working capital and capital expenditures at its planned level of sales for the remainder of 1995 and 1996. The Board also considered, among other things, the oral and written presentations and the fairness opinion of Janney Montgomery Scott, Inc., dated May 23, 1995, a copy of which is attached as Annex E. At the Board's meeting held on May 18, 1995, Janney Montgomery delivered its opinion to the Board that, as of such date, the Proposed Transaction pursuant to the Asset Purchase Agreement was fair, from a financial point of view, to the shareholders of the Company. Shareholders are urged to read the fairness opinion in its entirety. Both
Janney Montgomery Scott, Inc. and the Board took into account the pro forma financial effects of the Proposed

Transaction.  See "Selected Historical and Unaudited Pro
Forma Financial Data of the Company."


         Conflicts of Interest. In considering the recommendation of the Proposed Transaction by the Board of Directors, shareholders should be aware that Arthur L. Asch, Chairman of the Board and Chief Executive Officer of the Company, and his son, Michael A. Asch, Vice President and Chief Financial Officer of the Company, have an interest in the Proposed Transaction in addition to the interests of shareholders of the Company generally. Following consummation of the Proposed Transaction, as provided by the Asset Purchase Agreement, each of Arthur L. Asch and Michael
A. Asch will also be employed by Donnkenny pursuant to their Employment Agreements with Donnkenny, forms of which are attached as Annex C and D, respectively.


         Conditions to Closing of Proposed Transaction.
The obligations of the Company and Donnkenny to consummate the Proposed Transaction pursuant to the Asset Purchase Agreement are subject to certain conditions, which condi-tions may be waived by the appropriate party, including, among other things, approval of the Company's shareholders and consents of the Company's bank lenders to the release of their liens on the assets to be sold.


         Termination. The Asset Purchase Agreement may be terminated and the Proposed Transaction may be abandoned by
(i) mutual consent of the parties; (ii) either party by notice if the Closing Date shall not have occurred on or before July 31, 1995; (iii) the Company, if its Board of Directors withdraws its recommendation of the Proposed Transaction in order to approve the execution of a defini-tive agreement relating to another Acquisition Proposal after determining that the failure to take such action would be inconsistent with its fiduciary duties under applicable law; or (iv) Donnkenny, if it does not obtain satisfactory bank financing. If the Asset Purchase Agreement is termi-nated by the Company pursuant to either (ii) or (iii) above, and the Company closes the transaction contemplated by such Acquisition Proposal within one year, the Company must pay Donnkenny a termination fee of $1,000,000 plus its legal expenses incurred in connection with the Proposed Transaction. If Donnkenny terminates the Asset Purchase Agreement pursuant to (iv) above, Donnkenny must pay the Company a termination fee of $1,000,000 plus its legal expenses incurred in connection with the Proposed Transaction.

         Rights of Dissenting Shareholders. Any share-holder of the Company is entitled to seek rights as a dis-senting shareholder in respect of the Sale of Assets, in compliance with Section 623 of the NYBCL, a description of which is provided in "Appraisal Rights" below, and the full text of which is attached as Annex F. Failure to comply strictly with the statutory provisions may result in the termination of such rights a dissenting shareholder.

         Receipt of cash for shares of Common Stock by dissenting shareholders upon the exercise of appraisal rights will be taxable transactions for federal income tax purposes and may also be taxable transactions for state, local or other tax purposes.

                                       7
- -------------------------------------------------------------------------------
===============================================================================

                                  INTRODUCTION

     Proxies in the form enclosed are solicited by the Board of Directors (the "Board of Directors") of Oak Hill Sportswear Corporation (the "Company") for use at the 1995 Annual Meeting of Shareholders (the "Meeting") scheduled to be held on Monday, July 24, 1995 at 9:30 A.M., and at any adjournments or postponements thereof. All properly executed proxies received prior to or at the Meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted to elect the Board of Directors' four nominees for directors (see "Election of Directors" below), to approve a Non-Qualified Stock Option Plan for the Company (see "Approval of Non-Qualified Stock Option Plan" below), to approve the sale of substantially all of the assets of the Company through the sale of the business and certain assets of the Company's Sportswear Division to Donnkenny Apparel, Inc. ("Donnkenny") and the possible future sale of the Company's Harmal Division (see "Approval of Sale of Assets" below), and, if other matters properly come before the Meeting, in the discretion of either of the persons named in the proxy.

     All information contained in this Proxy Statement has been supplied by the Company, except for certain information contained in this Proxy Statement concerning Donnkenny, which has been supplied by Donnkenny.

     No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitations of proxies hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person.

Shares Entitled to Vote

     Holders of record of all of the outstanding shares of Common Stock of the Company (the "Common Stock") at the close of business on June 15, 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 2,057,576 shares of Common Stock, $.02 par value per share, outstanding, each entitled to one vote. The Notice of Meeting, this Proxy Statement, the accompanying proxy card and the Annual Report of the Company for its fiscal year ended December 31, 1994 are being mailed on or about June 28, 1995 to all holders of Common Stock on the Record Date.

Shareholder Vote Required for Proposals

     Each nominee for director of the Company shall be elected by the vote of a plurality of the shares of Common Stock present, or represented, at the Meeting at which a quorum is present. The approval of the Company's Non-Qualified Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting at which a quorum is present. The approval of the Sale of Assets requires the affirmative vote of at least two-thirds (66 2/3%) of all outstanding shares of Common Stock.

Proxies and Revocation of Proxies

     Execution and delivery of a proxy card will not affect a shareholder's right to attend the Meeting and vote in person. A shareholder in whose name shares of Common Stock are registered as of the Record Date and who has given a proxy may revoke it at any time before it is voted by executing and delivering a written revocation to the Secretary of the Company, by presentation of a later dated proxy or by attending the Meeting and voting by ballot (which has the effect of revoking the prior proxy). Attendance at the Meeting, however, will not in and of itself revoke a proxy.

     A shareholder who is a beneficial owner, but not a registered owner, of Common Stock as of the Record Date, cannot vote his or her shares of Common Stock except by the shareholder's broker, bank or nominee in whose name the shares are registered executing and delivering a proxy on such shareholder's behalf or such shareholder attending the Meeting with a proxy or other authorization to vote from the registered owner and voting.

Cost of Solicitation

     The Company has retained Kissel-Blake Inc., for a fee of $4,000, plus $4.10 per shareholder solicited by telephone, plus reimbursement of expenses, to assist in its solicitation of proxies from shareholders, brokers, banks and other nominees. Brokers, banks, and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and a few regular employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

Available Information

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's
Regional Office at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, material filed by the Company should be available for inspection at the offices of NASDAQ Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.

Incorporation of Certain Materials

     The Company's Annual Report on Form 10-K for the year ended December
31, 1994, dated as of March 30, 1995, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, dated as of May 15, 1995, previously filed with the Commission (Commission File No. 0-5613) and attached hereto as Annex G, are hereby included in this Proxy Statement. The Company's 1994 Annual Report, which is being mailed to the Company's shareholders herewith, is incorporated by reference herein.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Meeting shall be deemed incorporated by reference into this Proxy Statement and to be a part hereof from the respective dates of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this Proxy Statement.

     This Proxy Statement incorporates documents by reference that are not presented herein or delivered herewith. Such documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner of Common Stock, to whom this Proxy Statement is delivered, on written or oral request to: Oak Hill Sportswear Corporation, 1411 Broadway, New York, New York 10018 Attn: Chief Financial Officer.

                               TABLE OF CONTENTS


PRINCIPAL HOLDERS OF COMMON STOCK.........................................................................     8
ITEM 1 -- ELECTION OF DIRECTORS...........................................................................     8
         Certain Information Regarding Management's Nominees..............................................     8
         Meetings of Board of Directors and Committees....................................................    10
         Director Compensation............................................................................    10
         Executive Officers...............................................................................    10
         Executive Compensation...........................................................................    11
         Company Employment Agreements....................................................................    12
         Deferred Compensation Plans......................................................................    13
         Stock Options....................................................................................    13
         Change-in-Control Arrangements...................................................................    13
         Compensation Committee Interlocks and Insider Participation......................................    13
         Compensation Committee Report....................................................................    13
         Performance Graph................................................................................    14
ITEM 2 -- APPROVAL OF NON-QUALIFIED STOCK OPTION PLAN.....................................................    15
         Summary of the Plan..............................................................................    15
         Purpose..........................................................................................    15
         Number of Shares Covered by the NQO Plan.........................................................    15
         Administration...................................................................................    16
         Eligibility and Extent of Participation..........................................................    16
         Purchase Price, Period and Exercise of Options...................................................    16
         Expiration and Transfer of Options...............................................................    16
         Adjustments of Shares............................................................................    16
         Amendments to, and Termination of, the NQO Plan..................................................    16



         Federal Income Tax Consequences of the NQO Plan..................................................    17
ITEM 3 -- APPROVAL OF SALE OF ASSETS......................................................................    17
         Introduction.....................................................................................    17
         Brief Synopsis of the Proposed Transaction.......................................................    18
         NYBCL Section 909 Shareholder Approval Requirement; NYBCL Section 713............................    18
         Effect of Sale of Assets on Holding of Shareholders..............................................    18
         Background of the Sale of Assets.................................................................    18
         Recommendation of the Board of Directors; Reasons for the Sale of Assets.........................    23
         Conflicts of Interest............................................................................    25
         Credit and Security Agreements of the Company; Use of Proceeds...................................    25
         Post Proposed Transaction Operations of the Company..............................................    26
         Summary of the Asset Purchase Agreement..........................................................    27
         Accounting Treatment of the Proposed Transaction.................................................    31



         Federal Income Tax Consequences of the Proposed Transaction......................................    31
         Fairness Opinion.................................................................................    31
         Historical Common Stock Prices...................................................................    34
         Selected Historical and Unaudited Pro Forma Financial Data of the Company........................    35
         Business of Donnkenny............................................................................    36
         Selected Financial Information of Donnkenny Inc. and Subsidiaries................................    36
         Unaudited Pro Forma Consolidated Balance Sheet of the Company....................................    37
         Unaudited Pro Forma Consolidated Statements of Operations of the Company.........................    39
         Appraisal Rights.................................................................................    40
SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING.............................................................    42
FILINGS UNDER SECTION 16(a)...............................................................................    43
THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS..............................................................    43

ANNEX A:  NON-QUALIFIED STOCK OPTION PLAN
ANNEX B:  ASSET PURCHASE AGREEMENT, AS AMENDED
ANNEX C:  EMPLOYMENT AGREEMENT BETWEEN DONNKENNY AND ARTHUR L. ASCH
ANNEX D:  EMPLOYMENT AGREEMENT BETWEEN DONNKENNY AND MICHAEL A. ASCH
ANNEX E:  FAIRNESS OPINION
ANNEX F:  NEW YORK BUSINESS CORPORATION LAW SECTION 623
ANNEX G:  THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994
          AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1995

                       PRINCIPAL HOLDERS OF COMMON STOCK

                  The following are believed by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, as of May 15, 1995.

                                                        Number       Percent of
Name and Address                                      of Shares     Outstanding
- -----------------                                    -----------    -----------
Arthur L. Asch                                        336,951(1)        16.4%
1411 Broadway
New York, New York 10018

Alphi Investment Management                           186,100(2)         9.0%
  Company
155 Pfingston Road
Suite 360
Deerfield, Illinois 60015

Kennedy Capital Management                            141,000(2)         6.9%
425 N. New Ballas Road
Suite 181
St. Louis, Missouri 63141

(1) Includes 25,000 shares held by Arthur L. Asch's wife. Arthur L. Asch has disclaimed a beneficial ownership of these shares. Excludes options to purchase 40,000 shares which options become exercisable in four equal cumulative annual installments to commence October 11, 1995.

(2) As reported in the most recent Schedule 13D or 13G received by the Company.

                        ITEM 1 -- ELECTION OF DIRECTORS

Certain Information Regarding Management's Nominees

     Four directors are to be elected at the Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Arthur L. Asch, Joseph Greenberger, Steven Kotler and Wilmer J. Thomas, Jr., who are currently directors, are nominees for election as directors. Nominees receiving a plurality of the votes cast at the Meeting will be elected. The current term of office of the directors expires at the conclusion of the Meeting. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director of the Company. If any nominee should not be available to serve as a director of the Company, either person named in the proxy as a proxy may vote for a substitute nominee designated by the Nominating Committee of the Board of Directors.

     The following table gives certain information as of May 15, 1995 concerning the current directors, the nominees of the Board of Directors for election as directors and the ownership of the Common Stock by all officers, directors and nominees as a group.

                                                                               Director        Number of         Percent of
          Name                Age      Biographical Information                 Since            Shares          Outstanding
         -----                ---      --------------------------              ---------       ---------        -------------
Arthur L. Asch                 53      Chairman of the Board of                  1979          336,951(1)           16.4%
                                       Directors and Chief Executive
                                       Officer of the Company, and
                                       member of the Executive
                                       Committee.

Joseph Greenberger             59      Secretary of the Company and              1979              --                 --
                                       member of Stock Option Commit-
                                       tee.  Partner of Greenberger &
                                       Forman, a New York law
                                       firm.(2)

Steven Kotler                  48      President since March 1987,               1979           25,675(3)             1.2%
                                       and Managing Director, since
                                       1986, of Wertheim Schroder &
                                       Co. Incorporated (investment
                                       bankers) and, prior thereto,
                                       general partner of Wertheim &
                                       Co., its predecessor.
                                       Chairman of the Company's
                                       Executive Committee and member
                                       of Audit, Nominating and Stock
                                       Option Committees.  Director
                                       of Del Laboratories, Inc.
                                       (cosmetics and drugs) and Moore
                                       Medical Corp. (wholesale
                                       drugs). Member of Board of
                                       Governors of the American
                                       Stock Exchange.

                                       15

Bruce Slovin                   59      President and Director of                 1979              --                 --
                                       MacAndrews & Forbes Holdings
                                       Inc. and Revlon Group Incor-
                                       porated (industrial holding
                                       companies).  Director of
                                       Revlon, Inc. (beauty and per-
                                       sonal care); Andrews Group,
                                       Incorporated (publishing and
                                       entertainment); Continental
                                       Health Affiliates, Inc. (nurs-
                                       ing home ownership and manage-
                                       ment); Cantel Industries, Inc.
                                       (distributor of furniture and
                                       medical equipment); Infutech,
                                       Inc. (home health care); and
                                       The Coleman Company, Inc.
                                       (outdoor recreation
                                       manufacturer.)

Peter C. Sutro                 64      Retired.  From 1987 to 1991               1979              --                  --
                                       President of M.P.I. Satellite
                                       (Italia) S.p.A. (marketing and
                                       importing of satellite tele-
                                       vision reception equipment to
                                       Europe).  Director of Moore
                                       Medical Corp.

Wilmer J. Thomas, Jr.          68      Private investor and  finan-              1979         2,000                     *
                                       cial consultant.  Member of
                                       the Company's Executive,
                                       Audit, Nominating and Stock
                                       Option Committees.  Director
                                       and Vice Chairman of Great
                                       Dane Holdings, Inc. (truck
                                       trailers and automotive stamp-
                                       ing components) and its
                                       Treasurer from 1989 to 1994.
                                       Director of Moore Medical
                                       Corp.

All directors and                                                                           382,626                      18.6%
executive officers
as a group (8 persons)(4)

(1)      See Note 1 to "Principal Holders of Common Stock."

(2) Joseph Greenberger's law firm earned approximately $36,000 in fees from the Company for services rendered in 1994.

(3) All such shares are held by the Kotler Family Foundation, Inc., of which Steven Kotler is Trustee. Steven Kotler has disclaimed beneficial interest in these shares.

(4) The Company maintains directors and officers liability insurance with Cigna Insurance Co., pursuant to a policy effective from September 22, 1994 through September 22, 1995 at an annual premium of $29,225.

*        Less than 1%.

Meetings of Board of Directors and Committees

     The Board of Directors had seven formal meetings during 1994. Other than Bruce Slovin (who was not present at two such meetings), all directors attended at least 75% of the Board of Directors meetings in 1994. The Board has an Executive Committee, an Audit Committee, a Nominating Committee and a Stock Option Committee. The Executive Committee has all the authority which, under the New York Business Corporation Law ("NYBCL"), may be delegated to such an Executive Committee; it has been specifically delegated the functions of a compensation committee. The Executive Committee had several informal meetings during 1994. The Audit Committee recommends the firm of independent public accountants to be engaged as the Company's auditors and participates in such accounting reviews as it deems appropriate. It had one meeting during 1994. The Nominating Committee recommends to the Board of Directors the slate of the nominees for election as directors and also recommends officers and other Company officials; it will consider nominations by shareholders made in writing to the Chairman of the Board of Directors. The Nominating Committee had two meetings during 1994. The Stock Option Committee is authorized to award options under the Company's stock option plans. It had one meeting during 1994.

Director Compensation

     Directors who are not officers were each paid $10,000 in 1994. Steven Kotler, as Chairman of the Executive Committee, was paid an additional $10,000 in 1994 and Wilmer J. Thomas, Jr. was paid an additional $10,000 in 1994 under a consulting arrangement with the Company pursuant to which he consults with senior officers regarding financial and transaction matters.

Executive Officers

     The Company currently has two executive officers other than its Chief Executive Officer. Their ages, business experience over the last five years and the number of shares of Common Stock owned by each of them are set forth below:


                                                                                                Number of          Percent of
          Name                Age      Business Experience                                        Shares          Outstanding
          ----                ----     --------------------                                     ----------        ------------
Michael A. Asch(1)             28      Vice President and Chief                                 18,000(2)                 .9%
                                       Financial Officer of the
                                       Company since March 1994. Vice President
                                       - Operations of the Company's Domestic
                                       Division from January 1993. Since
                                       February 1992, President and principal of
                                       Anniston Capital, Inc. (investment
                                       banking). From August 1989 to January
                                       1992, Associate - Investment Banking of
                                       Robert Fleming Inc.

Tedd D. Drattell               34      Treasurer of the Company since                              --                     --
                                       October 1994.  From December
                                       1993 to October 1994, Chief Financial
                                       Officer of Leather's Best (leather
                                       importing/exporting). From March 1983 to
                                       December 1993, Chief Financial Officer
                                       and Controller of Sterling Imports Ltd.,
                                       d/b/a  Jason Brooke Imports
                                       (wine/beverage importing and
                                       distribution).


- ----------------

(1)      Michael A. Asch is the son of Arthur L. Asch.


(2) Excludes options to purchase 34,000 shares which become exercisable in four equal cumulative annual installments to commence October 11, 1995.

Executive Compensation

                  The following table summarizes all compensation paid by the Company during its fiscal year ended December 31, 1994, and for the two prior fiscal years, to its Chief Executive Officer and each of its most highly compensated executive officers as of December 31, 1994, whose total compensation exceeded $100,000 during 1994.

                           Summary Compensation Table

                                    Annual Compensation                                  Long-term Compensation
                                    -------------------                                  ----------------------
   (a)                      (b)       (c)          (d)        (e)            (f)            (g)           (h)          (i)


Name and                                                     Other        Restricted      Number of                    All
Principal                                                    Annual          Stock         Options        LTIP        Other
Position                    Year     Salary       Bonus   Compensation      Award(s)       Granted       Payouts       Comp.
- ---------                   ----     ------       -----   ------------     ---------       -------       -------     --------
Arthur L. Asch                                                   (2)                                                   (3)
  Chairman of
  the Board
  (Chief
  Executive
  Officer)                 1994     $500,000         --           --           --         40,000(4)         --       $  8,400

                           1993     $500,000         --           --           --           --              --       $ 13,550

                           1992     $630,000         --           --           --           --              --       $ 13,131


Michael A. Asch            1994     $121,218         --           --           --         34,000(4)         --       $  6,673
  Vice President
  (Chief
  Financial
  Officer)(1)

- ----------
(1)  Michael A. Asch became Chief Financial Officer in March 1994.

(2) No executive officer's perquisites equalled or exceeded the lesser of $50,000 or 10% of cash compensation.

(3) Represents the following amounts paid under the Company's defined contribution pension (PP) and profit sharing plans (PSP): For Arthur L. Asch in 1994, $5,400 PP and $3,000 PSP; in 1993, $8,833 PP and $4,717 PSP;
     in 1992, $8,554 PP and $4,577 PSP. For Michael A. Asch in 1994,
     $4,248 PP and $2,424 PSP.

(4) Excludes like number of options granted in tandem with such options, subject to shareholder approval of the Company's Non-Qualified Stock Option Plan. See Option/SAR Grants Table and Item 2 - Approval of Non-Qualified Stock Option Plan.

                                                                                                            Potential Realizable
                                                                                                            Value at Assumed Annual
                                                Option/SAR Grants in Last Fiscal Year                       Rates of Stock Price
                                                                                                            Appreciation for Option
                           Individual Grants                                                                Term(3)
                           -----------------                                                                ------------------------
                           Number of            Percent of
                           Securities           Total Options/
                           Underlying           SARs Granted             Exercise
                           Option/SARs          to Employees             Price         Expiration
Name                       Granted(#)           in Fiscal Year           ($/share)        Date               5%($)           10%($)
- ----                       ----------           --------------           ---------     ----------           -------        --------

Arthur L. Asch             40,000(1)            32.3%(2)                 $4.68            10/11/99          $29,600        $86,400

Michael A. Asch            34,000(1)            27.4%(2)                 $4.68            10/11/99          $25,160        $73,440


(1) The options are incentive stock options granted under the Company's Incentive Stock Option Plan. The options vest and become exercisable in ratable portions on each of October 11, 1995, October 11, 1996, October 11, 1997 and October 11, 1998, subject to acceleration in the event of a "change in control" (as defined in the option agreements) and forfeiture of the unvested portion of the options in the event of certain specified terminations of employment. The number of securities underlying options granted reported above excludes a like number of options granted in tandem with the incentive stock options, subject to shareholder approval of the Company's Non-Qualified Stock Option Plan. See Item 2 - Approval of Non-Qualified Stock Option Plan.

(2) The percentages were calculated without regard to options granted to Company employees to acquire an aggregate of 174,000 shares subject to shareholder approval of the Company's Non-Qualified Stock Option Plan. Upon such approval, the incentive options will be terminated (see "Approval of Non-Qualified Stock Option Plan" below).

(3)      Before tax effects.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                                Number of Securities        Value of Unexercised
                                                                Underlying Unexer-          in-the-Money
                         Shares                                 cised Options/SARs at       Options/SARs at
                         Acquired on         Value              Fiscal Year-End ($)         Fiscal Year-End ($)
Name                     Exercise(#)         Realized ($)       Exercisable/Unexercisable   Exercisable/Unexercisable
- ----                     -----------         ------------       -------------------------   --------------------------

Arthur L. Asch                   0                  NA              0/40,000(1)                      0

Michael A. Asch                  0                  NA              0/34,000(2)                      0


(1) Excludes grant of tandem options to acquire 40,000 shares under the Company's Non-Qualified Stock Option Plan, subject to shareholder approval of the Plan (see "Approval of Non-Qualified Stock Option Plan" below).

(2) Excludes grant of tandem options to acquire 34,000 shares under the Company's Non-Qualified Stock Option Plan, subject to shareholder approval of the Plan. See Item 2 - Approval of Non-Qualified Stock Option Plan.

Company Employment Agreements

     Arthur L. Asch's employment agreement with the Company expired on December 31, 1994. Pursuant to this employment agreement, Arthur L. Asch received an annual base salary of $500,000 for 1993 and 1994, and was entitled to a bonus if the Company achieved certain targeted pre-tax earnings. Arthur L. Asch is serving as Chief Executive Officer without an employment agreement and, pending current discussions regarding the terms of a new agreement, is currently receiving a salary at the rate of $500,000 per year (see "Donnkenny Employment Agreements" below).

     In December 1994, the Company entered into an employment agreement with Michael A. Asch for a term from January 1, 1995 through December 31, 1996. Pursuant to the agreement, Michael A. Asch is to receive an annual salary of $215,000 and $230,000 for 1995 and 1996, respectively (see "Donnkenny Employment Agreements" below).

Deferred Compensation Plans

     The Company has non-contributory defined contribution pension and profit sharing plans covering certain employees (including executive officers) of the Company.

     The Company has no defined benefit plans.

Stock Options

     The Company has an Incentive Stock Option Plan ("ISO Plan"), which terminates on March 21, 1999, and is proposing for approval at the Meeting a Non-Qualified Stock Option Plan ("NQO Plan"), which the Board of Directors approved on October 11, 1994. On October 11, 1994, tandem options to purchase an aggregate of 74,000 shares under each Plan were granted to the two named executive officers of the Company (see "Approval of Non-Qualified Stock Option Plan"). During 1994, no executive officer of the Company exercised any options and no options previously granted to any executive officer were repriced. The Company has no stock appreciation rights ("SAR") plan.

Change-in-Control Arrangements

     The option grants made to Messrs. Asch under the Incentive Stock Option Plan as well as the option grants made to Messrs. Asch under the Company's Non-Qualified Stock Option Plan, subject to shareholder approval of the Plan, provide that if, during the period of their employment with the Company, there should be a change in control (as defined in the grant) of the Company, vesting is accelerated and therefore the full balance of the option (to the extent not previously exercised) may be exercised by the holder until the earlier to occur of October 11, 1999 and 15 days following the change of control. The Company's Stock Option Committee has determined that the Proposed Transaction will not constitute a change in control for purposes of such option awards and therefore there will be no acceleration of the vesting (see "Approval of Sale of Assets" below).

Compensation Committee Interlocks and Insider Participation

     The Board of Directors has no separate Compensation Committee. The Executive Committee, which consists of Steven Kotler (Chairman), Wilmer J. Thomas, Jr., and Arthur L. Asch (the Company's Chief Executive Officer), performs the role of a Compensation Committee. Arthur L. Asch did not participate in the deliberations or vote during 1993 by the Committee relating to his employment agreement which expired on December 31, 1994.

Compensation Committee Report

     The compensation paid to Arthur L. Asch for 1994 was fixed by the provisions of his employment agreement, as amended on April 16, 1993. The terms of the agreement, as amended, were determined by arm's-length negotiations between Arthur L. Asch and the other members of the Executive Committee, and provided for base salaries, and for bonuses if the Company's pre-tax earnings exceeded certain levels (see "Company Employment Agreements" above).

     It is the Committee's policy that the Company have an employment contract with its chief executive officer for a fixed employment term. The 1993 amended employment agreement, which expired December 31, 1994, reflected that policy. The reduction in Arthur L. Asch's base salary from prior years contained in the amended employment agreement reflected the Committee's consideration in 1993 of the Company's prior performance. The Committee also considered the compensation paid to chief executive officers of other companies in the women's apparel industry. The Chairman of the Committee is currently in discussions with Arthur
L. Asch concerning the terms of a new employment agreement.

     The Executive Committee relies on Arthur L. Asch to recommend the compensation for other executive officers. In recommending the compensation for such other officers, Arthur L. Asch considered the compensation paid to similarly situated officers of other companies in the women's apparel industry and the executive's performance.
                                                     Steven Kotler, Chairman
                                                     Wilmer J. Thomas, Jr.
                                                     Arthur L. Asch


     If the Sale of Assets is consummated, Arthur L. Asch will not have an employment agreement with the Company. He will, however, receive $50,000 per year for his continuing work for the Company. Although Arthur L. Asch will be a full time employee of Donnkenny, he will have the right under his employment agreement with Donnkenny to spend such time as may be appropriate (consistent with his obligations as Chairman of the Oak Hill Sportswear Division of Donnkenny) to carry out his continuing obligations to the Company (see "Donnkenny Employment Agreements" below).

Performance Graph

     The following graph compares the cumulative return on $100 invested at the close of trading on the last trading day of 1989 (assuming the reinvestment of dividends) of the Company, the S&P 500 Index and a peer group of companies. The peer group represents the Value Line Apparel Index, excluding those companies with market capitalizations over $500 million, as of December 31, 1994, and is comprised of: Farah Inc., Garan Inc., Hartmarx Corp., Kellwood Co., Oshkosh B'Gosh, Inc. Class A Shares, Oxford Industries, Inc., Phillips-Van Heusen and Tultex Corp. Those companies excluded as a result of the market capitalization criteria were Fruit of the Loom, Liz Claiborne, Russell Corp. and V.F. Corp. The peer group is weighted by market values of the companies in the group at the beginning of each measurement period.

$160.00|------------------------------------------------------------------|
       |                                                                  |
       |                                                 &           &    |
$140.00|------------------------------------------------------------------|
       |                                     &                            |
       |                         &                       #                |
$120.00|------------------------------------------------------------------|
       |                                                                  |
       |                                     #                            |
$100.00|---*&#------------------------------------------------------------|
       |               &         #                                        |
       |                                                             #    |
$80.00 |------------------------------------------------------------------|
       |                                                                  |
       |               #                                             *    |
$60.00 |------------------------------------------------------------------|
       |                         *                       *                |
       |               *                                                  |
$40.00 |-------------------------------------*----------------------------|
       |                                                                  |
$20.00 |------------------------------------------------------------------|
       |                                                                  |
$0.00  |----|----------|---------|-----------|-----------|-----------|----|
          1989      1990      1991        1992         1993        1994

                                                   Source: Value Line, Inc.

        *=Oak Hill Sportswear Corp.        &=S&P 500          #=Peer Group

   ===========================================================================
                              1989     1990    1991    1992    1993     1994
   ---------------------------------------------------------------------------
   Oak Hill Sportswear Corp. $100.00  $ 49.06 $ 56.60 $ 41.51  $ 53.77 $ 66.04
   ---------------------------------------------------------------------------
   S&P 500                   $100.00  $ 96.83 $126.41 $136.25  $150.00 $151.97
   ---------------------------------------------------------------------------
   Peer Group                $100.00  $ 62.48 $ 94.17 $110.30  $131.57 $ 83.51
   ===========================================================================

             ITEM 2 -- APPROVAL OF NON-QUALIFIED STOCK OPTION PLAN

     At the Meeting, shareholders will be asked to approve a Non-Qualified Stock Option Plan (the "NQO Plan"), a copy of which is attached as Annex A, which NQO Plan was approved by the Board of Directors on October 11, 1994. The affirmative vote of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting at which a quorum is present is necessary to approve the NQO Plan.

     On October 11, 1994, the Stock Option Committee (the "Committee") granted options under the NQO Plan to the following:

   Name                  Shares           Expiration Date     Exercise Prices
  -----                 -------          ------------------   ----------------
Arthur L. Asch          40,000                10/11/99              $4.25
 (Chief Executive
  Officer)

Michael A. Asch         34,000                10/11/99              $4.25
 (Chief Financial
  Officer)

Lynn Siemers Cross      50,000                10/11/99              $4.25
                        50,000                10/11/99              $3.625

All Executive           74,000                10/11/99              $4.25
 Officers as a
 group
 (2 persons)

All Non-Executive      100,000                10/11/99          $3.625-$4.25
 Employees
 (1 person)


     The foregoing options under the NQO Plan were issued in tandem with options under the Company's ISO Plan to the same individuals, exercisable for the same number of shares, and on the same terms, except that the exercise price of options under the ISO Plan for both Arthur L. Asch and Michael A. Asch is $4.68. In the event the NQO Plan is not approved by shareholders on or before December 31, 1995, that Plan will not be effective, all options granted thereunder will be invalid, and the options for the same number of shares to the same individuals granted in tandem under the ISO Plan will be effective. In the event the NQO Plan is approved by that date, the options granted thereunder will be effective and the options under the ISO Plan will terminate. The number of shares with respect to which the options granted under the NQO Plan reported above may be exercised shall be automatically reduced by the number of shares, if any, with respect to which the tandem incentive stock option is exercised at any time prior to the expiration or cancellation of the incentive stock option. On May 18, 1995, the closing price of the Common Stock was $1 13/16.

     The option grants provide that if, during the period of the holder's employment by the Company, there should be a change of control (as defined in the grant and interpreted by the Committee) of the Company, the full balance of the option (to the extent not previously exercised) may be exercised by the holder until the earlier to occur of October 11, 1999 or 15 days following the change of control. The Committee has determined that the Proposed Transaction will not constitute a change of control for this purpose. Options held by Messrs. Asch will continue to vest in accordance with the option grant so long as they remain employed by the Company following the Sale of Assets.


                              Summary of the Plan

     The following summarizes the material features of the Plan.

Purpose

     The primary purpose of the NQO Plan is to provide a continuing, long-term incentive to officers and selected employees of the Company so that it may be able to continue to hire and retain qualified personnel.

Number of Shares Covered by the NQO Plan

     Under the NQO Plan, options to purchase up to 199,250 shares may be granted. Any options that are canceled or terminated without exercise are available for future grant. No one person may receive options to purchase in excess of 100,000 shares under the Plan.

Administration

     The NQO Plan is administered by the Committee, which consists of not less than three members of the Board, each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The interpretations and constructions by the Committee of any provisions of the Plan and of options granted thereunder, and such determinations of the Committee as it deems appropriate for the administration of the Plan and of options granted thereunder, are final and conclusive on all persons having any interest thereunder. The present members of the Committee are Joseph Greenberger, Steven Kotler and Wilmer J. Thomas, Jr.

     The Committee has the authority, in its discretion and subject to the express provisions of the Plan, to determine the individuals to receive options, the time when they will receive such options, the purchase price and the number of shares which will be subject to each option, and the other terms and provisions of the respective options (which need not be identical).

Eligibility and Extent of Participation

     Options may be granted to selected key employees of the Company. As of April 13, 1995, approximately 50 individuals were eligible to receive options, and options were held by three individuals. Subject to the terms of the NQO Plan, the Committee has full and final authority to determine the persons who are to be granted options under the Plan and the number of shares of Common Stock subject to each option.

Purchase Price, Period and Exercise of Options

     The purchase price for each share issuable upon exercise of an option is to be determined by the Committee, but may not be less than 50% of the fair market value of such shares on the date the option is granted. The purchase price for the shares issued upon exercise of options may be in cash, the Company's common stock or a combination thereof.

     An option may be exercisable in such amounts and at such times as may be determined by the Committee at the time of grant of such option. Options may be exercisable immediately, but shall not be exercisable more than five years from the date of grant of such options. To the extent that an option is not exercised within the period of exercisability fixed by the Committee, it will expire as to the then unexercised part.

Expiration and Transfer of Options

     Options are non-transferable, except by will or by the laws of descent and distribution. To the extent that options remain exercisable at the time any Optionee's employment with the Company terminates, such options expire ten days after a voluntary termination and ninety days after any other termination.

Adjustment of Shares

     If any change is made in the Shares subject to the NQO Plan, or subject to any option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, rights offerings, change in the corporate structure of the Company, or otherwise, such adjustment shall be made as to the maximum number of shares subject to the Plan, and the number of shares and prices per share of stock subject to outstanding options as the Committee may deem appropriate.

Amendments to, and Termination of, the NQO Plan

     The Company's Board of Directors may from time to time make such amendments to the NQO Plan as it may deem proper and in the best interests of the Company, provided that no amendment shall be made which would impair, without the consent of the applicable optionholders, any option theretofore granted under the Plan or deprive any optionholder of any shares which he may have acquired through or as a result of the Plan or without shareholder approval to increase the number of shares subject to options under the Plan. The Plan may be terminated at any time by the Company's Board of Directors except with respect to options then outstanding under the Plan. Otherwise, it shall terminate on October 11, 2004, except with respect to options then outstanding.

Federal Income Tax Consequences of the NQO Plan

     The following summary of the Federal income tax consequences of the grant and exercise of options, and the disposition of shares purchased pursuant to the exercise of options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it deal with state and local tax considerations.

     No tax obligation will arise for the optionee or the Company upon the granting of options under the NQO Plan. Upon exercise of an option, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee
(i) provided that applicable federal income tax withholding requirements are satisfied and (ii) subject to the possible limitations on deductibility under
Section 162(m) of the Internal Revenue Code of 1986, as amended, of compensation paid to executives designated by that section. The optionee's tax basis in the underlying shares of Common Stock acquired by exercise of the option will equal the exercise price plus the amount taxable as compensation to the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be long-term or short-term capital gain or loss to the optionee depending on the holding period and will not result in any additional tax deduction to the Company.

     The payment by an optionee of the exercise price, in full or in part, with previously acquired shares of common stock will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares of common stock to the Company, and shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionee in excess of the number of shares surrendered to the Company will be taxable to the optionee. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

                      ITEM 3 -- APPROVAL OF SALE OF ASSETS

Introduction

     At the Meeting, shareholders of the Company will be asked to approve the sale of substantially all of the assets of the Company through the sale of the business and certain assets of the Company's Sportswear Division (the "Proposed Transaction") to Donnkenny Apparel, Inc. ("Donnkenny") pursuant to the terms and conditions of the Asset Purchase Agreement between the Company and Donnkenny, dated as of May 23, 1995, as amended on June 26, 1995 (the "Asset Purchase Agreement"), a copy of which is attached as Annex B, and a possible future sale of the Company's Harmal Division. As the terms of the Proposed Transaction include employment agreements for Arthur L. Asch and Michael A. Asch, as well as one other member of management (see "Donnkenny Employment Agreements" below), a vote in favor of the Sale of Assets includes a vote in favor of such employment agreements. The vote includes an authorization for the Company to sell the Company's Harmal Division at a future time at such price, and on such terms and conditions, as the Board of Directors believes are appropriate at such time. A vote in favor of the Sale of Assets does not constitute authorization by the shareholders of any plan of liquidation. To the extent required by law, any such plan of liquidation will be submitted to the shareholders for their approval. The Company has no current intention to liquidate.

     Certain capitalized terms that are used but not defined in this Proxy Statement have the meanings ascribed to such terms in the Asset Purchase Agreement.

     On May 22, 1995, the Board of Directors of the Company unanimously approved the Sale of Assets and directed that it be submitted to shareholders of the Company for their approval. The Board of Directors recommends a vote for approval of the Sale of Assets. To the knowledge of the Company, those members of the Board of Directors, as well as the executive officers of the Company, who are also shareholders of the Company, intend to vote their Common Stock, representing approximately 18.6% of the outstanding Common Stock of the Company as of the Record Date, for approval of the Sale of Assets. Included in such Common Stock is 16.4% of the outstanding Common Stock owned by Arthur L. Asch and his wife, as well as an additional .9% owned by Michael A. Asch, which they have agreed with Donnkenny will be voted in favor of the Sale of Assets. The Sale of Assets requires the approval of at least two-thirds (66 2/3%) of the Company's outstanding Common Stock (see "NYBCL Section 909 Shareholder Approval Requirement; NYBCL Section 713" below).

Brief Synopsis of the Proposed Transaction

     The Proposed Transaction will be consummated pursuant to the Asset Purchase Agreement between the Company and Donnkenny subject to certain conditions to Closing, including the NYBCL Section 909 Shareholder Approval Requirement (see "NYBCL Section 909 Shareholder Approval Requirement; NYBCL Section 713" and "Conditions to Closing" below). The Proposed Transaction provides for the sale of inventory, certain fixed assets, security deposits, trade names and trademarks, contracts and the goodwill of the Company's Sportswear Division to Donnkenny (The "Sold Assets"). The Company also agreed to lease certain warehouse properties located in Mississippi to Donnkenny, subject to an option to purchase such facilities. The Company will retain the Harmal Division, which is the subject of the Harmal Authorization, as well as cash, accounts receivable, certain assets and part of its business relating to its manufacturing division, and third party claims of the Sportswear Division. The Company will also retain all accounts payable and other liabilities of the Sportswear Division arising prior to the Closing Date of the Asset Purchase Agreement, as well as all liabilities of the Company, such as under its bank credit agreements.

     The Purchase Price to be paid by Donnkenny will be $2,000,000 plus the net book value of the inventory, fixed assets, security deposits and prepaid items as of the Closing Date. The cash price is estimated to be approximately $14,000,000. Of this total amount $1,000,000 will be placed in a one-year escrow pursuant to the Escrow Agreement (see "Consideration" below) to provide security for the Company's indemnification obligations to Donnkenny and an inventory warranty (see "Warranty of Inventory; Indemnification; Escrow Agreement" below). The escrow is not the exclusive source for such indemnification obligations or warranty. Donnkenny has agreed to assume post-Closing obligations of the Sportswear Division relating to its executory contracts, leases and letters of credit. In addition, Donnkenny intends to enter into employment agreements with Arthur L. Asch and Michael A. Asch and assume the Company's employment agreement with Lynn Siemers Cross, President of the Sportswear Division. The execution and delivery of such agreements are conditions to the Closing for both Donnkenny and the Company (see "Donnkenny Employment Agreements" and "Conditions to Closing" below).


NYBCL Section 909 Shareholder Approval Requirement; NYBCL
Section 713

     Pursuant to Section 909 of the NYBCL, the affirmative vote of at least two-thirds (66 2/3%) of the outstanding Common Stock the Company is necessary to approve the sale of "all or substantially all" of the assets of the Company (the "NYBCL Section 909 Shareholder Approval Requirement"). The Company believes that the Sale of Assets covered by the Proposed Transaction and the Harmal Authorization constitutes a sale of "substantially all" of the assets of the Company within the meaning of NYBCL Section 909 (see "Applicability of NYBCL
Section 909 to the Proposed Transaction" below). Accordingly, the Board of Directors is soliciting the vote of the Company's shareholders with respect to the Sale of Assets. The NYBCL Section 909 Shareholder Approval Requirement is a condition to Closing for both the Company and Donnkenny. Accordingly, if at least two-thirds (66 2/3%) of the outstanding Common Stock do not vote to approve the Sale of Assets, the Proposed Transaction will not be consummated and the Harmal Authorization will not be effective. In such circumstances, however, the Company would be legally permitted to sell its Harmal Division and retain its Sportswear Division without requiring shareholder approval, as the sale of the Harmal Division would not constitute a sale of "substantially all" of its assets within the meaning of NYBCL Section 909.

     As the Proposed Transaction also involves an employment agreement for Arthur L. Asch (see "Donnkenny Employment Agreements" below), a vote approving the Sale of Assets will also be a vote approving the terms of such agreement. If the requirements of NYBCL Section 713 are met, which the Board of Directors believes to be the case, the vote in connection with the Sale of Assets will also be a shareholder vote for purposes of NYBCL Section 713. Under that section, a transaction between a corporation and any other corporation in which a director of the former has a "substantial financial interest," shall not be voidable by that reason alone, if the material facts as to such director's interest in such transaction are disclosed in good faith either (i) to the board of directors, and such transaction is approved by a vote of the other directors (NYBCL Section 713(a)(1)), or (ii) to the shareholders, and approved by a vote of such shareholders (NYBCL Section 713(a)(2)). The Proposed Transaction, including Arthur L. Asch's employment agreement, was so approved by the Board of Directors of the Company. The shareholder vote under NYBCL Section 909, described above, will also be considered a shareholder vote on the employment agreement for purposes of NYBCL Section 713(a)(2).

Effect of Sale of Assets on Holdings of Shareholders

     Because the Sale of Assets in connection with the Proposed Transaction involves the sale of assets of the Company for cash, and not a sale of an equity interest in the Company, the shareholders of the Company will retain their equity interests in the Company following the consummation of the Proposed Transaction. Because the Harmal Authorization, however, involves shareholder approval of the possible future sale of the Harmal Division pursuant to terms and conditions to be determined by the Board of Directors at such future date, the effect, if any, of such a sale pursuant to the Harmal Authorization on the equity of the shareholders of the Company cannot be determined at this time. If the Board of Directors determines that the Company should be liquidated, to the extent required by law, any authorization for a plan of liquidation will be submitted to shareholders for their approval. (See "Post Proposed Transaction Operations of the Company" below.)

Background of the Sale of Assets

         Arthur L. Asch, on behalf of the Company, and Richard Rubin, the Chairman of the Board and Chief Executive Officer of Donnkenny, on behalf of Donnkenny, held discussions regarding the possibility of merging the Company with Donnkenny in mid 1992. Mr. Rubin initiated the discussions, which explored the potential operating synergies from a merger of the Company and Donnkenny using the Company's common stock. Prior to such discussions, Mr. Asch and Mr. Rubin were casual acquaintances and had no business relationship. Donnkenny decided against proceeding with a merger.

         During 1992 and the first half of 1993, the Company explored with several private companies and/or their financial representatives the possibility of a reverse merger with the Company, pursuant to which the Company would remain as a public entity.

         In June 1993, the Company engaged Financo, Inc. ("Financo") as its sole and exclusive agent for the purpose of identifying sale or merger opportunities for the Company, including pursuing the reverse merger discussions previously begun by Arthur L. Asch. On June 23, 1993, the Company publicly announced its engagement of Financo for the purpose of assisting the Company in identifying potential strategic alternatives to enable it to enhance shareholder value. The Company supplied Financo with the names of 15 companies, including Donnkenny, with whom discussions had already taken place regarding a sale or merger involving the Company.
Many of the names given related to only the most preliminary contacts by the Company. The fee structure with Financo was less for any company so listed. The Financo engagement was subsequently amended as of November 23, 1993 to make the agency relationship non-exclusive and to provide that it would not cover any sale or merger that was consummated after November 23, 1994. Thus, the Company believes that the Financo engagement is effectively terminated and no fees will be due thereunder from the Sale of Assets.

         During Financo's engagement, it contacted and supplied information about the Company to numerous other companies. Arthur L. Asch held meetings to conduct preliminary discussions with several companies who expressed some interest. In two cases, companies expressed interest only in the Sportswear Division and not in the Harmal Division; one of the discussions involving a reverse merger would have first required a spinoff of the Harmal Division. The Company did not pursue any of the opportunities with any company other than Donnkenny primarily because the Company did not view the profitability or financial condition of such companies as acceptable, there were no apparent operating synergies, or such companies did not have an interest in proceeding with the discussions with the Company.

         Although the Company had preliminary discussions with numerous companies, other than Donnkenny's offer, the Company did not receive any offers for the acquisition of or merger into the Company. Financo's role at the meetings between the Company and such other companies varied depending upon the circumstances. In some situations, Financo had discussions with such other companies without any involvement by the Company, and in other cases, Financo assisted the Company in negotiations and the analysis of potential transactions.

          In August 1993, the Company reinitiated discussions with Donnkenny because the Company believed that there were potential synergies from a combination with Donnkenny and the capitalization and the value of Donnkenny's parent had increased as a result of its initial public offering. Public information concerning the Company was sent to Donnkenny for review. Financo, on behalf of the Company, entered into a confidentiality agreement with Donnkenny, permitting Donnkenny to do certain due diligence, with a view toward a possible transaction involving the Company. Under the confidentiality agreement, Donnkenny agreed for a period of two years (i) not to hire, or solicit to hire, any management or other employees of the Company whose identity it became aware of as a result of its due diligence investigation without the written consent of the Company, or (ii) to propose any transaction involving the Company's securities, business or assets or encourage any other person to do so. In a separate agreement, the Company made a similar agreement as to Donnkenny's management and employees as described in clause (i) above.

          Edward Creevy, Chief Financial Officer of Donnkenny, conducted initial due diligence by reviewing certain of the Company's operational reports, contracts, leases and tax returns. Financial reports prepared by Financo and the Company highlighted the potential incremental sales opportunities, cost savings and plant efficiencies that would inure to Donnkenny as a result of combining the Sportswear Division with Donnkenny's operations.
Such discussions assumed that Donnkenny would offer employment to the employees of the Sportswear Division, as well as to its management. In December 1993, there were further discussions between Gil Harrison of Financo and Donnkenny, in which Donnkenny appeared to express interest in the purchase of only the sweater business of the Sportswear Division. However, Donnkenny decided not to pursue any transaction at that time, and, except as described below, had no further contact with the Company after December 1993.

         By April 1994, the Company was focusing its attention on its need for supplemental financing, especially in view of its increased needs for letters of credit for imported inventory, as its then bank lenders had reduced its borrowing capacity as of January 1, 1994 and did not agree to provide the additional financing that the Company had requested. The Company started discussions with possible new financing sources, including new bank lenders, as well as sources for subordinated debt or capital investment. In
May 1994, shortly after a second public offering by Donnkenny, Inc., the parent of Donnkenny (its initial public offering having taken place the year before), the Company again opened discussions regarding business combination opportunities with Donnkenny. The Company's principal reason for reinitiating the discussions was its need for additional credit. However, after brief discussions, Donnkenny declined to pursue a business combination proposal.

         Financo, at the Company's request, then proposed that Donnkenny invest $5,000,000 in the Company either in the form of redeemable debt or preferred equity, with an option to purchase all or part of the business of the Company. Mr. Harrison of Financo prepared and circulated preliminary term sheets outlining various possible scenarios; however, by June 1994, Donnkenny had declined to pursue these discussions further and the Company did not request any further advisory services from Financo.

         In June 1994, the Company entered into
negotiations with a group of investors for the sale of the Harmal Division. The parties discussed, but never reached an agreement upon, a price equal to $450,000 over the net book value of assets to be acquired, which at that time was approximately $4,500,000, plus a portion of the equity of the purchasing company. The discussions continued on and off through March 1995 at lower purchase prices. However, no agreement was reached because the investors had difficulty financing the acquisition of the Harmal Division and because the financial condition of the Harmal Division was beginning to decline. This decline also made it more difficult for the investors to finance the acquisition of the Harmal Division. The management of the Harmal Division also made an informal bid in June 1994 to acquire the Harmal Division, but at a significantly lower price that was below its then book value. That bid was not pursued by the Company because the Company believed that the bid was too low. The Company has also had preliminary discussions with other parties from time to time regarding the Harmal Division, but because the discussions were at a very preliminary stage and no offers were received, the Company did not bring such discussions before the Board of Directors for its consideration. The discussions were terminated because such parties did not proceed to make offers to the Company.

         By August 1994, the Company had completed its current agreements with BankAmerica Business Credit, Inc. and its prior lenders, Chemical Bank and Republic National Bank of New York (see "Credit and Security Agreements of the Company; Use of Proceeds" below). The operating earnings in the last quarter of 1994 and in the first quarter of 1995 did not meet the Company's expectations, and the management, once again, anticipated that the Company would experience a credit short-fall starting in June 1995 if its bank agreements or its business plans were not revised.

         In April 1995, Arthur L. Asch, on behalf of the Company, initiated discussions once again with Donnkenny as to a possible sale of the Company's sportswear business to Donnkenny. Donnkenny expressed some interest. Due diligence began and various financial and operating data were given to Donnkenny to review. Following the Donnkenny, Inc. Board of Directors meeting on April 19, 1995, Mr. Rubin expressed a willingness to proceed with discussions, indicating an interest in the Sportswear Division, including its employees and the management of the Company. Price discussions, previously started, continued between Arthur L. Asch and Mr. Rubin. Representatives of Donnkenny visited the Company's warehouses in Mississippi in late April 1995.

         During April and May 1995, there were various meetings and telephone conferences among Arthur L. Asch and Michael A. Asch for the Company and Richard Rubin and Edward Creevy for Donnkenny, together in some cases with their counsel, to negotiate the terms of the Asset Purchase Agreement, the Service Agreement, the Consulting Agreement, the Donnkenny Employment Agreements, the LSC Employment Agreement, the Mississippi Lease, and the Escrow Agreement. The parties discussed the terms of the Asset Purchase Agreement, including the purchase price for the Sportswear Division, the representations and warranties in the Asset Purchase Agreement, the closing conditions, the covenants between signing and closing, the warranty of the Inventory and the indemnification provisions. The negotiations on the Service

Agreement related to the fee for the services, the amount of time Donnkenny would be obligated to collect the Company's accounts receivable and the right of the Company's employees to utilize the personnel, equipment, supplies and services of Donnkenny. The discussions on the Consulting Agreement related to the fee for the consulting services. The negotiations on the Employment Agreements related to the salary of the employees and the non-competition provisions. The negotiation of the Mississippi Lease related to the term of the Lease and the option to purchase the property. The negotiations on the Escrow Agreement related to the duration of the escrow. The parties agreed on all open points, the terms of which are described in "Summary of Asset Purchase Agreement." There were also meetings and telephone conferences between the management and counsel as to, among other things, the terms and structure of the transaction, the necessity for the approval of the Proposed Transaction by the shareholders of the Company and due diligence matters.

       As part of the transaction, Mr. Rubin offered to employ Arthur L. Asch and Michael A. Asch, as well as
Ms. Siemers Cross, President of the Sportswear Division, to manage and operate the Sportswear Division if the Proposed Transaction were to take place. It became a mutual condition to the closing of the transaction; subsequently Donnkenny asked Messrs. Asch and Ms. Siemers Cross to agree in writing that they would enter into such agreements, which they did when the Asset Purchase Agreement was executed.
Mr. Rubin's offer was that Donnkenny would continue the employment of these individuals through the date of their employment agreements with the Company, generally at the same base salary. In the case of Michael A. Asch, that date is December 31, 1996. Although his base salary with the Company is currently $215,000 annually, Mr. Rubin offered $190,000 to keep Michael A. Asch's salary in line with comparable Donnkenny employees; in the case of Ms. Siemers Cross, that date was expected to be December 31, 1996; her base salary was $375,000 annually. At the time of Mr. Rubin's offer, Ms. Siemers Cross was employed without a written employment agreement, although the term of the agreement and salary had been agreed upon. Her agreement with the Company was signed on May 19, 1995, which also provided for a discretionary bonus although prior discussions had focused upon a formula bonus. (see "Donnkenny Employment Agreements" below).

         As Arthur L. Asch is currently employed by the Company without an agreement, the subject of which remains under discussion (see "Compensation Committee Report" above), Donnkenny offered to employ him through December 31, 1997, the date that Arthur L. Asch advised Richard Rubin was the termination date that his new employment agreement (if made) would have used. Richard Rubin also offered to maintain Arthur L. Asch's current base salary of $500,000 annually, the level to which his salary had been reduced at the end of April 1995. The salaries to be paid by Donnkenny to Arthur L. Asch and Michael A. Asch were subsequently reduced to $450,000 and $165,000 per year, respectively, to take into account that these individuals would also be compensated by the Company following the consummation of the Proposed Transaction at an annual rate of $50,000 and $25,000, respectively (see "Donnkenny Employment Agreements" below). As Donnkenny had originally been willing to pay these additional amounts as salaries, Donnkenny agreed instead to pay for certain ongoing consulting services from the Company (see "Service Agreement; Consulting Agreement" below).

         On May 5, 1995, Janney Montgomery Scott, Inc. ("Janney Montgomery") was engaged by the Company to consider whether the Proposed Transaction was fair from a financial point of view to the Company and its shareholders (see "Fairness Opinion" below).

         On May 11, 1995, the Board of Directors held a meeting to review an outline of the terms of the Proposed Transaction, including the Donnkenny Employment Agreements. All of the directors, except for Bruce Slovin, were present, in person or by conference telephone. Mr. Slovin was advised by one of the outside Board members after the meeting as to its substance. A representative of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Company, was also present. Arthur L. Asch advised the Board that the Company had been requested by Donnkenny to sign a non-binding letter of intent by May 15, 1995 because of the latter's desire to make an announcement on Tuesday morning, May 16, 1995. As the Company's Quarterly report was due for filing with the SEC on May 15, 1995, the Company and Donnkenny agreed to have the letter of intent signed in time for a public release on May 15, 1995. Arthur L. Asch advised the Board that he had agreed to sign such a letter as long as it was subject to Board of Director approval of the definitive agreement and the receipt of a favorable fairness opinion. The Board of Directors did not take any formal action with respect thereto. It was later reviewed by the Chairman of the Executive Committee, an outside director, before it was signed by Arthur L. Asch.

         On May 17, 1995, each member of the Board of Directors received drafts of the Asset Purchase Agreement, the Donnkenny Employment Agreements, the Proxy Statement and Pro Forma financial data. At the May 18, 1995 meeting of the Board of Directors all directors except one (Peter Sutro, then serving on jury duty) were present. The directors reviewed in detail the terms of the Asset Purchase Agreement and related agreements, as well as the possible future direction of the Company. A representative of Paul, Weiss, Rifkind, Wharton & Garrison and representatives of Janney Montgomery were also present. See "Fairness Opinion" below for a description of Janney Montgomery's presentation, after which the firm delivered its opinion to the Board that, as of May 18, 1995, the transaction was fair, from a financial point of view, to the shareholders of the Company. The outside directors, without Arthur L. Asch being present, also discussed the future employment of Arthur L. Asch and Michael A. Asch with Donnkenny, as well as the continued employment of both of them with the Company. The directors asked that certain points be revised or clarified in the Asset Purchase Agreement before a final vote on the transaction would be taken.

         Following the meeting, Mr. Sutro was briefed by Arthur L. Asch and one of the outside directors as to its substance. Further negotiations were held between representatives of the Company and Donnkenny as to points raised by the Board and certain other open issues. The Board met again, by telephone, on May 22, 1995 as to the final resolution of such points. Thereafter, the Board unanimously approved the Proposed Transaction and the Harmal Authorization and directed that the matter be submitted to the shareholders with the Board's recommendation that the shareholders vote FOR the Sale of Assets. (See "Conflicts of Interest" below for a description of the interests of Arthur L. Asch in the Proposed Transaction.)

         Further negotiations between management and counsel took place by telephone conference, with all members of the Board being kept informed. These negotiations included discussions relating to conditions precedent to the Closing, the parties' desire for a Closing on or before June 30, 1995, the termination fees for the Company and Donnkenny if the Proposed Transaction is not consummated and which Inventory would be subject to warranty. The Asset Purchase Agreement was signed on May 23, 1995.

         During the negotiations leading to the signing of the Asset Purchase Agreement, both the Company and Donnkenny anticipated that the Closing thereunder would occur on or about June 30, 1995. After it became apparent that the shareholder vote on the Sale of Assets could not be held prior to that date, the Company and Donnkenny executed an amendment to the Asset Purchase Agreement on June 26, 1995 to provide for a closing of the Sale of Assets in escrow (the Closing") on June 29, 1995, effective the close of business on June 30, 1995 (the "Closing Date") subject to the results of the shareholder vote. If the shareholders approve the Sale of Assets, the consummation of the Proposed Transaction will have occurred as of June 30, 1995. (See "Closing in Escrow" below.)

Recommendation of the Board of Directors; Reasons for the Sale of Assets

         The Board of Directors believes that the Sale of Assets is fair to, and in the best interests of, the Company and its shareholders. The Board of Directors has unanimously approved the Sale of Assets. However, the decision to sell all or any part of the Harmal Division and the price and other terms and conditions of such sale is subject to future approval of the Board of Directors.

         The Board of Directors recommends to the Company's shareholders that they vote FOR the Sale of Assets.
(See "Background of the Sale of Assets" for a description of attendance of directors and actions taken at the May 11, 1995, May 18, 1995 and May 22, 1995 meetings of the Board of Directors. See also "Conflicts of Interest" below for a description of the interests of Arthur L. Asch in the Proposed Transaction.)

         In reaching its conclusions as to the Sale of Assets, the principal factor considered by the Board of Directors was the Board's belief that the Company's financial condition was declining in light of its tight credit position and that the Proposed Transaction was the best alternative available at the current time.

         Prior to the most recent discussions leading up to the Proposed Transaction, management had reported to the Board that the Company's cash flow from operations was expected to be negative in the first six months of 1995 and that the Company would be required to make certain amendments to its bank agreement. In connection with the bank agreement amendment, the bank changed its excess credit availability to a discretionary line of credit, rather than a mandatory line of credit, based upon a formula. As a result, management advised the Board that borrowing under the BankAmerica Agreement (defined in "Credit and Security

Agreements of the Company; Use of Proceeds below) would not provide the Company with all of the funds necessary for its working capital and capital expenditures to operate its business at its planned level of sales for the remainder of 1995 or for 1996. The management first reported this situation to several outside directors in March 1995 and to the whole Board on March 28, 1995. The directors discussed at that meeting, and at a second meeting the next day, various options to deal with the situation, including modifying the Company's business plans to curtail projected levels of sales and inventories and reduce expenses, including the salaries of the management and key employees, and revising the Company's existing borrowing arrangements
(subject to the approval of its lenders) or selling certain capital assets. The Board at that time also discussed selling one or more divisions of the Company or raising additional capital.

         The Board was advised at its May 11, 1995 meeting that the Company expected to report a net loss of $1,048,000 for its quarter ended March 31, 1995 (which was publicly announced on May 15, 1995), and that a similar loss in the second quarter of 1995 should be anticipated.

         The Board took into account that the credit situation appeared to be a recurring problem. It noted that the credit problem arose again this year because of the decline in earnings commencing in the fourth quarter in 1994, even though the Company had entered into a new credit agreement and renegotiated its loans with its prior lenders in August, 1994 (see "Credit and Security Agreements of the Company; Use of Proceeds" below). Moreover, the Board noted that, as an increasing proportion of the Company's inventory has been purchased from outside the United States, the Company has experienced even greater financing needs to cover letters of credit. The Board concluded that the continuing restrictions on credit, including letters of credit, would require the Company to reduce its future purchases of inventory, especially for the second half of 1995 and for the full year of 1996. Thus, the Board concluded that, in the absence of other alternatives, the Company would have to shrink its business. The Board took into account that, because of the Company's declining financial condition, partly as a result of the overall decline in the women's apparel business, it was not sufficiently likely that its bank lenders would provide the necessary additional financing to meet its needs for the rest of 1995 and 1996. The Board therefore concluded that the Sale of Assets was an appropriate alternative.

         The Board of Directors also took into account the following additional factors in reaching its conclusion as to the Sale of Assets:

         1. The terms of the Asset Purchase Agreement, including (a) the right of the Company to terminate the agreement if a more favorable transaction should become available to the Company, upon payment to Donnkenny of a termination fee believed by the Board to be reasonable under the circumstances (see "Termination; Termination Fee" below), (b) that Donnkenny agreed to assume the obligations made under the Company's outstanding letters of credit for inventory to be delivered after the Closing (in an estimated amount of $9,000,000), (c) the purchase price, including the payment of $2,000,000 in excess of the book value of the assets being sold, primarily for the goodwill of the Sportswear Division, (d) that Donnkenny has no closing condition with respect to any material adverse change in the business, assets, liabilities, condition or operation of the

Company between signing and closing, unless such change had been within the reasonable control of the Chief Executive Officer or Chief Financial Officer of the Company or President of the Sportswear Division, and (e) that if Donnkenny terminates the Asset Purchase Agreement because it is unable to obtain financing, Donnkenny would have to pay the Company a termination fee believed by the Board to be reasonable under the circumstances (see "Termination; Termination Fee").

         2.  The financial risks of the Proposed
Transaction not taking place because of the required shrinkage described above, including the necessity for a significant reduction in employees and the need to work out lease arrangements and other fixed costs, and the risk that there would be a severe limit on credit availability under the Company's bank agreements even for a reduced operation.

         3. An analysis of the financial effects on the Company of the Proposed Transaction being completed. In this regard, the Board took into account the Pro Forma Consolidated Statements, included elsewhere in this Proxy Statement, which showed that for the fiscal year ended December 31, 1994 the pro forma effect of the Proposed Transaction was to modestly decrease the net income, but for the quarter ended March 31, 1995, the pro forma effect was to significantly reduce the net loss of the Company. Moreover, the Board took into account that the pro forma financials did not take into account interest income that could have been earned had the Company held the cash assets generated from the Proposed Transaction. The Board also noted that, while the shareholder's equity would have been reduced on a pro forma basis, the tangible net book value per share would have been modestly increased, and there would have been substantially less bank indebtedness remaining, as of March 31, 1995 (see "Selected Historical and Unaudited Pro Forma Financial Data of the Company" below).

         The Board also considered that, after payment of the expenses of the Proposed Transaction, collection of the retained accounts receivable, payment of accounts payable and other retained liabilities, there could be available liquid assets for future use by the Company, possibly before the end of 1995. In addition, the Harmal Division or other retained capital assets might be sold (see "Post Proposed Transaction Operations of the Company" below).

         4. The opinion of Janney Montgomery that the Proposed Transaction is fair from a financial point of view to the Company and its shareholders (see "Fairness Opinion" below).
         5. The recent market prices for the Common Stock and the potential liquid assets per share that could be achieved from the consideration to be received in the Proposed Transaction in relation thereto.

         6. The reputation of Donnkenny as a financially sound sportswear manufacturer and its offer of employment to employees of the Sportswear Division as of the Closing Date, as well as to the management of the Company.

         7. The ongoing operating losses of the Harmal Division, the prior efforts to sell the Harmal Division, the possible range of selling prices for the Harmal Division and the substantial legal, accounting and other costs that would be incurred if a separate shareholder vote (which would require a full proxy statement) were required solely in connection with such a sale at a future date.

         The Board of Directors also considered the management's prior efforts relating to a possible sale of all or parts of the Company, a possible reverse merger, and possible capital infusions, as well as the discussions with lenders regarding additional lines of credit, both over the past few years and recently.

         The outside directors, without Arthur L. Asch being present, discussed the future employment of Arthur L. Asch and Michael A. Asch with Donnkenny, as well as the continued employment of both of them with the Company. They reviewed the circumstances relating to Donnkenny's offer of employment to Arthur L. Asch and Michael A. Asch, as well as to Ms. Siemers Cross and took into account the terms of the Donnkenny Employment Agreements in their review of the Proposed Transaction. In this regard, representatives of Janney Montgomery, at the outside directors' request, discussed with Mr. Rubin his offer of employment to the management of the Company. Mr. Rubin advised the representatives that his policy was to hire management of a company being acquired as a means to assure the buyer of the goodwill being acquired and that the hiring of Messrs. Asch was essential to the Proposed Transaction from Donnkenny's point of view. He added that acquisitions that include management were the norm in the apparel business.

         Based on the foregoing, the Board of Directors believed that Sale of Assets through the sale of the Sportswear Division at this time pursuant to the Proposed
Transaction and the possible future sale of the Company's
Harmal Division would be fair to and in the best interests of the Company and its shareholders.

         In view of the wide variety of factors considered in connection with its evaluation of the Sale of Assets, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

Conflicts of Interest

         In considering the recommendation of the Sale of Assets by the Board of Directors, shareholders should be aware that Arthur L. Asch, Chairman of the Board and Chief Executive Officer of the Company, and his son, Michael A. Asch, Vice President and Chief Financial Officer of the Company, have an interest in the Proposed Transaction that is in addition to the interests of shareholders of the Company generally. As noted under "Recommendation of the Board of Directors" and "Reasons for the Sale of Assets" above, the Board of Directors was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement and the transactions contemplated thereby.

         Specifically, following consummation of the
Proposed Transaction, as provided in the Asset Purchase
Agreement, each of Arthur L. Asch and Michael A. Asch will also become Donnkenny employees following the Closing pursuant to their respective Employment Agreements with Donnkenny (see "Donnkenny Employment Agreements" below).

Credit and Security Agreements of the Company; Use of
Proceeds

         The Company entered into a Loan and Security
Agreement with BankAmerica Business Credit, Inc., dated as of August 9, 1994 and amended as of December 30, 1994 (the "BankAmerica Agreement"), for a line of credit through August 8, 1997 for both revolving loans and letters of credit up to a maximum of $31,000,000. Borrowings under the BankAmerica Agreement are secured by accounts receivable, inventory, trademarks and other Company assets, including the Sold Assets. The Company also executed on August 9, 1994 an Eighth Amendment to its Credit and Security Agreement, dated April 16, 1993, with Chemical Bank and Republic National Bank of New York (the "Chemical/Republic Agreement"), to continue a secured loan in the amount of $5,000,000, which became payable in installments through December 31, 1995. As of March 31, 1995, $2,750,000 remained outstanding under the Chemical/Republic Agreement of which $250,000 is due on June 30, 1995. The Chemical/Republic Agreement is secured by substantially the same assets as the BankAmerica Agreement.

         A condition to Closing of the Asset Purchase
Agreement is that the Sold Assets be free of any liens. The Company has reached an agreement with Republic National Bank of New York and Chemical Bank pursuant to which the Company will use the proceeds of the Proposed Transaction to repay all amounts outstanding under the Chemical/Republic Agreement and the banks will release their liens. The Company has also reached an agreement in principle with BankAmerica pursuant to which a portion of the proceeds of the Proposed Transaction will be used to pay down the BankAmerica facility and BankAmerica will release its liens on the Sold Assets. The BankAmerica Agreement will be amended to provide for a one year term with a reduced commitment of $20,000,000, which decreases to $5,000,000 over the first four months of the term, subject to a borrowing base of 35% of eligible accounts receivable. The amended facility will be secured by liens on the Company's retained assets, including accounts receivable and the assets of the Harmal Division. The management of the Company believes that this modified facility will be sufficient for its Harmal Division and its other operating and corporate needs.

         The Company expects to use the proceeds, expected to be approximately $14,000,000, from the Proposed
Transaction (i) to repay approximately $12,000,000 of bank indebtedness, (ii) to fund the Escrow with $1,000,000 as required by the Asset Purchase Agreement and (iii) to pay expenses of the Proposed Transaction of approximately
$1,000,000 for the Donnkenny servicing fee, bank fees, fees payable to Janney Montgomery, and legal, accounting, printing, proxy soliciting and related costs. The Company will continue to borrow from time to time for its working capital needs.

Post Proposed Transaction Operations of the Company

     Following the consummation of the Proposed Transaction, the Company will investigate opportunities to sell the Harmal Division. While there are no prospective purchasers of the Harmal Division currently in serious discussions with the Company, there have been some recent inquiries that the Company expects to pursue. As the Harmal Division is experiencing ongoing operating losses, unless business improves substantially, the Company expects that any such sale will be valued at a price significantly below the net book value of the assets constituting the Harmal Division, which was approximately $3,900,000 as of March 31, 1995 (see "Background of the Sale Assets" above). This $3,900,000 net book value of the Harmal Division consisted of accounts receivable of approximately $1,500,000, inventory of approximately $2,500,000, and other assets of approximately $300,000, less total liabilities of approximately $400,000. Until such time as the Harmal Division is sold, however, the Company will continue to operate it with a view toward continuing its current line of business and attempting to increase its sales to its previous higher levels.

     The Company expects to have some liquid assets, after taking into account its retained assets and known liabilities, including certain assets and liabilities of the Sportswear Division that are not being sold in the Proposed Transaction, following the consummation of the Proposed Transaction. Although the amount cannot be quantified, the Company believes that it could have approximately $5,000,000 in cash and cash equivalents by the end of 1995, not taking into account (i) reductions for the ongoing operating losses of the Harmal Division, as well as for possible unknown liabilities, or known liabilities that are greater than their current estimates, or (ii) increases for the possible sale of the Harmal Division and certain other non-operating properties of the Company. There can be no assurance, however, that such liquid assets will be realized.

     The Company has not yet decided its future direction, which would depend, in part, upon the extent of liquid assets that are realized following the Proposed Transaction. Relevant factors include the amounts to be realized upon the sale, if any, of the Harmal Division, the ongoing operating losses of the Harmal Division and the realization of the sales, if any, of the Company's real estate and other fixed assets. The Company may not liquidate for at least one year following the Proposed Transaction pursuant to the terms of the Asset Purchase Agreement. To the extent required by law, any plan of liquidation will be submitted to the shareholders for their approval. The Company has no current intention to liquidate. The Company may continue to operate the Harmal Division or possibly expand into another business. The undertaking of any new line of business following the consummation of the Proposed Transaction, however, would be restricted by the noncompetition provisions contained in the Asset Purchase Agreement (see "Noncompetition and Nondisclosure Provisions" below). Also, such expansion may require the hiring of additional management personnel.

     Arthur L. Asch and Michael A. Asch will become employees of Donnkenny following the consummation of the Proposed Transaction. However, they will both continue in their current positions with the Company at substantially reduced salaries to reflect that they will only be providing limited time to the activities of the Company (see "Donnkenny Employment Agreements" below). They believe, however, that they will be able to devote sufficient time to meet the Company's needs in the foreseeable future. The Harmal Division will continue to be operated by its current management and employees.

     Pursuant to the Service Agreement between the Company and Donnkenny (see "Service Agreement; Consulting Agreement" below), the collection and processing, on behalf of the Company, of all accounts receivable and all accounts payable and accrued expenses of the Company in connection with the business of the Sportswear Division created prior to the Closing will be conducted by Donnkenny, and Messrs. Asch will be entitled to reasonable utilization of Donnkenny personnel, equipment, supplies and services for the Company's business and affairs, for a fee of $250,000. These services will be performed by the Donnkenny employees who were formerly employed by the Sportswear Division.

     Pursuant to the Consulting Agreement between the Company and Donnkenny (see "Service Agreement; Consulting Agreement" below), the Company will provide consulting services to Donnkenny from the Closing until December 31, 1997 for a fee of $75,000 per annum, subject to a $25,000 reduction in 1997 if Michael Asch is not employed by Donnkenny in 1997.

     Following the sale of the Sportswear Division, the Company will have available financing, although subject to a reduced borrowing base level (that is, approximately 35% of the Company's eligible accounts receivable as such term is defined in the BankAmerica Agreement), under the BankAmerica Agreement. The Company believes such level of financing will be sufficient for its Harmal Division and its other operating and corporate needs.

Summary of the Asset Purchase Agreement

Introduction

     The following is a summary of the terms of the Asset Purchase Agreement, a copy of which is attached as Annex B to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Asset Purchase Agreement. Shareholders are urged to read carefully the Asset Purchase Agreement in its entirety.

Assets To Be Sold

     The Asset Purchase Agreement provides for the sale of all of the assets relating to the Sportswear Division of the Company, except certain specific Excluded Assets. The Sold Assets generally include the Company's right, title and interest in and to the following assets relating to the Sportswear Division:
(i) inventory, supplies and raw materials; (ii) furniture, fixtures and equipment; (iii) leases, licenses and permits; (iv) contracts and agreements;
(v) security deposits and prepaid items; (vii) goodwill; and (ix) trademarks and trade names (including the assignment by the Company to Donnkenny of the right to use the "Oak Hill" name except that the Company will retain the right to use "Oak Hill Sportswear Corporation" as its corporate name).

     The Excluded Assets generally include: (i) cash and accounts receivable,
(ii) certain real estate and other fixed assets located in Mississippi;

(iii) corporate records; and (iv) all assets unrelated to the Sportswear Division, including the Harmal Division, which will be retained by the Company following the consummation of the Asset Purchase Agreement. The Company will lease its warehouses in Mississippi to Donnkenny for five years, subject to Donnkenny's right to terminate at any time after one year, for $250,000 per year, together with an option to purchase such facilities for $1,200,000, subject to reduction for 50% of the rental payments previously paid as of the date of exercise of such option to purchase and increase for capital expenditures made by the Company, all as provided for in the lease between the Company and Donnkenny (the "Mississippi Lease").

Consideration

     In consideration for the Assets and the Company's covenant not to compete (see "Noncompetition and Nondisclosure Provisions" below), Donnkenny has agreed
(i) to pay in cash by wire transfer of immediately available funds, at the Closing, $14,000,000 and (ii) assume the Assumed Liabilities. $1,000,000 dollars of the Purchase Price will be held in escrow for one year to cover (i) the adjustment to the Purchase Price (see next paragraph); (ii) the Company's Warranty of Inventory; and (iii) the Company's indemnification obligations (see "Warranty of Inventory; Indemnification" below). The Purchase Price is subject to adjustments to the extent that the Final Valuation Amount (that is, the net book value of the inventory, fixed assets, security deposits and prepaid expenses on the day immediately preceding the Closing Date) is different from $12,000,000.

     The Assumed Liabilities generally consists of the following: (i) post-closing obligations of the Company under executory contracts, leases and letters of credit and (ii) other liabilities arising from or in connection with the Sportswear Division after the Closing Date. Donnkenny will not assume any liabilities of the Company other than the Assumed Liabilities. Thus, the Company will remain liable for the obligations or liabilities of the Sportswear Division arising prior to the Closing Date.

Certain General Covenants

     The Company has agreed, among other things, to conduct its business until the Closing Date in the ordinary and usual manner, to refrain from authorizing or incurring any additional long-term debt, to refrain from entering into or terminating material contracts in connection with the Sportswear Division and to maintain in force certain insurance policies.

     In addition, the Company has agreed to permit Donnkenny to make investigations of the Sold Assets and books and records of the Company. The Company and Donnkenny have agreed to use its reasonable best efforts to obtain certain Required Consents, which include the consents of the Company's bank lenders to the release of their liens on the Sold Assets (see "Credit and Security Agreements of the Company; Use of Proceeds" above), the landlord under the Company's New York lease for the space located at 1411 Broadway, New York, New York 10018 and the approval of at least two-thirds of the Common Stock of the Company to the Proposed Transaction, as well as to obtain other consents set forth on a Schedule to the Asset Purchase Agreement, which consents are not required for Closing.

Noncompetition and Nondisclosure Provisions

     The Company has agreed that for the period of three years (the "Noncompetition Period"), it will not (i) participate in any business that would compete with the business of the Sportswear Division as currently conducted by the Company or as conducted by Donnkenny following the Closing, including, in any event, any business involving manufacturing or distributing women's knitwear and sportswear products similar to those manufactured by the Sportswear Division or Donnkenny; (ii) solicit or interfere, or otherwise deal, in a competitive manner with any customers doing business with Donnkenny as successor to the business of the Sportswear Division; (iii) employ, solicit or interfere with any officer, director, employee or agent of Donnkenny (other than Arthur L. Asch and Michael A. Asch); or (iv) materially interfere with the operation of Donnkenny's business. However, the Company may acquire the outstanding stock of public companies engaged in such competitive businesses as long as the Company does not acquire 10% or more of such stock and does not control such companies.

Donnkenny Employment Agreements

     Upon the consummation of the Proposed Transaction, Arthur L. Asch and Michael A. Asch will enter into separate employment agreements with Donnkenny

(the "Donnkenny Employment Agreements"), a copy of each of which is attached to this Proxy Statement as Annex C and Annex D, respectively. The initial terms of the Donnkenny Employment Agreements with Arthur L. Asch and Michael A. Asch begin on the Closing Date and end on December 31, 1997 and December 31, 1996, respectively. Upon the conclusion of such initial terms, subject to the employee's agreement, Donnkenny has the option to renew each of the Donnkenny Employment Agreements for a one-year period.

     Pursuant to the Donnkenny Employment Agreements, Arthur L. Asch and Michael
A. Asch will serve as Chairman and Vice President, respectively, of the Oak Hill Sportswear Division (the "Oak Hill Division") of Donnkenny. Lynn Siemers Cross, the current President of the Sportswear Division, will continue in such capacity as an employee of Donnkenny.

     For services rendered to Donnkenny, Arthur L. Asch and Michael A. Asch will be compensated at an annual rate of $450,000 and $165,000, respectively. Arthur
L. Asch and Michael A. Asch may also receive discretionary bonuses from Donnkenny.

     Following the consummation of the Asset Purchase Agreement both Arthur L. Asch and Michael A. Asch will also continue in their current positions with the Company at substantially reduced salaries to reflect that they will only be providing limited time to the activities of the Company. They believe, however, that they will be able to devote sufficient time to meet the Company's needs in the foreseeable future.

     Upon the consummation of the Asset Purchase Agreement, Donnkenny will assume all of the Company's rights and obligations under the employment agreement, dated May 1, 1991, as amended on May 19, 1995, between the Company and Ms. Siemers Cross (the "LSC Employment Agreement"). The LSC Employment Agreement terminates on December 31, 1996. Ms. Siemers Cross, as President of the Oak Hill Division, will receive an annual base salary of $375,000 (see "Background of the Sale of Assets" above) and may also receive discretionary bonuses from Donnkenny.

     The Donnkenny Employment Agreements and the LSC Employment Agreement contain customary provisions regarding termination due to disability, death and for cause. The Donnkenny Employment Agreements contain a covenant not to compete during the term of such agreements and covenants not to solicit Donnkenny's customers or employees during the term of such agreements and for two year periods following the expiration of such agreements. As executives of

Donnkenny, Messrs. Asch and Ms. Siemers Cross may each become entitled to benefits made available to such executives, including group life insurance, group disability insurance, medical and hospitalization plans, pension and profit sharing plans and stock options.

Service Agreement; Consulting Agreement

     At the Closing of the Asset Purchase Agreement, the Company and Donnkenny will enter into a service agreement, pursuant to which Donnkenny will collect and process, on behalf of the Company, all accounts receivable of the Company in connection with the business of the Sportswear Division, prior to the Closing Date, and will process the payment, for the Company's account, of all accounts payable of the Sportswear Division, as well as entitle Messrs. Asch to reasonable utilization of Donnkenny personnel, equipment, supplies and services for the Company's business and affairs, for a fee of $250,000. These services will be performed by Donnkenny employees who are the former employees of the Sportswear Division.

     At the Closing of the Asset Purchase Agreement, the Company and Donnkenny will enter into a consulting agreement, pursuant to which the Company will provide consulting services to Donnkenny for the purpose of enhancing the value of the business of the Sportswear Division, for a fee of $75,000 per annum from the Closing Date until December 31, 1997, subject to a $25,000 reduction in 1997 if Michael A. Asch is not employed by Donnkenny in 1997.

Representations and Warranties

     The Asset Purchase Agreement contains various customary representations and warranties made by the Company. These include, among other things, representations and warranties relating to (i) the execution and enforceability of the Asset Purchase Agreement; (ii) the financial statements and other financial and related information; (iii) the absence of certain undisclosed liabilities; (iv) the absence of undisclosed material changes relating to the Company since December 31, 1994; (v) matters regarding real estate, employees and the Employee Retirement Income Security Act of 1974, intellectual property, taxes, environmental laws, material contracts, litigations, insurance, the condition of the Company's premises and equipment, prohibited payments, and the Company's suppliers, customers, orders and commitments; (vi) the Company's title to the Sold Assets and absence of Liens other than Permitted Liens on the Assets; (vii) compliance with law; (viii) the use of brokers in connection with the Proposed Transaction; and (ix) transactions with Affiliates.

     Donnkenny makes representations and warranties relating to, among other things: (i) the execution and enforceability of the Asset Purchase Agreement;

(ii) the use of brokers in connection with the Proposed Transaction; (iii) financial statements and other financial and related information; and (iv) Donnkenny's financial ability to consummate the Proposed Transaction.

Conditions to Closing

     The obligations of the Company and Donnkenny to consummate the Proposed Transaction are subject to certain conditions, which conditions can be waived by the appropriate party, including among other things, (i) the respective representations and warranties of the Company and Donnkenny made in the Asset Purchase Agreement being true and correct in all material respects as of the Closing of the Asset Purchase Agreement, except for changes between the signing and Closing not within the reasonable control of the Chief Executive Officer or Chief Financial Officer of the Company or the President of the Sportswear Division; (ii) obtaining the approval of the holders of at least two-thirds
(66 2/3%) of the Company's Common Stock; and (iii) obtaining the Required Consents. As a condition to Donnkenny's obligation to close the Asset Purchase Agreement, all Liens must be removed prior to Closing.

     In addition, the Company and Donnkenny shall have executed the following ancillary agreements: (i) Service Agreement; (ii) Donnkenny Employment Agreements; (iii) the assumption of the LSC Employment Agreement; (iv) the Escrow Agreement; (v) the Consulting Agreement; and (vi) the Mississippi Lease. At Donnkenny's request, Arthur L. Asch and Michael A. Asch have agreed in writing to execute and deliver the Donnkenny Employment Agreements, and Ms. Siemers Cross to accept the assumption of her agreement, at the Closing.

Closing in Escrow

     The Company and Donnkenny have executed an amendment to the Asset Purchase Agreement to provide for the closing of the Sale of Assets in escrow on June 29, 1995, effective the close of business June 30, 1995, with Chemical Bank acting as escrow agent (the "Closing Escrow Agent"). There will be deposited with the Closing Escrow Agent, to be held in escrow pending the shareholder vote on the Sale of Assets, (i) cash in the amount of the estimated cash portion of the Purchase Price (the "Cash Purchase Price"), and (ii) all documents, instruments and consents (except the Shareholder Approval) the receipt or execution of which are conditions precedent to Closing, all of which shall be executed and dated as of the Closing Date. The Company will continue to operate the business of the Sportswear Division, but will keep a separate account ledger of the business between the Closing Date and the Final Closing Date (the "Interim Period").

     If the shareholders approve the Sale of Assets and the Closing under the Asset Purchase Agreement occurs, the Closing Escrow Agent will (i) release the Cash Purchase Price less the $1,000,000 being placed in the post-closing escrow (the "Escrow Amount"), to the Company, (ii) release the Escrow Amount to the post-closing escrow agent to be held pursuant to the Escrow Agreement and (iii) release the documents, instruments and consents contemplated under the Asset Purchase Agreement. The transfer of Sold Assets from the Company to Donnkenny and the assumption of the Assumed Liabilities by Donnkenny will have occurred as of June 30, 1995 and the Company will have been operating the Sportswear Division for the account of Donnkenny during the Interim Period. To accomplish that, Donnkenny will reimburse the Company for expenses paid or assume all liabilities accrued in operating the Sportswear Division during the Interim Period, and the Company will transfer to Donnkenny all inventory purchased and accounts receivable arising during the Interim Period and the cash from collection of any such accounts receivable.

     If the shareholders do not approve the Sale of Assets, the Closing
Escrow Agent will return the Cash Purchase Price to Donnkenny and return all documents, instruments and consents in escrow to the executing parties. The Company will have continued to operate the Sportswear Division, no transfer of assets will have occurred and, thus, the escrow closing will have had no effect on the Company's operations.

Warranty of Inventory; Indemnification; Escrow Agreement

     The Company and Donnkenny have agreed that Donnkenny shall receive a 30% gross margin, in the aggregate, on all sales of finished goods Inventory relating to the summer of 1995 and earlier seasons. To the extent that Donnkenny receives less or more than 30%, the Company or Donnkenny, as the case may be, shall pay the other party the difference.

     The Asset Purchase Agreement provides that each of the Company and Donnkenny will indemnify and hold harmless the other party from and against Losses resulting from any misrepresentation, breach of warranty or breach of covenant or agreement contained in the Asset Purchase Agreement by the other party. The representations and warranties of the parties under the Asset Purchase Agreement will survive for one year after the Closing Date and thereafter will terminate. At the Closing, $1,000,000 cash of the Purchase Price will be placed in escrow for one year to provide security for the Company's indemnification obligations and an inventory warranty to Donnkenny. The escrow is not the exclusive source for such indemnification or warranty. In addition, the Company will indemnify Donnkenny from any Loss arising from the Excluded Liabilities and Donnkenny will indemnify the Company from any Loss arising from the Assumed Liabilities.

Termination; Termination Fee

     The Asset Purchase Agreement may be terminated and the Proposed Transaction may be abandoned (i) by mutual consent of the Company and Donnkenny; (ii) by the Company or Donnkenny by notice to the other parties if the Closing Date shall not have occurred on or before July 31, 1995; (iii) by Seller, if the Board of Directors of Seller withdraws its recommendation of the transactions contemplated by the Asset Purchase Agreement in order to approve the execution by Seller of a definitive agreement relating to another Acquisition Proposal and the Board of Directors after consultation with independent legal counsel determines that the failure to take such action would be inconsistent with its fiduciary duties under applicable law; or (iv) by Donnkenny, in the event it does not obtain satisfactory bank financing. The term "Acquisition Proposal" generally means any proposal or offer to acquire, either by merger, acquisition of stock or assets, or other business combination, a significant portion of the assets of the Company or the Company's Sportswear Division. If the Asset Purchase Agreement is terminated (a) by the Company pursuant to (ii) or
(iii) above, and the Company closes the transaction contemplated by the Acquisition Proposal within one year, the Company is required to pay Donnkenny a termination fee of $1,000,000 plus its legal expenses in connection with the Proposed Transaction or (b) by Buyer pursuant to (iv) above, Donnkenny is required to pay the Company, a termination fee of $1,000,000 plus its legal expenses in connection with the Proposed Transaction.

Accounting Treatment of the Proposed Transaction

     The Proposed Transaction is to be reflected in the Company's financial statements as a disposal of a segment of business within the meaning of Accounting Principles Board Opinion No. 30.

Federal Income Tax Consequences of the Proposed Transaction

     The Proposed Transaction will be a taxable transaction to the Company resulting in a net gain for tax purposes measured by the difference between the amount realized on the sale of the assets and the Company's tax basis in the assets. Such gain should be offset by the Company's current operating losses and prior year operating loss carryforwards resulting in little or no tax on the sale. Shareholders of the Company will experience no direct federal income tax consequences as a result of the Proposed Transaction.

     Holders of shares of Common Stock who receive cash upon the exercise of their appraisal rights, if applicable (see "Appraisal Rights" below), generally will recognize gain or loss measured by the difference between the amount of cash received and their aggregate tax basis in such shares. Such gain or loss generally will be capital gain or loss, provided such shares are held as capital assets as of the Closing Date of the Asset Purchase Agreement, and will be long-term capital gain or loss if such shares have been held as of the Closing Date of the Asset Purchase Agreement for more than one year. However, shareholders who exercise appraisal rights and who are considered for federal income tax purposes constructively to own shares actually owned by other persons may, under certain circumstances, recognize dividend income (taxable as ordinary income) equal to the full amount of the cash they receive.

     The foregoing constitutes only a general description of the federal income tax consequences to shareholders as a result of exercising their appraisal rights. Any shareholder who intends to exercise appraisal rights is urged to consult his own tax advisor as to the federal income tax consequences of exercising such rights and also as to any state, local, or other tax consequences.

Fairness Opinion

     On May 18, 1995 Janney Montgomery Scott Inc. advised the Board of Directors that, as of such date, the sale of assets pursuant to the Asset Purchase Agreement was fair, from a financial point of view, to the shareholders of the Company. A copy of the Janney Montgomery opinion, dated May 23, 1995, is attached hereto as Annex E. The Company's shareholders are urged to read the Janney Montgomery opinion carefully and in its entirety for assumptions made, matters considered, procedures followed and limits of the review undertaken by Janney Montgomery. The summary of the Janney Montgomery opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. The Janney Montgomery opinion was prepared for the Company's Board, is directed only to the fairness from a financial point of view to the

Company's shareholders as of May 23, 1995 of the Proposed Transaction and does not constitute a recommendation to any shareholder as to how to vote at the Meeting. Additionally, Janney Montgomery's opinion does not express an opinion as to the price or trading range at which the Company's Common Stock will trade subsequent to the date of its opinion.

                  In connection with its opinion, Janney Montgomery (i) reviewed the Asset Purchase Agreement and the Donnkenny Employment Agreements; (ii) reviewed and analyzed certain publicly available information concerning the Company, including its borrowing arrangements; (iii) reviewed and analyzed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to it by the Company; (iv) reviewed and analyzed certain financial forecasts of the Company prepared by management; (v) discussed the past and current operations and financial condition and the prospects of the Company with management; (vi) discussed with management of the Company the operating benefits anticipated from the Proposed Transaction; (vii) reviewed the price and trading history of the Company's Common Stock; (viii) compared the financial position and operating results of the Company with those of publicly traded companies it deemed relevant; (ix) compared certain financial terms of the Proposed Transaction to certain financial terms of selected other business combinations and asset sales it deemed relevant; (x) analyzed the pro forma financial statements of the Company giving effect to the Proposed Transaction; (xi) interviewed management, certain directors, Company counsel, certified public accountants and the Chairman of Donnkenny; and (xii) conducted such other financial studies, analyses and investigations and reviewed such other factors, as it deemed relevant.

                  Janney Montgomery assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of its opinion. With respect to financial projections, Janney Montgomery assumed that they had been reasonably prepared on bases reflecting the best currently available information and judgments of the future financial performance of the Company. Janney Montgomery did not make any independent valuation or appraisal of the assets, liabilities or internal financial controls of the Company. Janney Montgomery assumed the following: (i) the transaction is not part of a going private transaction, and (ii) the sale of assets pursuant to the Proposed Transaction will not be viewed as a fraudulent conveyance. Janney Montgomery's opinion is necessarily based on financial, economic, market and other conditions as they existed on, and information made available to it, as of the date of the opinion.

                  The following is a brief summary of certain of the financial analyses utilized by Janney Montgomery in connection with providing its opinion to the Company's Board of Directors on May 18, 1995.

                  Corporate Stock Price Performance: As part of its analysis, Janney Montgomery reviewed the history of the trading prices of the Company's Common Stock since January 1, 1989. The review indicated that the Company's Common Stock traded between $10 1/8 and $1 1/2 during this period. The Common Stock price performance was compared to the performance of its peer group of apparel companies (see "Selected Company Analysis" below).

                  Pro Forma Analysis: Janney Montgomery analyzed certain pro forma effects of the sale of assets pursuant to the Proposed Transaction on the earnings per share, consolidated capitalization and financial ratios. All of those analyses were based on forecasts provided by the Company's management. Janney Montgomery assumed that the forecasts were prepared in good faith and reflected all known conditions which would affect their outcome. The pro forma financial statements reflected the following items:

                  The sale of the Sportswear Division's inventory to Donnkenny;

                  The establishment of a $1,000,000 escrow account;

                  The elimination of the Company's historical goodwill related to the Sportswear Division;

                  The receipt of $2,000,000 as goodwill;

                  The sale of certain fixed assets at the Company's corporate offices;

                  The expenditure of professional and other fees relating to the transaction;

                  The writedowns and write-offs related to deferred finance charges, prepaid expenses and deposits;

                  The elimination of a majority of the Company's indebtedness to its bank lenders.

                  The analysis indicated that in 1994 pro forma earnings per share would have been $.01 as compared to $.11, while the 1995 first quarter comparison would have been $(.08) pro forma versus $(.51) actual.

                  The pro forma balance sheet reflected total debt of $2,480,000 and shareholders' equity of $10,771,000 at March 31, 1995 compared with the actual total debt of $10,844,000 and shareholder's equity of $11,837,000 at March 31, 1995.

                  Selected Companies Analysis: Janney Montgomery compared certain financial information of the Company with a group of publicly traded companies in the apparel manufacturing industry (the "Oak Hill Comparable Companies"). Due to their size and profitability, many of the companies are not directly comparable to the Company. The Oak Hill Comparable Companies were chosen by Janney Montgomery as companies that possess general business characteristics representative of companies in the apparel manufacturing business, although Janney Montgomery recognizes that each of the Oak Hill Comparable Companies is distinguishable from the Company in certain respects. The Oak Hill Comparable Companies consist of Farah Incorporated, Garan, Incorporated, Hartmarx Corporation, Kellwood Co., Oshkosh B'Gosh, Inc., Oxford Industries, Inc., Phillips-Van Heusen Corporation and Tultex Corp. In connection with its selected companies analysis, Janney Montgomery examined many aspects of the financial information of each company, including its financial position, cash flow information, operating statement dates, data contained in footnotes to financial statements, comparative size and comparative profitability of the described companies and earnings estimates made by research analysts and financial services. From this analysis, Janney Montgomery concluded that the Company's market valuation was substantially lower than those of its peers, particularly in relation to book value and market capitalization to sales. In addition, the Company's financial performance was generally not as strong as that of its peer group in terms of sales growth, earnings, operating income and cash flow.

                   Janney Montgomery also reviewed the number of apparel industry initial public offerings completed since January 1, 1992 to determine the level of investor interest in the industry. Janney Montgomery concluded that there were no apparel company initial public offerings with characteristics similar to the Company. Therefore, in its determination of the fairness of the Proposed Transaction from a financial point of view, Janney Montgomery deemed this analysis to be less useful than other analyses.


                  Comparable Transaction Analysis: Janney Montgomery viewed the Proposed Transaction as a sale of substantially all of the Company's assets and examined certain completed merger, acquisition and asset sale transactions of apparel manufacturing companies.

                  However, it concluded that the most recent acquisition transactions in the apparel industry were not comparable to this transaction because the acquired companies were profitable with strong financial histories and prospects. The acquisitions reviewed were Salem Sportswear Corporation and Nutmeg Industries, Inc.

                  Janney Montgomery also reviewed other recent acquisitions, mergers and asset sales for transactions in the $10,000,000-to-$15,000,000 range, but determined that these transactions were also not generally comparable to the asset sale.

                  In any event, Janney Montgomery noted that the $2,000,000 goodwill component of the Asset Purchase Agreement could be viewed as a 14% acquisition premium, which was substantially below current average acquisition premiums. However, Janney Montgomery also noted that acquisition premiums are primarily determined by the financial position, earnings history and prospects of the acquired entity. In their view, the premium could be adequate in light of the Company's past performance and future prospects.

                  Discounted Cash Flow Analysis: Janney Montgomery noted that the Company did not have financial data available for it to prepare a discounted cash flow analysis, which due to the nature of the transaction they concluded was not required to formulate their opinion.

                  The summary set forth above does not purport to be a complete description of the analyses performed by Janney Montgomery in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Janney Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all the analyses or the above summary, could create an incomplete view of the process underlying the analyses performed by Janney Montgomery in connection with the preparation of its opinion letter. In addition, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

                  Janney Montgomery is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and securities in connection with mergers and acquisition, asset sales and divestitures, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. Janney Montgomery has not provided investment banking services to the Company prior to its services related to the Proposed Transaction. Janney Montgomery does not make a market in the Company's Common Stock; however, as a full service securities firm, Janney Montgomery may from time-to-time effect transactions for its own account or the accounts of customers and hold positions in securities of the Company. Janney Montgomery has been paid a fee of $75,000 for its opinion plus the reimbursement of its out-of-pocket expenses. Janney Montgomery's fee was not contingent on the conclusion reached in its opinion.

Historical Common Stock Prices

                  The Common Stock, trading symbol OHSC, is traded on the NASDAQ Stock Market ("NASDAQ") and is designated a national market security (NMS). Through the facilities of the NASDAQ/NMS reporting system, actual sale prices of the Common Stock are available. The table below sets forth the high and low sale prices for the Common Stock.

                                                              Prices

                                                     High                Low
                                                    -----               -----
     1993:
        1st quarter                                 4 1/4               2 3/4
        2nd quarter                                 3 1/4               2 3/8
        3rd quarter                                 2 3/4               2
        4th quarter                                 5                   1 1/2

     1994:
        1st quarter                                 5 3/8               3 9/16
        2nd quarter                                 4 5/8               3 7/8
        3rd quarter                                 4 3/4               3 3/4
        4th quarter                                 5 1/8               4 1/8

     1995:
        1st quarter                                 4 1/8               2 7/8
        2nd quarter (to June 27)                    2 7/8               1 1/2


                  As of May 12, 1995, which date was the last business day immediately preceding the public announcement by the Company and Donnkenny of the Proposed Transaction, the range of bid and ask prices for the Common Stock according to NASDAQ was (i) (Bid) 2 1/8, and (ii) (Ask) 2 3/8.

                        OAK HILL SPORTSWEAR CORPORATION
           SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

The following is a summary of selected historical and pro forma consolidated financial information of the Company. The summary has been derived in part from, and should be read in conjunction with, the selected financial data and consolidated financial statements of the Company and the related notes thereto included in the Company's Annual Report incorporated by reference herein. Results of interim periods are not necessarily indicative of results to be expected for the year and are subject to normal audit adjustments. The selected pro forma financial information is derived in part from, and should be read in conjunction with, the pro forma consolidated financial statements of the Company and the related notes thereto included elsewhere in this Proxy Statement. Historical and pro forma information for certain periods are derived from financial statements not included herein. The unaudited pro forma financial information is not necessarily indicative of the operating results or financial position that would have been achieved if the proposed sale had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                                           Pro Forma Information (Unaudited)
                                           ----------------------------------
                                           In Thousands Except Per Share Data
                                           ----------------------------------
                                           Quarter Ended      Year Ended
                                           March 31, 1995  December 31, 1994
                                           ----------------------------------
SELECTED STATEMENT OF OPERATIONS DATA

Net sales                                     $1,652           $8,884
Income (loss) from
 continuing operations                          (158)              30

Income (loss) from
 continuing operations
 per common share                             ($0.08)           $0.01

SELECTED BALANCE SHEET DATA

Total assets                                 $18,699          $17,248

Long-term debt                                 1,546             --

Working capital                               10,676           10,063

Stockholders' equity                          10,771           11,730

Book value per share                            5.23             5.68

Tangible book value
 per share (a)                                 $5.10            $5.54



                                                                      Historical Financial Information
                                            -------------------------------------------------------------------------------
                                                                     In Thousands Except Per Share Data
                                            -------------------------------------------------------------------------------
                                            Quarter Ended March 31,                  Years Ended December 31,
                                            -----------------------    ----------------------------------------------------
                                              1995        1994            1994       1993      1992      1991      1990
                                            -------------------------------------------------------------------------------
SELECTED STATEMENT OF OPERATIONS DATA

Net sales                                     $16,835    $18,896        $84,153    $83,920     $86,410   $91,194  $118,224
Income (loss) from
 continuing operations                         (1,048)        83            229        161      (1,347)      458    (3,572)

Income (loss) from
 continuing operations
 per common share                              ($0.51)     $0.04          $0.11      $0.08      ($0.65)    $0.22    ($1.74)

SELECTED BALANCE SHEET DATA

Total assets                                  $28,154    $30,707        $27,364    $25,498     $27,841   $31,742   $35,602

Long-term debt                                  1,546      1,670          1,581      1,715       1,896     2,087     2,194

Working capital                                 8,991      9,979          9,921      9,819       9,509    10,773     9,946

Stockholders' equity                           11,837     12,739         12,885     12,656      12,495    13,842    13,384

Book value per share                             5.75       6.16           6.23       6.15        6.07      6.73      6.50

Tangible book value
 per share (a)                                  $4.79      $5.31          $5.23      $5.42       $5.32     $5.95     $5.70

(a) Tangible book value per share was computed by dividing the stockholders' equity of the Company, net of goodwill and deferred financing costs, by the total shares of common stock outstanding at the end of the period indicated.

Business of Donnkenny

     Donnkenny, Inc. was incorporated in Delaware in 1978 and is a public holding company with two subsidiaries, of which Donnkenny is its principal operating subsidiary. The complete mailing address and telephone number of Donnkenny are 1411 Broadway, New York, New York 10018 and (212) 730-7770. Donnkenny designs, manufactures and markets a broad line of moderately priced women's sportswear and sleepwear. In addition, Donnkenny manufactures and markets men's, women's and children's sportswear and intimate apparel featuring various licensed character images.

          SELECTED FINANCIAL DATA OF DONNKENNY, INC. AND SUBSIDIARIES
           (FROM THE 1994 ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-Q (FOR THE QUARTER ENDED MARCH 4, 1995) OF DONNKENNY, INC.)


- -----------------------------------------------------------------------------------------------------------------------------------
(In Thousands Except Per Share Data)
                                                                                     Fiscal Years Ended
                                                             ----------------------------------------------------------------------
                            Three Months Ended               December 3,                 December 4,                 December 5,
                              March 4, 1995                     1994                       1993                          1992
- -----------------------------------------------------------------------------------------------------------------------------------
Net sales                       $ 39,112                      $ 158,800                    $ 144,080                     $ 126,490
Gross profit                      11,386                         46,517                       43,759                        38,438
Income before taxes on             3,567                         16,846                       11,832                         7,603
  income and
  extraordinary charge

Extraordinary charge                  --                            295                          453                            --
Net income                         2,105                          9,769                        6,764                         4,513
Income (loss) per
  common share:

  Net income before                $0.31                          $1.51                        $1.47                         $1.21
   extraordinary charge
  Extraordinary charge                --                          (.04)                        (.09)                            __
- -----------------------------------------------------------------------------------------------------------------------------------

Net income                         $0.31                          $1.47                        $1.38                         $1.21
- -----------------------------------------------------------------------------------------------------------------------------------

Working capital                 $ 59,241                      $ 56,739                     $ 28,814                      $ 24,103
Total assets                     110,561                       111,626                       93,112                        79,669
Total shareholders'               62,541                        60,436                       39,782                         3,361
  equity

Book value per share                9.15                          8.86                         6.38                           .90
Weighted average                   6,839                         6,665                        4,908                         3,734
  shares outstanding

Cash dividends per                    --                            __                           __                           .80
  share
Number of shareholders               N/A                         1,422                        1,310                             5
Number of employees                  N/A                         1,476                        1,633                         1,707
===================================================================================================================================

                                       60

              PRO FORMA CONSOLIDATED BALANCE SHEET OF THE COMPANY
                                  (UNAUDITED)

   The following unaudited pro forma consolidated balance sheet as of March 31, 1995 gives effect to the proposed sale of certain net assets of the Company's Sportswear Division to Donnkenny as if such sale had been consummated on March 31, 1995. This pro forma consolidated balance sheet should be read in conjunction with the historical consolidated financial statements and notes thereto, the pro forma adjustments and the Asset Purchase Agreement included elsewhere in this Proxy Statement. The following statement is not necessarily indicative of the financial position that actually would have been achieved if the proposed sale had taken place on March 31, 1995 (in thousands except for share data).


                                                   Historical      Pro Forma Adjustments      Continuing
                                                  Consolidated       Debit        Credit      Operations
                                                  -----------     -----------------------     -----------
            Assets
Current Assets
  Cash                                            $   234         (a)$10,355    (a)$    27     $ 1,200
                                                                                (a)    250
                                                                                (a)    750
                                                                                (b)  8,362
  Accounts receivable - net                        12,072                                       12,072
  Inventories                                      10,810                       (a)  8,338       2,472
  Other current assets                                646                       (a)     80         281
                                                                                (a)    285
  Assets held for sale                                            (c)  1,033                     1,033
                                                  -------            -------       -------     -------
            Total current assets                   23,762             11,388        18,092      17,058

Property, plant and equipment -   net               2,652                       (a)    283       1,336
                                                                                (c)  1,033
Goodwill - net                                      1,429                       (a)  1,143         286
Other assets                                          311                       (a)     22          19
                                                                                (a)    270
                                                  -------            -------       -------     -------
                                                  $28,154            $11,388       $20,843     $18,699
                                                  =======            =======       =======     =======


                                                   Historical      Pro Forma Adjustments      Continuing
                                                  Consolidated       Debit        Credit      Operations
                                                  -----------     -----------------------     -----------

  Liabilities and stockholders' equity
Current liabilities:
  Notes payable                                    $9,144         (b)$ 8,362                      $782
  Current portion of long-term debt                   154                                          154
  Accounts payable
     & accrued expenses                             5,143         (a)     27                     5,116
  Accrued income taxes                                330                                          330
                                                  -------            -------                   -------
            Total current liabilities              14,771              8,389                     6,382

Long-term debt                                      1,546                                        1,546

Commitments

Stockholders' equity
  Preferred stock, $1.00 par value, authorized
     1,000,000 shares; -0- shares issued
  Common stock, $.02 par value, authorized
     12,000,000 shares; 4,869,828
     shares issued                                     97                                           97
  Capital in excess of par value                   27,363                                       27,363
  Retained earnings                                 1,385         (a)  1,066                       319
  Common stock held in treasury, at cost
     (2,812,252 shares)                           (17,008)                                     (17,008)
                                                  -------            -------       -------     -------
            Total stockholders' equity             11,837              1,066                    10,771
                                                  -------            -------       -------     -------
                                                  $28,154             $9,455                   $18,699
                                                  =======            =======       =======     =======

See Notes to Pro Forma Consolidated Balance Sheet.
                                       62

                        OAK HILL SPORTSWEAR CORPORATION
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

A description of the pro forma adjustments follows:

(a) Reflects the proposed sale of certain net assets of the Company's Sportswear Division to Donnkenny and the costs and expenses associated with the Proposed Transaction. See the Asset Purchase Agreement included elsewhere in this Proxy Statement.

    Net Consideration Expected to be Received                          $10,355

    Net Assets (Liabilities) to be Sold (Assumed):
      Cash held for sublease deposit                      $   27
      Inventories                                          8,338
      Other current assets                                    80
      Property, plant and equipment, net                     283
      Other assets                                            22
      Accrued expenses - sublease deposit                    (27)
                                                          ------
                                                                        (8,723)
    Costs and Expenses Related to the Proposed Sale:
      Elimination of goodwill related to the
        Sportswear Division                               $1,143
      Elimination of deferred financing costs
       (see Note (b))
       Current                                               285
       Long-term                                             270
    Fees paid to Donnkenny (see "Service Agreement;
       Consulting Agreement")                                250
    Transaction costs                                        750
                                                          ------
                                                                        (2,698)
                                                                       -------
    Loss on Proposed Transaction                                        $(1,066)
                                                                       =======

                  The net consideration expected to be received was estimated in accordance with the terms described in "Consideration" above, as if the Proposed Transaction had been consummated on March 31, 1995. Such estimate includes a reserve for the estimated amount to be paid to Donnkenny under the indemnification provision contained in the Asset Purchase Agreement (see "Warranty of Inventory; Indemmification; Escrow Agreement" above), based on March 31, 1995 inventory balances and historical experience. The purchase price may be adjusted if the inventory sold by the Company to Donnkenny and the gross margins achieved on the sale of such inventory by Donnkenny differ from the amounts estimated.

                  To the extent the Proposed Transaction results in a taxable net gain to the Company, the Company will not incur any tax liability on the sale because of its current net operating losses and prior year operating loss carryforwards (see "Federal Income Tax Consequences of the Proposed Transaction" above).

(b) Adjustments to record the use of proceeds from the Proposed Transaction to reduce bank debt (see "Credit and Security Agreements of the Company; Use of Proceeds" above).

(c) As the Company will no longer be in the business of the Sportswear Division following the consummation of the Proposed Transaction (see "Noncompetition and Nondisclosure Provisions" above), the Company plans to sell certain assets and real estate located in Mississippi which had been used in such business and which are not being sold or leased to Donnkenny pursuant to the Asset Purchase Agreement (see "Assets to Be Sold" above). The Company recently sold similar properties in the same area at a price in excess of its net book value and does not expect to incur a material loss, if any, on the sale of the remaining assets.

                        OAK HILL SPORTSWEAR CORPORATION
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                  The following unaudited pro forma consolidated statements of operations gives effect to the proposed sale of certain net assets of the Company's Sportswear Division to Donnkenny as if the sale had been consummated at the beginning of each period presented. These pro forma consolidated statements of operations should be read in conjunction with the historical consolidated financial statements and notes thereto, the pro forma adjustments and the Asset Purchase Agreement included elsewhere in this Proxy Statement. The following statements are not necessarily indicative of the results of operations that actually would have been achieved if the proposed sale had taken place on the dates indicated or which may be obtained in the future
(in thousands except for per share data).


                                                                 ---------------------------------------------------------
                                                                       Three Months Ended March 31, 1995 (Unaudited)
                                                                 ---------------------------------------------------------
                                                                                                                Pro Forma
                                                                  Historical        Pro Forma Adjustments       Continuing
                                                                 Consolidated        Debit          Credit      Operations
                                                                 ------------     ----------     -----------    ----------
Net sales and other revenues                                       $16,835        (a)$15,217     (b)    $34       $1,652
                                                                   -------           -------         ------       ------
Costs and expenses:
    Cost of Sales                                                   13,953                       (a) 12,596        1,357
    Selling, general and administrative
      expenses                                                       3,521                       (a)  3,068          453
                                                                   -------           -------        -------       ------
                                                                    17,474                           15,664        1,810
                                                                   -------           -------        -------       ------
Operating (loss)                                                      (639)           15,217         15,698         (158)
Interest expense - net                                                 409                       (c)    409
                                                                   -------           -------        -------       ------
(Loss) before provision (benefit) for taxes
                                                                    (1,048)           15,217         16,107         (158)
Provision (benefit) for taxes

                                                                   -------           -------        -------       ------
Net (loss)                                                         ($1,048)          $15,217        $16,107        ($158)
                                                                   =======           =======        =======       ======
Per share data:
     Primary and fully diluted                                      ($0.51)                                       ($0.08)



                                                                 ---------------------------------------------------------
                                                                            Year Ended December 31, 1994 (Unaudited)
                                                                 ---------------------------------------------------------
                                                                                                                Pro Forma
                                                                   Historical       Pro Forma Adjustments       Continuing
                                                                 Consolidated        Debit          Credit      Operations
                                                                 ------------    ---------      ------------    ----------

Net sales and other revenues                                       $84,153        (a)$75,394      (b)   $125      $8,884
                                                                   -------           -------         -------      ------
Costs and expenses:
    Cost of Sales                                                   67,096                        (a) 60,112       6,984
    Selling, general and administrative
      expenses                                                      14,948                        (a) 13,108       1,840
                                                                   -------           -------          -------     ------
                                                                    82,044                            73,220       8,824
                                                                   -------           -------         -------      ------
Operating income                                                     2,109            75,394          73,345          60
Interest expense - net                                               1,850                        (c)  1,850
                                                                   -------           -------         -------      ------
Income before provision for taxes
                                                                       259            75,394          75,195          60
Provision for taxes
                                                                        30                                            30
                                                                   -------           -------         -------      ------
Net income                                                            $229           $75,394         $75,195         $30
                                                                   =======           =======         =======      ======
Per share data:
     Primary and fully diluted                                       $0.11                                         $0.01
                                                                   =======                                        ======


See Notes to Pro Forma Consolidated Statements of Operations.

                        OAK HILL SPORTSWEAR CORPORATION
            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

A description of pro forma adjustments follows:

(a) Eliminates the historical results of operations of the Company's Sportswear Division and the related Manufacturing Division.

(b) Represents the rental income, net of related expenses, from the lease of certain warehouses to Donnkenny (see "Assets to Be Sold" above) and revenues from the consulting agreement (see "Service Agreement; Consulting Agreement" above), net of related expenses.

(c) If the Proposed Transaction had been consummated at the beginning of the period presented, the proceeds from the sale would have been sufficient to eliminate the debt on the Company's balance sheet at that date. Accordingly, this adjustment eliminates the historical interest expense incurred in connection with that debt. No interest or investment earnings have been imputed on excess cash generated by the transaction. The Company estimates that such cash would have approximated $2,500,000 and $1,100,000 at January 1, 1994 and January 1, 1995, respectively, if the Proposed Transaction had been consummated on those dates. In addition, no interest or investment earnings have been imputed on excess cash generated from the collection of receivables, net of payment of liabilities, during those periods.

Appraisal Rights

Introduction

                  NYBCL Section 910 sets forth the circumstances under which shareholders of New York Corporation have dissenters' appraisal rights. NYBCL
Section 910(a)(1)(B) provides that a dissenting shareholder has appraisal rights in connection with a vote taken to approve the sale of "all or substantially all" of the assets of a corporation. The following section of this Proxy Statement summarizes such appraisal rights under New York law.

Summary of Section 623 of the NYBCL

                  Shareholders of the Company who follow the procedures set forth in Section 623 of the NYBCL (the "Appraisal Statute") will be entitled to have their shares appraised by a New York court and to receive payment of the "fair value" of such shares as determined by the court. The Appraisal Statute is reprinted in its entirety as Annex F to this Proxy Statement. The following discussion is not a complete statement of the law pertaining to appraisal rights under the NYBCL and is qualified in its entirety by the full text of the Appraisal Statute. Any shareholders who wish to exercise such appraisal rights or who wish to preserve their right to do so, should review the following discussion and Annex F carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' appraisal rights under the NYBCL.

                  All references in the Appraisal Statute and in this summary to "shareholders" are to the record holders of the shares of Common Stock at the Record Date as to which appraisal rights are asserted. A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker, bank or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

                  Shareholders wishing to exercise their appraisal rights (i) must deliver to the Company, prior to or at the Meeting, but before the vote is taken on the Sale of Assets, a written objection to the Sale of Assets (the "Notice of Election"), which shall include a notice of their election to dissent, their names and residence addresses, the number of shares as to which they dissent and a demand for payment of the fair value of their shares (which Notice of Election must be in addition to and separate from any proxy or vote against the Sale of Assets and should be addressed to the Company, 1411

Broadway, New York, New York 10018, Attention: Secretary), and (ii) must not vote in favor of the Sale of Assets. BECAUSE A PROXY THAT DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR APPROVAL OF THE SALE OF ASSETS, A SHAREHOLDER WHO VOTES BY PROXY AND WHO WISHES TO EXERCISE APPRAISAL RIGHTS MUST (A) VOTE AGAINST THE APPROVAL OF THE SALE OF ASSETS, OR (B) ABSTAIN FROM VOTING ON THE SALE OF ASSETS. Neither a vote against the Sale of Assets, in person or by proxy, nor a proxy directing such vote for an abstention will in and of itself constitute a written objection to the Sale of Assets satisfying the requirements of the Appraisal Statute (shareholders who timely file such written objection and who do not vote their shares in favor of the Sale of Assets are referred to hereinafter as "Dissenting Shareholders" and the shares as to which such Dissenting Shareholders dissent are hereinafter referred to as "Dissenting Shares").

                  Shareholders may not dissent as to less than all of the shares of Common Stock as to which such shareholders have a right to dissent held by such shareholders of record or that shareholders own beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares held of record by such nominee or fiduciary on behalf of such owner and as to which such nominee or fiduciary has a right to dissent.

                  Within 10 days after the date on which shareholders approve the Sale of Assets, the Company must send written notice by registered mail to the Dissenting Shareholders that the Sale of Assets has been approved and adopted.

                  At the Final Closing Date, the Dissenting Shareholders will cease to have any of the rights of shareholders of the Company except the right to be paid the fair value of their shares and any of the other rights under the Appraisal Statute. A Notice of Election may be withdrawn by Dissenting Shareholders prior to their acceptance in writing of an offer made by the Company to pay for the value of such Dissenting Shares, except that a Notice of Election may not be withdrawn later than 60 days following the Final Closing Date unless the Company shall fail to make a timely offer to pay for the value of the Dissenting Shares, in which case such Dissenting Shareholders shall have 60 days from the date such offer was made to withdraw their elections. In either event, after such time, a Notice of Election may not be withdrawn without the written consent of the Company. In order to be effective, withdrawal of a Notice of Election must be accompanied by a return to the Company of any advance payment made to the Dissenting Shareholders by the Company as described below.

                  If any shareholders who demand appraisal of their shares under the Appraisal Statute effectively withdraw or lose such right to appraisal after the Final Closing Date, such shareholders shall have all rights as a shareholder as of the Final Closing Date reinstated.

                  At the time of filing the Notice of Election, or within one month thereafter, Dissenting Shareholders must submit the certificates representing their shares to the Company or its transfer agent, and the Company or the transfer agent, as the case may be, shall note conspicuously thereon that a Notice of Election has been filed and shall return the certificates to the Dissenting Shareholders. Any Dissenting Shareholder who fails to submit certificates for such notation shall, at the option of the Company exercised by written notice to such Dissenting Shareholder within 45 days of the date of filing of such Notice of Election, lose their appraisal rights unless a court, for good cause shown, shall otherwise direct.

                  Within 15 days after the expiration of the period within which shareholders may file their Notice of Election, or within 15 days after the Sale of Assets is consummated, whichever is later (but in no case later than 90 days after the shareholder vote adopting the Sale of Assets), the Company must make a written offer to pay for the shares held by Dissenting Shareholders at a price which the Company considers to be their fair value. The Company is considering whether it will make such offer in view of the fact that the Company has not decided what its future direction will be.

                  The Appraisal Statute requires that the offer, when made, be accompanied by (i) advance payment to the Dissenting Shareholders who have submitted their certificates for notation thereon of the election to dissent of an amount equal to 80% of such offer, or (ii) as to Dissenting Shareholders who have not yet submitted their certificates for notation thereon of the election to dissent, a statement that advance payment to them of an amount equal to 80% of the amount of such offer will be made by the Company promptly upon submission of their certificates. Acceptance of such advance payment by Dissenting Shareholders will not constitute a waiver of their dissenters' appraisal rights. If the Sale of Assets is not consummated within 90 days after approval of the Sale of Assets by the shareholders, such offer may be conditioned upon the consummation of the Sale of Assets.

                  If within 30 days after the making of such offer, if made, the Company and any Dissenting Shareholder agree on the price to be paid for such shareholder's Dissenting Shares, the Company will pay the agreed price to such holder within 60 days after the later of the date such offer was made or the Closing Date, upon surrender of certificates representing such holder's shares. No such payment may be made under the Appraisal Statute at any time when the Company is insolvent or when payment would render it insolvent.

                  If the Company fails to make an offer within the 15 day period described above, or if it makes an offer and any Dissenting Shareholder fails to agree with it within 30 days of the making of such offer, the Appraisal Statute states that the Company shall, within 20 days, institute a special proceeding in the appropriate court to determine the rights of Dissenting Shareholders and to fix the fair value of their shares. The Company does not intend to institute such a special proceeding. However, if the Company does not institute such a proceeding within such 20 day period, any one Dissenting Shareholder may, within 30 days after such 20 day period expires, institute a proceeding for the same purpose. If such proceeding is not instituted by such Dissenting Shareholder within such 30 day period, the shareholder's appraisal rights shall be extinguished unless the New York Supreme Court, for good cause shown, shall otherwise direct. All Dissenting Shareholders, other than those who agreed with the Company as to the price to be paid for their shares, will be made parties to such proceeding.

                  With respect to Dissenting Shareholders who are entitled to payment, the court shall proceed to fix the value of the shares, which value shall be the fair value as of the close of business on the day prior to the Meeting. In fixing the fair value of the shares, the court considers the nature of the Sale of Assets and its effects on the Company and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The final order by the court shall include an allowance for interest (unless the court finds the refusal of any Dissenting Shareholder to accept the Company's offer as arbitrary, vexatious, or otherwise not in good faith) of such rate as the court finds to be equitable, accruing from the Final Closing Date to the date of payment under the Appraisal Statute.

                  All parties in the appraisal proceeding shall bear their own costs and expenses, including counsel fees. The court may, however, in its discretion, assess any of the costs, fees and expenses incurred by the Company against Dissenting Shareholders (including those who withdraw their Notice of Election) if the court finds that their refusal to accept the Company's offer of payment was arbitrary, vexatious or otherwise not in good faith. Similarly, the costs, fees and expenses incurred by Dissenting Shareholders may be assessed by the court, in its discretion, against the Company if the fair value of the shares as determined by the court materially exceeds the amount which the Company offers to pay or under certain other circumstances, including a failure by the Company to follow certain procedures of the Appraisal Statute.

                  Within 60 days after the final determination of the proceeding, the Company shall pay to each Dissenting Shareholder the amount found in such proceeding to be due such shareholder, upon surrender of the certificates representing shares.

                  Any shareholder who duly demands, prior to the Meeting, an appraisal in compliance with the Appraisal Statute will not, after the Final Closing Date, be entitled to vote the shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to shareholders of record as of a date prior to Final Closing Date.

                  Failure to follow the steps required by the Appraisal Statute for perfecting appraisal rights may result in the loss of such rights. In view of the complexity of the provisions of the Appraisal Statute, shareholders who are considering dissenting from the Sale of Assets should consult their own legal advisors.


                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

                  Shareholders may present proposals for inclusion in the 1996 Proxy Statement provided they are received by the Company at its principal executive offices no later than January 17, 1996 and are in compliance with applicable regulation of the Securities and Exchange Commission.

                          FILINGS UNDER SECTION 16(a)

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Other than Arthur L. Asch, the Company is not aware of any beneficial owner of more than ten percent of its Common Stock.

                  Based on a review of the copies of the Forms furnished to the Company, the Company believes that all filing requirements applicable to its officers and directors (other than two Forms 4 filed by Wilmer J. Thomas, Jr., reporting gifts of the Company's Common Stock) were complied with in a timely manner during 1994.

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

                  Price Waterhouse LLP has been appointed the Company's independent public accountants for 1995. A representative of Price
Waterhouse LLP is expected to be present at the 1995 Annual Meeting of Shareholders, and will be available toanswer appropriate questions, and will have an opportunity to make a statement if such representative should desire.

                  A SHAREHOLDER MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1994, BY WRITING TO: OAK HILL SPORTSWEAR CORPORATION, 1411 BROADWAY, NEW YORK, NY 10018 ATTN: CHIEF FINANCIAL OFFICER.

                        OAK HILL SPORTSWEAR CORPORATION

          This Proxy is Solicited on Behalf of the Board of Directors

                   The undersigned hereby appoints Arthur L. Asch or Joseph Greenberger, or either of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as Proxy at the 1995 Annual Meeting of Shareholders of Oak Hill Sportswear Corporation to be held at Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York on Monday, July 24, 1995, at 9:30 A.M., or at any adjournments or postponements thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

                  If only one of said attorneys and proxies or substitutes shall be present at such meeting or at any adjournments or postponements thereof, then that one shall have all powers granted to such attorneys and proxies.

1.  Election of Directors

    / /  FOR all nominees listed              / /    WITHHOLD AUTHORITY to
         below (except as marked                     vote for all nominees
         to the contrary below)                      listed below

Arthur L. Asch, Joseph Greenberger, Steven Kotler, Wilmer J.
Thomas, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- -----------------   ------------------  ------------------


2.       Approve the Company's Non-Qualified Stock Option Plan

     / / FOR             / / AGAINST             / / ABSTAIN

3. Approve the sale of substantially all of the assets of the Company through the sale of the business and certain assets of the Company's Sportswear Division to Donnkenny Apparel, Inc. pursuant to the terms and conditions of the Asset Purchase Agreement between the Company and Donnkenny, dated as of May 23, 1995 as amended, and the possible future sale of the Company's Harmal Division (the "Sale of Assets").

     / / FOR             / / AGAINST             / / ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (Please date and sign on reverse side)

                  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the election of management's nominees for directors, FOR the proposal to approve a Non-Qualified Stock Option Plan for the Company, and FOR the proposal to approve the Sale of Assets.

                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name appears herein.

                           ----------------------------------
                                 (Signature)

                           ----------------------------------
                                 (Signature, if held jointly)

                           Dated:______________________, 1995

                           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                              AMENDMENT NO. 1

                                    TO

                         ASSET PURCHASE AGREEMENT

                                  BETWEEN

                      OAK HILL SPORTSWEAR CORPORATION

                                    AND

                          DONNKENNY APPAREL, INC.



     This Amendment No. 1 to the Asset Purchase Agreement between
Oak Hill Sportswear Corporation, a New York corporation
("Seller"), and Donnkenny Apparel, Inc., a Delaware corporation
("Buyer"), dated as of May 23, 1995 (the "Agreement") is made as of June 26, 1995.

     All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

     WHEREAS, Seller and Buyer desire to amend the Agreement in order to provide for a closing (the "Closing") on June 29, 1995, effective the close of business on June 30, 1995 (the "Closing Date"), upon the terms and subject to the conditions set forth in this Amendment.

     In consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. The first sentence of Section 1.1 of the Agreement is hereby deleted and the following is inserted in place thereof:
"Upon the terms and subject to the conditions set forth in this Agreement and the Closing Escrow Agreement, and in accordance with the terms of the Closing Escrow Agreement, at the closing (the "Closing") of the transactions contemplated hereby (the "Contemplated Transactions") on the Closing Date, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any and all Liens (other than (i) Liens which will be discharged on or prior to the Final Closing (ii) Liens arising in connection with the failure to comply with Bulk Sales Laws, which Liens will be discharged pursuant to the terms of Section 7.20 hereof and (iii) the sublease set forth on Schedule 5.8(d)), all the assets of Seller relating to the Sportswear Division, as the same shall exist on the Closing Date, (collectively, the "Assets"); provided, however, that the Assets do not include the Excluded Assets.".

     2. The introductory clause of Section 2.1 of the Agreement is hereby deleted and the following is inserted in place thereof:
"At the Closing, upon the terms and conditions set forth in this

Agreement and Closing Escrow Agreement and in accordance with the terms of the Closing Escrow Agreement Buyer shall assume and thereafter pay, perform, satisfy and discharge only the following obligations and liabilities of Seller, (collectively, the "Assumed Liabilities"):".

     3. Section 3.1 of the Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

          3.1 Purchase Price. In consideration for the sale and transfer of the Assets and Seller's covenant not to compete set forth in Section 7.14(a) hereof, on the terms and subject to the conditions set forth in this Agreement and the Closing Escrow Agreement, Buyer agrees to (i) pay in cash by certified or official bank check or wire transfer of next day funds, at Closing on June 29, 1995, to Chemical Bank, as escrow agent (the "Closing Escrow Agent"), to be held in an escrow account (the "Closing Escrow Account") pursuant to an escrow agreement in form and substance reasonably satisfactory to the parties, (the "Closing Escrow Agreement") the sum of (a) $2,000,000, (b) $300,000,
representing the estimated net book value of the Fixed Assets (the "Estimated Fixed Assets Valuation"), (c) $100,000, representing the sum of the estimated net book value of the Security Deposits (the "Estimated Security Deposits Valuation") and the prepaid expenses (the "Estimated Prepaid Expenses Valuation"), and (d) $11,600,000 representing the estimated net book value of the Inventory (the "Estimated Inventory Valuation Amount" and, together with the Estimated Fixed Assets Valuation, the Estimated Security Deposits Valuation and the Estimated Prepaid Expenses Valuation, the "Estimated Valuation Amount") and (ii) assume as of the Closing Date, the Assumed Liabilities (the "Purchase Price"). As provided in and pursuant to the terms of the Closing Escrow Agreement, at the Final Closing a portion of such amount shall be delivered to U.S. Trust, as escrow agent or such other escrow agent as may be agreed to by the parties ("Escrow Agent"), to be held in an escrow account (the "Escrow Account") pursuant to the terms of an escrow agreement in the form of Exhibit A hereto (the "Escrow Agreement") and the balance of such amounts shall be distributed as set forth in the Closing Escrow Agreement.

     4. Section 3.2 of the Agreement is hereby deleted in its entirety and the following is inserted in place thereof:
"Intentionally Omitted."

     5. Section 3.3 of the Agreement is hereby amended by (i) deleting the first sentence and inserting the following in place thereof: "On July 10, 1995 a physical inventory of the Inventory of the Sportswear Division as of the close of business on June 30, 1995 shall be taken by the employees of the Sportswear Division in accordance with past practices, subject to the supervision of Seller and Buyer and their respective accountants."; and (ii) deleting the sixth sentence and inserting the following in place thereof: "Buyer and Seller shall use their best efforts to cause the Final Statement to be prepared not later than July 15, 1995.":

     6. Section 4 of the Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

          "4.  Closing; Final Closing.

          4.1 Closing. Upon the terms and conditions set forth herein, and subject to the provisions of Article 8 hereof, the Closing shall take place at the offices of Squadron, Ellenoff, Plesent, Sheinfeld & Sorkin, LLP, 551 Fifth Avenue, New York, New York 10176, at 10:00 a.m. local time on June 29, 1995. The parties agree that time is of the essence. The closing shall be deemed to be effective as of the close of business on June 30, 1995 (the "Closing Date").

          4.2 Closing Adjustment. The parties hereto acknowledge and agree that the Closing shall occur prior to the date of the meeting of the shareholders of Seller at which the Agreement and the Contemplated Transaction will be submitted for approval and adoption. The parties agree that, subject to Shareholder Approval and the actions to be taken pursuant to Section 4.3 hereof, the business of the Sportswear Division shall be conducted, from and after the Closing Date, for the benefit of, and at the risk of, Buyer. In accordance therewith:

          (a) all closing documents and proceeds shall be deposited and held in escrow with the Closing Escrow Agent, pursuant to the Closing Escrow Agreement;

          (b)  between the Closing Date and the Final Closing
Date,

               (i)  the employees of Seller engaged in the
                    business of the Sportswear Division shall continue to be employees of Seller and Seller shall continue to conduct the business of the Sportswear Division in the ordinary course, including, without limitation, the purchase and sale of inventory; Buyer hereby agrees that such conduct during such period shall not be deemed to constitute a violation of the covenant not to compete set forth in
                    Section 7.14(a) hereof;

               (ii) Seller shall cause its banks to continue to
                    issue letters of credit and other financial accommodations with respect to the business of the Sportswear Division in the ordinary course of business;

              (iii) Seller will maintain in force all
                    Contracts, including without limitation, all insurance policies, relating to the business of the Sportswear Division; and

          (c) in order to carry out the parties' intent that the Contemplated Transactions shall occur as of the Closing Date, the parties agree that if the Final Closing takes place, the business of the Sportswear Division shall have been operated for the account of Buyer immediately following the Closing Date. The parties agree to cooperate in all respects at and after the Final Closing so that the economic effect of the transfer of the business of the Sportswear Division to Buyer as of the Closing Date shall be recognized and that:

               (i) Seller shall maintain a separate account ledger of the business of the Sportswear
                    Division after the Closing Date;

               (ii) all accounts receivable of the Sportswear
                    Division arising after the Closing Date shall be deemed part of the "Assets" and all proceeds in respect of such accounts receivable shall be for the account of Buyer;

              (iii) with respect to liabilities of the
                    Sportswear Division arising after the
                    Closing Date (the "Post-Closing
                    Liabilities"), (x) at the Final Closing,
                    Buyer shall reimburse Seller in cash for all payments made by Seller with respect to the Post-Closing Liabilities and shall pay Seller in cash for all Post-Closing Liabilities that cannot be assumed by Buyer (including, without limitation, out of pocket expenses relating to employees and employee benefit plans), and (y) all other Post-Closing Liabilities shall be Assumed Liabilities pursuant to the Assumption Agreement and shall be paid, performed, satisfied and discharged by Buyer; and

               (iv) After the Final Closing, Buyer and Seller
                    shall use their best efforts to make
                    appropriate adjustment to carry out the
                    intent of this Section 4.3, including,
                    without limitation, determining whether
                    accounts receivable or liabilities arose before or after the Closing Date. In the event Buyer or Seller cannot agree, the dispute shall be resolved pursuant to the dispute mechanism set forth in Section 3.3.


          4.3 Actions to be Taken at the Final Closing. The final closing (the "Final Closing") shall occur at the offices of Squadron, Ellenoff, Plesent, Sheinfeld & Sorkin, LLP, as soon as practicable (but in no event later than one Business Day) after Seller shall have received Shareholder Approval. The date on which the Final Closing occurs is referred to as the "Final Closing Date". At the Final Closing, the following shall occur (which shall be conditions to the consummation of the Contemplated Transactions):

          (a) Seller and Buyer shall jointly instruct the Closing Escrow Agent to release the funds and documents held in escrow pursuant to the Closing Escrow Agreement to the respective parties hereto as provided therein.

          (b) Seller shall deliver to Buyer a certificate (dated the Final Closing Date and in form and substance reasonably satisfactory to Buyer) executed by the Chairman of the Board of Directors, the President or a Vice President of Seller certifying that the Shareholder Approval has been obtained.

          (c) Seller shall deliver to Buyer an opinion of Paul, Weiss, Rifkind, Wharton & Garrison substantially the form and substance reasonably satisfactory to Buyer.

          (d) The transactions contemplated by Section 7.23 shall occur.

     In addition, it shall be a condition to the Final Closing that there shall be no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding which prohibits, restricts or delays consummation of the transactions contemplated by this Agreement.

     7. Section 7.11 (except in subsection (e) thereof) of the Agreement is hereby amended (i) to delete the term "Closing Date" in such Section and replace such term with the term "Final Closing Date," and (ii) to delete the term "Closing" in subsection (h) thereof and replace the first two occurrences of such term with the term "Final Closing Date" and the third occurrence of such term with the word "consummation."

     8. Section 7.23 of the Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

          "7.23     Letters of Credit.  Seller shall, not later
than seven days prior to the date of the meeting of shareholders of Seller at which the Contemplated Transactions will be voted upon, furnish Buyer with a true and correct list of all letters of credit outstanding with respect to the business of the Sportswear Division, together with the name, telephone number and address of a responsible person at each vendor or supplier which is the beneficiary of any such letter of credit. At the Final Closing, Buyer shall (i) provide Seller with a guarantee issued by Chemical Bank, or another bank reasonably satisfactory to Seller, pursuant to which such bank agrees to pay Seller's obligations with respect to all letters of credit outstanding with respect to the Sportswear Division on the Final Closing Date to the issuer(s) of such letters of credit, or (ii) assume Seller's obligations under such letters of credit in any other manner reasonably satisfactory to Seller. Seller shall deliver to Buyer as soon as practicable after the date hereof, a schedule of the dates of issuance of the letters of credit set forth on Schedule 5.31."

     9. Section 8.1 of the Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

          8.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the Contemplated Transactions are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Buyer):

          (a) all representations and warranties of Seller and contained herein or in any list, certificate, document or written statement furnished by Seller to Buyer in connection with the negotiation, execution or performance of this Agreement shall, in each case, be true and correct in all material respects at and as of the Closing Date with the same effect as though those representations and warranties had been made at and as of that time except for changes arising subsequent to the date hereof and not within the reasonable control of any of Seller's Management;

          (b) Seller shall have performed, and complied in all material respects with, all obligations and covenants required by this Agreement to be performed or complied with by any such party prior to or at the Closing;

          (c) the Closing Escrow Agent shall have been furnished with a certificate (dated the Closing Date and in form and substance reasonably satisfactory to Buyer) executed by the Chairman of the Board of Directors, the President or a Vice President of Seller (the "Seller's Officer's Certificate") certifying to the fulfillment of the conditions specified in Sections 8.1(a) and 8.1(b) hereof;

          (d) the Closing Escrow Agent shall have been furnished with an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Seller, substantially in the form of Exhibit G hereto with such changes as may be necessary to reflect the Final
Closing;

          (e) there shall be no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding which prohibits, restricts or delays consummation of the transactions contemplated by this Agreement; there shall be no pending lawsuit, claim or legal action relating to the Contemplated Transactions which would materially adversely affect such transactions or Buyer;

          (f) the Closing Escrow Agent shall have received from Seller copies of all Required Consents (other than the Shareholder Approval);

           (g) the Closing Escrow Agent shall have received a copy of resolutions adopted by the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller, and a certificate of the Secretary or an Assistant Secretary of Seller, dated the Closing Date, stating that such resolutions were duly adopted and are in full force and effect at such date and setting forth the incumbency of each person executing this Agreement or any other document delivered pursuant to this Agreement on behalf of Seller ("Seller's Secretary's Certificate");

          (h) Seller shall have executed and delivered to the Closing Escrow Agent a Bill of Sale in form and substance reasonably satisfactory to Buyer (the "Bill of Sale");

          (i) Seller shall have executed and delivered to the Closing Escrow Agent an Assignment of Intellectual Property in form and substance reasonably satisfactory to Buyer (the
"Assignment of Intellectual Property");

          (j) Seller shall have executed and delivered to the Closing Escrow Agent an Assignment of Contracts substantially in form and substance reasonably satisfactory to Buyer (the
"Assignment of Contracts");

          (k) Seller shall have executed and delivered to the Closing Escrow Agent an Assignment of Leases in form and substance reasonably satisfactory to Buyer (the "Assignment of Leases");

          (l) Seller shall have executed and delivered to the Closing Escrow Agent a lease with respect to the warehouse premises owned by Seller and located in Mantachie, Mississippi, substantially in the form of Exhibit H hereto (the "Mississippi Lease");

          (m)  Seller shall have delivered to the Closing Escrow
Agent the Employment Agreements executed by Arthur L. Asch and
Michael Asch;

          (n)  Seller shall have delivered to the Closing Escrow
Agent the Siemers Cross Assumption executed by Lynn Siemers Cross;

          (o)  Seller shall have delivered to the Closing Escrow
Agent the Service Agreement executed by Seller;

          (p)  Seller shall have delivered to the Closing Escrow
Agent the Consulting Agreement executed by Seller;

          (q)  Seller shall have delivered to the Closing Escrow
Agent the Escrow Agreement executed by Seller and the Escrow
Agent; and

          (r) Seller shall have delivered to the Closing Escrow Agent UCC termination statements on Form UCC-3 and other documents necessary to effectively release the Liens held by the Banks on the Final Closing Date, duly executed by each Bank which has, at the Closing Date, any security interest in the Assets, terminating all such security interests of each such entity in the Assets;

          (s) Seller shall have delivered to the Closing Escrow Agent evidence satisfactory to Buyer that all Liens, other than Liens held by the Bank, Liens arising in connection with the failure to comply with the Bulk Sales Laws and the sublease set forth on Schedule 5.8(d), have been cancelled, terminated and extinguished, and

          (t) Seller shall have executed and delivered to the Closing Escrow Agent an assignment of accounts receivable arising in connection with the operation of the business of the Sportswear Division between the Closing Date and the Final Closing Date, in form and substance reasonably satisfactory to Buyer (the "Interim Receivable Assignment").

     10. Section 8.2 of the Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

          8.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Seller (or by any such party with respect to itself), as the case may be):

          (a) all representations and warranties of Buyer to Seller shall be true and correct in all material respects at and as of the Closing Date with the same effect as though those representations and warranties had been made at and as of that time (except for changes arising subsequent to the date hereof and not within the reasonable control of Buyer);

          (b) Buyer shall have performed, and complied in all material respects with, all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing;

          (c) the Closing Escrow Agent shall have been furnished with a certificate dated the Closing Date and in form and substance reasonably satisfactory to the Seller executed by the Chairman of the Board of Directors, the President or a Vice President of Buyer (the "Buyer's Officer's Certificate") and certifying to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b) hereof;

          (d) the Closing Escrow Agent shall have been furnished with an opinion of Squadron, Ellenoff, Plesent, Sheinfeld &
Sorkin, LLP, counsel to Buyer, substantially in the form of
Exhibit I hereto;

          (e) there shall be no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding which prohibits, restricts or delays consummation of the transactions contemplated by this Agreement; there shall be no pending lawsuit, claim or legal action relating to the transactions contemplated by this Agreement which would materially adversely affect such transactions or Seller;

          (f) the Closing Escrow Agent shall have received a copy of resolutions adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer, and a certificate of the Secretary or an Assistant Secretary of Buyer, dated the Closing Date, stating that such resolutions were duly adopted and are in full force and effect at such date, and setting forth the incumbency of each person executing this Agreement, or any other documents delivered pursuant to this Agreement on behalf of Buyer ("Buyer's Secretary's Certificate");

          (g) the Closing Escrow Agent shall have received an Assumption Agreement executed by Buyer substantially in form and substance reasonably acceptable to Seller (the "Assumption
Agreement");

          (h) the Closing Escrow Agent shall have received the Mississippi Lease executed by Buyer;

          (i) the Closing Escrow Agent shall have received the Employment Agreements with Arthur L. Asch and Michael A. Asch executed by Buyer;

          (j) the Closing Escrow Agent shall have received the Siemers Cross Assumption with Lynn Siemers Cross executed by
Buyer;

          (k) the Closing Escrow Agent shall have received the Service Agreement executed by Buyer;

          (l) the Closing Escrow Agent shall have received the Consulting Agreement executed by Buyer;

          (m)  the Closing Escrow Agent have received the Escrow
Agreement executed by Buyer and the Escrow Agent;

          (n) the Closing Escrow Agent shall have received the Required Consents (other than the Shareholder Approval); and

          (o) Buyer shall have executed and delivered to the Closing Escrow Agent an assumption of liabilities arising in connection with the operation of the business of the Sportswear Division between the Closing Date and the Final Closing Date, in form and substance reasonably satisfactory to the parties (the "Interim Liability Assignment").

     11. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents executed or delivered in connection therewith, such reference shall be deemed to mean the Agreement as modified by this Amendment No. 1. References in the Agreement to "the date hereof" shall refer to May 23, 1995, the date on which the Agreement was originally executed.

     12. This Amendment may be executed in two counterparts, both of which shall be deemed an original, and each party thereto may become a party hereto by executing a counterpart hereof. This Amendment and any counterpart so executed shall be deemed to be one and the same instrument.

     13. This Amendment shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regards to its principles of conflicts of law.

     14. Except as amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.


                              OAK HILL SPORTSWEAR CORPORATION


                              By:  /s/  Arthur L. Asch
                                 -----------------------------



                              DONNKENNY APPAREL, INC.


                              By:  /s/  Richard Rubin
                                 -----------------------------

                                                                        ANNEX C

                              EMPLOYMENT AGREEMENT

         AGREEMENT made and entered into as of          , 1995 between
Donnkenny Apparel Inc., a Delaware corporation (the "Company"), and Arthur L. Asch ("Employee").

                              W I T N E S E T H :

                  WHEREAS, the Company desires to enter into this Employment Agreement with the Employee and the Employee desires to be employed by the Company on the terms and conditions set forth in this new Employment Agreement.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

         1. Term of Employment. Subject to the terms and conditions hereinafter set forth, the Company shall employ Employee and Employee shall be employed by the Company, or of any subsidiary or affiliate of the Company as the Company shall from time to time select, for an employment term commencing as of the date hereof and terminating on December 31, 1997 (the "Initial Term"). Subject to Employee's agreement, this Agreement may be renewed at the conclusion of the Initial Term for an additional one-year term at the option of the Company giving the Employee written notice of its election to renew for an additional one-year term. The Initial Term or such shorter period as may be contemplated by this

Employment Agreement and any renewal term during which Employee shall be employed pursuant to this Employment Agreement are hereinafter called the "Term of Employment."

         2. Scope of Employment. During the Term of Employment, Employee shall be employed as the Chairman of the Oak Hill division of the Company (the "Division"). In addition, Employee shall well and faithfully render and perform such other reasonable executive and managerial services as may be assigned to him, from time to time, by or under the authority of the Board of Directors, the President or the Senior Vice-President of the Company. Except for his duties as Chairman of the Board of Directors, Chief Executive Officer and a Director of Oak Hill Sportswear Corporation, Employee will devote his full time and efforts to the business and affairs of the Company, as now or hereafter conducted, and shall be at all times subject to the direction and control of the Board of Directors, the President or the Senior Vice-President of the Company. Employee shall render such services to the best of his ability and shall use his best efforts to promote the interests of the Company. Employee will not engage in any capacity or activity which is, or may be, contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company.

         3. Location of Employment. Employee shall render services primarily at the Company's offices that are located in Manhattan, New York. Notwithstanding the foregoing, Employee acknowledges and agrees that Employee's duties hereunder form time-to-time may include such reasonable travel outside of Manhattan, New York consistent with past practices of Oak Hill Sportswear Corporation ("Seller"), as the performance of Employee's duties may require.

         4. (a) Compensation. As full compensation for all services provided for herein, the Company will pay, or cause to be paid, to Employee, and Employee will accept an annual salary during the Term of Employment at an annual rate of four hundred fifty thousand ($450,000) dollars from the date hereof through December 31, 1997, to be paid in regular installments in accordance with the Company's usual paying practices, but not less frequently than monthly (the "Base Salary").

            Bonuses, if any, to be paid to Employee shall be discretionary.

            The Base Salary and any bonus payments will be subject to such deductions by the Company as the Company is from time to time required to make pursuant to law, government regulations or order or by agreement with, or consent of, Employee. Such payments may be made by check or checks of the Company or any of its parent, subsidiaries or affiliates as the Company may, from time to time, find proper and appropriate.

         5. Expenses. Employee shall be entitled to reimbursement by the Company for reasonable expenses actually incurred by him on its behalf, in the course of his employment by the Company, upon the presentation by Employee, from time to time, of an itemized account of such expenditures together with such vouchers and other receipts as the Company may request, in accordance with Company policy and Internal Revenue Service regulations.

         6. Vacation. Employee shall be entitled to vacations in accordance with the Company's prevailing policy for its operating executives.

         7. Termination.

                  (a) Disability. If, during the Term of Employment, Employee shall be unable, for a period of more than three (3) consecutive months or for periods aggregating more than twenty (20) weeks in any fifty-two (52) consecutive weeks to perform the services provided for herein as a result of illness, incapacity or a physical or other disability of any nature, the Company may, upon not less than thirty (30) days notice, terminate Employee's employment hereunder. The Company shall pay to Employee, or his legal representatives, compensation as specified in Paragraph 3 hereof to the end of the month in which such termination occurs. Employee shall be considered unable to perform the services provided for herein if he is unable to attend to the normal duties required of him. Upon completion of the termination payments provided for in this paragraph, all of the Company's obligations to pay compensation under this Employment Agreement shall cease.

                  (b) Death. If Employee shall die during the Term of Employment, this Employment Agreement shall terminate at the end of the month in which Employee's death takes place and Employee's estate shall continue to receive the compensation specified in Paragraph 3 hereof until the end of such month and Employee's family's coverage under the Company's medical and hospitalization plan will continue for a period of six (6) months thereafter, without prejudice to the rights of Employee (and his covered dependents) under
Section 4980B of the Internal Revenue Code.

                  (c) For Cause. In addition to the provisions for the cancellation and/or termination hereof hereinabove provided, the Company may, at any time and in its sole discretion, terminate and/or cancel this Employment Agreement and the Term of Employment for cause (as hereinafter defined) by sending notice to the Employee of its intention to so cancel and/or terminate. Cancellation and/or termination under this paragraph shall become effective within forty-eight (48) hours of the date of receipt of notice under this paragraph, without Employee having any recourse against the Company for damages.

                  For purposes of this Employment Agreement, "cause" shall be defined to mean (i) fraud, dishonesty or similar malfeasance, or (ii) substantial refusal to comply or default in complying with the Company's reasonable directions and/or failure to comply or perform any of the material terms and/or obligations of this Employment Agreement and such refusal, default or failure continues for a period of more than ten (10) days after receipt by Employee of notice from the Company setting forth in reasonable detail the activity by the Employee which the Company deems to be cause for termination of this Employment Agreement, or (iii) Employee's alcohol or drug abuse.

         8. Benefits.

                  (a) Employee shall be entitled to participate in all group life insurance, group disability insurance, medical and hospitalization plans, pension and profit sharing plans as are presently being offered by the Company or which may hereafter, during the Term of Employment, be offered to its operating executives on a company wide basis.

                  (b) From and after the date of this Employment Agreement the term "compensation" as used in any pension or profit sharing plan maintained by the Division or the Company shall include only the Base Salary (exclusive of the Bonus) payable hereunder.

         9. Disclosure. Employee will not at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation:

                  (a) any confidential non-public information concerning the methods of conducting or obtaining business, of manufacturing or advertising products, or of obtaining customers;

                  (b) any confidential non-public information acquired by him during the course of his employment by the Company, including, without limiting the generality of the foregoing, the names of any customers or prospective customers of, or any person, firm or corporation who or which have or shall have traded or dealt with, the Company (whether such customers have been obtained by Employee or otherwise); and/or

                  (c) any confidential non-public information relating to the products, designs, styles, processes, discoveries, materials, ideas, creations, inventions or properties of the Company.

         10. Covenants Not to Compete.

                  (a) During the Term of Employment, Employee agrees not to engage, directly or indirectly, in any business which is competitive with the business now or at any time during the Term of Employment conducted by the Company (other than Employee's employment with Seller).

                  (b) During the Term of the Agreement and for a period of two
(2) years following the last day of Employee's employment with the Company or if the Employee is terminated for cause, two (2) years following the scheduled expiration of the Term of Employment, Employee agrees not to directly or indirectly, on behalf of himself or any business in which he may, directly or indirectly, be engaged (other than in connection with Employee's employment with Seller), recruit, solicit, induce (or attempt to induce), or have any part in, the diversion of any of the Company's employees or sales representatives from their relationships with the Company or retain or employ any of the Company's employees or sales representatives.

                  (c) In addition, Employee shall not at any time, during or after the termination of this Employment Agreement, engage in any business which uses as its name, in whole or in part, Donnkenny, Lewis Frimel, Rockingham Sleepwear, Wendy Wilson, Flirts, Lake Sleepwear, RBK, Mickey & Co. or any other name used by the Company during or prior to the Term of Employment. Additionally, Employee shall not use the names Oak Hill (other than in connection with Employee's employment with Seller), Victoria Jones and Casey & Max.

                  For the purposes of this Paragraph 9, Employee will be deemed directly or indirectly engaged in a business if he participates in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, employee, consultant, advisor or agent or if he controls such business. Employee shall not for purposes of this paragraph be deemed a stockholder or lender if he holds less than ten (10%) percent of the outstanding equity or debt of any publicly owned corporation engaged in the same or similar business to that of the Company, provided that Employee shall not be in a control position with regard to such corporation.

         11. Inventions. As between Employee and the Company, all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by Employee, created, developed, invented, or used in connection with Employee's employment hereunder or prior to this Employment Agreement, will be the sole and absolute property of the Company for any and all purposes whatever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. Employee will not have, and will not claim to have, under this Employment Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties.

         12. Arbitration. Any controversy arising out of or relating to this Employment Agreement, including any modification or amendment thereof, shall be resolved by arbitration in the City of New York, pursuant to the rules then obtaining of the American
Arbitration Association. The parties agree that the arbitrators sitting in any controversy shall have no power to alter or modify any express provision of this Employment Agreement, or to make any award which by its terms effects such alteration or modification. The parties consent to the application of the New York or Federal Arbitration Statutes and to the jurisdiction of the Supreme Court of the State of New York, and of the United States District Court of the Southern District of New York, for judgment on an award and for all other purposes in connection with said arbitration and further consent that any notice, process or notice of motion or other application to either of said Courts or Judges thereof, or of any notice in connection with any arbitration hereunder, may be served in or out of the State or Southern District of New York by certified or registered mail, return receipt requested, or by personal service, provided a reasonable time for appearance is allowed, or in such other manner as may be permitted under the rules of the American Arbitration Association or of either of said Courts. Judgment upon the award rendered may be entered by any Court having jurisdiction. Any provisional remedy which, but for this provision to arbitrate disputes, would be available at law, shall be available to the parties hereto pending the final award of the arbitrators.

         13. Injunctive Relief. The parties hereto recognize that irreparable damage may result to the Company and its business and properties if Employee fails or refuses to perform his obligations under this Employment Agreement and that the remedy at law for any such failure or refusal may be inadequate. Accordingly, notwithstanding the provisions of Paragraph 11 hereof to arbitrate disputes arising hereunder, it is understood that the Company has not waived its rights to seek any provisional remedies (including, without limitation, injunctive relief) and damages. The institution of any arbitration proceedings shall not bar injunctive relief, or any other provisional remedy, pending the final award of the arbitrators.

         14. Absence of Restrictions. Employee represents and warrants that he is not a party to any agreement or contract pursuant to which there is any restriction or limitation upon his entering into this Employment Agreement or performing the services called for by this Employment Agreement.

         15. Further Instruments. Employee will execute and deliver all such other further instruments and documents as may be necessary, in the opinion of the Company, to carry out the purposes of this Employment Agreement, or to confirm, assign or convey to the Company any products, designs, styles, processes, discoveries, materials, ideas, creations, inventions or properties referred to in Paragraph 10 hereof, including the execution of all patent, design patent, copyright, trademark or trade name applications.

         16. Invalidity and Severability. If any provisions of this Employment Agreement are held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Employment Agreement, and, to that extent, the provisions of this Employment Agreement are intended to be and shall be deemed severable. In particular and without limiting the foregoing sentence, if any provision of Paragraph 9 of this Employment Agreement shall be held to be invalid or unenforceable by reason of geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provisions and shall not affect or render invalid or unenforceable any other provisions of this Employment Agreement, and any such provisions of this Employment Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

         17. Notices. Any notice required or permitted to be given under this Employment Agreement shall be sufficient if in writing and if sent by registered or certified mail or telegram, as follows:

         As to Employee:                     Oak Hill Sportswear Corporation
                                             1411 Broadway
                                             New York, New York  10018
                                             Attention: Arthur L. Asch
                                             Telecopy No.: (212) 789-8919
                                             Confirmation No.: (212) 789-8811



         As to the Company:                  Donnkenny Apparel, Inc.
                                             1411 Broadway
                                             New York, New York  10018
                                             Attn: Richard Rubin, President
                                                    President and Chief
                                                    Executive Officer

                  with a copy to:            Squadron, Ellenoff, Plesent,
                                             Sheinfeld & Sorkin, LLP
                                             551 Fifth Avenue
                                             New York, New York  10176
                                             Attn:  Harvey Horowitz, Esq.

or to such other address as either party hereto may designate by notice given in accordance with this Employment Agreement.

         18. Assignment. A party hereto may not assign this Employment Agreement or any rights or obligations hereunder without the consent of the other party hereto; provided, however, that upon the sale or transfer of all or substantially all of the assets of the Company, or upon the merger by the Company into, or the combination with, another corporation, this Employment Agreement will inure to the benefit of and be binding upon the person, firm or corporation purchasing such assets, or the corporation surviving such merger or consolidation, as the case may be and the Company shall require any such person, firm or corporation to expressly assume the Company's obligations and liabilities hereunder. The provisions of this Employment Agreement where applicable are binding upon the heirs of Employee and upon the successors and assigns of the parties hereto.

         19. Waiver of Breach. Waiver by either party of a breach of any provision of this Employment Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.

         20. Definition of Company.  As used in this Employment
Agreement the term "Company" shall also include any subsidiary or affiliate of the Company.

         21. Entire Employment Agreement. This document contains the entire agreement of the parties as to the subject matter hereof and supersedes and replaces all prior oral or written agreements between the parties. This Agreement may not be changed orally, but only by an Employment Agreement or Amendment in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         22. Applicable Law. This Employment Agreement shall be construed in accordance with the laws of New York.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.

                                            DONNKENNY APPAREL, INC.



                                            By: _____________________________

                                                 Richard Rubin, President
                                                 and Chief Executive Officer

                                                _____________________________
                                                 Arthur L. Asch

                                                                         Annex D

                              EMPLOYMENT AGREEMENT

         AGREEMENT made and entered into as of      , 1995 between Donnkenny
Apparel Inc., a Delaware corporation (the "Company"), and Michael Asch P("Employee").

                              W I T N E S E T H :

                  WHEREAS, the Company desires to enter into this Employment Agreement with the Employee and the Employee desires to be employed by the Company on the terms and conditions set forth in this new Employment Agreement.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

         1. Term of Employment. Subject to the terms and conditions hereinafter set forth, the Company shall employ Employee and Employee shall be employed by the Company, or of any subsidiary or affiliate of the Company as the Company shall from time to time select, for an employment term commencing as of the date hereof and terminating on December 31, 1996 (the "Initial Term"). Subject to Employee's agreement, this Agreement may be renewed at the conclusion of the Initial Term for an additional one-year term at the option of the Company giving the Employee written notice of its election to renew for an additional one-year term. The Initial Term or such shorter period as may be contemplated by this

Employment Agreement and any renewal term during which Employee shall be employed pursuant to this Employment Agreement are hereinafter called the "Term of Employment."

         2. Scope of Employment. During the Term of Employment, Employee shall be employed as a Vice President of the Oak Hill division of the Company (the "Division"). In addition, Employee shall well and faithfully render and perform such other reasonable executive and managerial services as may be assigned to him, from time to time, by or under the authority of the Board of Directors, the President or the Senior Vice-President of the Company. Except for his duties as Vice President and a Director of Oak Hill Sportswear Corporation, Employee will devote his full time and efforts to the business and affairs of the Company, as now or hereafter conducted, and shall be at all times subject to the direction and control of the Board of Directors, the President or the Senior Vice-President of the Company. Employee shall render such services to the best of his ability and shall use his best efforts to promote the interests of the Company. Employee will not engage in any capacity or activity which is, or may be, contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company.

         3. Location of Employment. Employee shall render services primarily at the Company's offices that are located in Manhattan, New York. Notwithstanding the foregoing, Employee acknowledges and agrees that Employee's duties hereunder from time-to-time may include such reasonable travel outside of Manhattan, New York consistent with past practices of Oak Hill Sportswear Corporation ("Seller"), as the performance of Employee's duties may require.

         4. (a) Compensation. As full compensation for all services provided for herein, the Company will pay, or cause to be paid, to Employee, and Employee will accept an annual salary during the Term of Employment at an annual rate of one hundred sixty five thousand ($165,000) dollars from the date hereof through December 31, 1996 to be paid in regular installments in accordance with the Company's usual paying practices, but not less frequently than monthly (the "Base Salary").

             Bonuses, if any, to be paid to Employee shall be discretionary.

             The Base Salary and any bonus payments will be subject to such deductions by the Company as the Company is from time to time required to make pursuant to law, government regulations or order or by agreement with, or consent of, Employee. Such payments may be made by check or checks of the Company or any of its parent, subsidiaries or affiliates as the Company may, from time to time, find proper and appropriate.

         5. Expenses. Employee shall be entitled to reimbursement by the Company for reasonable expenses actually incurred by him on its behalf, in the course of his employment by the Company, upon the presentation by Employee, from time to time, of an itemized account of such expenditures together with such vouchers and other receipts as the Company may request, in accordance with Company policy and Internal Revenue Service regulations.

         6. Vacation. Employee shall be entitled to vacations in accordance with the Company's prevailing policy for its operating executives.

         7. Termination.

                  (a) Disability. If, during the Term of Employment, Employee shall be unable, for a period of more than three (3) consecutive months or for periods aggregating more than twenty (20) weeks in any fifty-two (52) consecutive weeks to perform the services provided for herein as a result of illness, incapacity or a physical or other disability of any nature, the Company may, upon not less than thirty (30) days notice, terminate Employee's employment hereunder. The Company shall pay to Employee, or his legal representatives, compensation as specified in Paragraph 3 hereof to the end of the month in which such termination occurs. Employee shall be considered unable to perform the services provided for herein if he is unable to attend to the normal duties required of him. Upon completion of the termination payments provided for in this paragraph, all of the Company's obligations to pay compensation under this Employment Agreement shall cease.

                  (b) Death. If Employee shall die during the Term of Employment, this Employment Agreement shall terminate at the end of the month in which Employee's death takes place and Employee's estate shall continue to receive the compensation specified in Paragraph 3 hereof until the end of such month and Employee's family's coverage under the Company's medical and hospitalization plan will continue for a period of six (6) months thereafter, without prejudice to the rights of Employee (and his covered dependents) under section 4980B of the Internal Revenue Code.

                  (c) For Cause. In addition to the provisions for the cancellation and/or termination hereof hereinabove provided, the Company may, at any time and in its sole discretion, terminate and/or cancel this Employment Agreement and the Term of Employment for cause (as hereinafter defined) by sending notice to the Employee of its intention to so cancel and/or terminate. Cancellation and/or termination under this paragraph shall become effective within forty-eight (48) hours of the date of receipt of notice under this paragraph, without Employee having any recourse against the Company for damages.

                  For purposes of this Employment Agreement, "cause" shall be defined to mean (i) fraud, dishonesty or similar malfeasance, or (ii) substantial refusal to comply or default in complying with the Company's reasonable directions and/or failure to comply or perform any of the material terms and/or obligations of this Employment Agreement and such refusal, default or failure continues for a period of more than ten (10) days after receipt by Employee of notice from the Company setting forth in reasonable detail the activity by the Employee which the Company deems to be cause for termination of this Employment Agreement, or (iii) Employee's alcohol or drug abuse.

         8. Benefits.

                  (a) Employee shall be entitled to participate in all group life insurance, group disability insurance, medical and hospitalization plans, pension and profit sharing plans as are presently being offered by the Company or which may hereafter, during the Term of Employment, be offered to its operating executives on a company wide basis.

                  (b) From and after the date of this Employment Agreement the term "compensation" as used in any pension or profit sharing plan maintained by the Division or the Company shall include only the Base Salary (exclusive of the Bonus) payable hereunder.

         9. Disclosure. Employee will not at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation:

                  (a) any confidential non-public information concerning the methods of conducting or obtaining business, of manufacturing or advertising products, or of obtaining customers;

                  (b) any confidential non-public information acquired by him during the course of his employment by the Company, including, without limiting the generality of the foregoing, the names of any customers or prospective customers of, or any person, firm or corporation who or which have or shall have traded or dealt with, the Company (whether such customers have been obtained by Employee or otherwise); and/or

                  (c) any confidential non-public information relating to the products, designs, styles, processes, discoveries, materials, ideas, creations, inventions or properties of the Company.

         10. Covenants Not to Compete.

                  (a) During the Term of Employment, Employee agrees not to engage, directly or indirectly, in any business which is competitive with the business now or at any time during the Term of Employment conducted by the Company (other than Employee's employment with Seller).

                  (b) During the Term of the Agreement and for a period of two
(2) years following the last day of Employee's employment with the Company or if the Employee is terminated for cause, two (2) years following the scheduled expiration of the Term of Employment, Employee agrees not to directly or indirectly, on behalf of himself or any business in which he may, directly or indirectly, be engaged (other than in connection with Employee's employment with Seller), recruit, solicit, induce (or attempt to induce), or have any part in, the diversion of any of the Company's employees or sales representatives from their relationships with the Company or retain or employ any of the Company's employees or sales representatives.

                  (c) In addition, Employee shall not at any time, during or after the termination of this Employment Agreement, engage in any business which uses as its name, in whole or in part, Donnkenny, Lewis Frimel, Rockingham Sleepwear, Wendy Wilson, Flirts, Lake Sleepwear, RBK, Mickey & Co. or any other name used by the Company during or prior to the Term of Employment. Additionally, Employee shall not use the names Oak Hill (other than in connection with Employee's employment with Seller), Victoria Jones and Casey & Max.

                  For the purposes of this Paragraph 9, Employee will be deemed directly or indirectly engaged in a business if he participates in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, employee, consultant, advisor or agent or if he controls such business. Employee shall not for purposes of this paragraph be deemed a stockholder or lender if he holds less than ten (10%) percent of the outstanding equity or debt of any publicly owned corporation engaged in the same or similar business to that of the Company, provided that Employee shall not be in a control position with regard to such corporation.

         11. Inventions. As between Employee and the Company, all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by Employee, created, developed, invented, or used in connection with Employee's employment hereunder or prior to this Employment Agreement, will be the sole and absolute property of the Company for any and all purposes whatever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. Employee will not have, and will not claim to have, under this Employment Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties.

         12. Arbitration. Any controversy arising out of or relating to this Employment Agreement, including any modification or amendment thereof, shall be resolved by arbitration in the City of

New York, pursuant to the rules then obtaining of the American Arbitration Association. The parties agree that the arbitrators sitting in any controversy shall have no power to alter or modify any express provision of this Employment Agreement, or to make any award which by its terms effects such alteration or modification. The parties consent to the application of the New York or Federal Arbitration Statutes and to the jurisdiction of the Supreme Court of the State of New York, and of the United States District Court of the Southern District of New York, for judgment on an award and for all other purposes in connection with said arbitration and further consent that any notice, process or notice of motion or other application to either of said Courts or Judges thereof, or of any notice in connection with any arbitration hereunder, may be served in or out of the State or Southern District of New York by certified or registered mail, return receipt requested, or by personal service, provided a reasonable time for appearance is allowed, or in such other manner as may be permitted under the rules of the American Arbitration Association or of either of said Courts. Judgment upon the award rendered may be entered by any Court having jurisdiction. Any provisional remedy which, but for this provision to arbitrate disputes, would be available at law, shall be available to the parties hereto pending the final award of the arbitrators.

         13. Injunctive Relief. The parties hereto recognize that irreparable damage may result to the Company and its business and properties if Employee fails or refuses to perform his obligations under this Employment Agreement and that the remedy at law for any such failure or refusal may be inadequate. Accordingly, notwithstanding the provisions of Paragraph 11 hereof to arbitrate disputes arising hereunder, it is understood that the Company has not waived its rights to seek any provisional remedies (including, without limitation, injunctive relief) and damages. The institution of any arbitration proceedings shall not bar injunctive relief, or any other provisional remedy, pending the final award of the arbitrators.

         14. Absence of Restrictions. Employee represents and warrants that he is not a party to any agreement or contract pursuant to which there is any restriction or limitation upon his entering into this Employment Agreement or performing the services called for by this Employment Agreement.

         15. Further Instruments. Employee will execute and deliver all such other further instruments and documents as may be necessary, in the opinion of the Company, to carry out the purposes of this Employment Agreement, or to confirm, assign or convey to the Company any products, designs, styles, processes, discoveries, materials, ideas, creations, inventions or properties referred to in Paragraph 10 hereof, including the execution of all patent, design patent, copyright, trademark or trade name applications.

         16. Invalidity and Severability. If any provisions of this Employment Agreement are held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Employment Agreement, and, to that extent, the provisions of this Employment Agreement are intended to be and shall be deemed severable. In particular and without limiting the foregoing sentence, if any provision of Paragraph 9 of this Employment Agreement shall be held to be invalid or unenforceable by reason of geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provisions and shall not affect or render invalid or unenforceable any other provisions of this Employment Agreement, and any such provisions of this Employment Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

         17. Notices. Any notice required or permitted to be given under this Employment Agreement shall be sufficient if in writing and if sent by registered or certified mail or telegram, as follows:


         As to Employee:                       Oak Hill Sportswear Corporation
                                               1411 Broadway
                                               New York, New York  10018
                                               Attention: Michael A. Asch
                                               Telecopy No.: (212) 789-8919
                                               Confirmation No.: (212) 789-8811


         As to the Company:                    Donnkenny Apparel, Inc.
                                               1411 Broadway
                                               New York, New York  10018
                                               Attn: Richard Rubin, President
                                                     President and Chief
                                                     Executive Officer



                  with a copy to:              Squadron, Ellenoff, Plesent,
                                               Sheinfeld & Sorkin, LLP
                                               551 Fifth Avenue
                                               New York, New York  10176
                                               Attn:  Harvey Horowitz, Esq.

or to such other address as either party hereto may designate by notice given in accordance with this Employment Agreement.

         18. Assignment. A party hereto may not assign this Employment Agreement or any rights or obligations hereunder without the consent of the other party hereto; provided, however, that upon the sale or transfer of all or substantially all of the assets of the Company, or upon the merger by the Company into, or the combination with, another corporation, this Employment Agreement will inure to the benefit of and be binding upon the person, firm or corporation purchasing such assets, or the corporation surviving such merger or consolidation, as the case may be and the Company shall require any such person, firm or corporation to expressly assume the Company's obligations and liabilities hereunder. The provisions of this Employment Agreement where applicable are binding upon the heirs of Employee and upon the successors and assigns of the parties hereto.

         19. Waiver of Breach. Waiver by either party of a breach of any provision of this Employment Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.

         20. Definition of Company.  As used in this Employment
Agreement the term "Company" shall also include any subsidiary or affiliate of the Company.

         21. Entire Employment Agreement. This document contains the entire agreement of the parties as to the subject matter hereof and supersedes and replaces all prior oral or written agreements between the parties. This Agreement may not be changed orally, but only by an Employment Agreement or Amendment in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         22. Applicable Law. This Employment Agreement shall be construed in accordance with the laws of New York.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.



                                         DONNKENNY APPAREL, INC.



                                         By: ____________________________
                                             Richard Rubin, President
                                             and Chief Executive Officer



                                             _____________________________
                                             Michael Asch

                                                                      Annex E


                                                     May 23, 1995

Board of Directors
Oak Hill Sportswear Corporation
1411 Broadway
New York, New York 10018

Gentlemen:

         You have requested our opinion as to the fairness, from a financial point of view, to the holders of outstanding shares of common stock ("Stockholders") of Oak Hill Sportswear Corporation ("Oak Hill" or the "Company") of the proposed asset sale by Oak Hill to Donnkenny Apparel, Inc. ("Asset Sale") pursuant to the Asset Purchase Agreement dated May 23, 1995 ("Transaction"). The terms and conditions of the proposed Transaction are more fully set forth in the Asset Purchase Agreement.

         Janney Montgomery Scott Inc. ("JMS"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, divestitures and asset purchases, rights offerings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, and other purposes.

         In connection with our opinion, we have reviewed the Asset Purchase Agreement, certain financial and other information of Oak Hill, including certain internal analyses, reports, forecasts and other information. We have held discussions with senior management of Oak Hill concerning the current operations, financial condition and prospects for the Company assuming (I) the Asset Sale is completed and (ii) the Asset Sale is not completed. Management has represented that substantially all of the assets will be sold at approximately their net book value. In addition, we have (I) held discussions with the Chairman of Donnkenny, Mr. Richard Rubin, concerning the Asset Sale price and continuing employment arrangements of Oak Hill management; (ii) reviewed the price and trading history of Oak Hill common stock and compared those prices and trading histories with those of publicly traded companies we deemed relevant;
(iii) compared the financial positions and recent operating results of Oak Hill with those of publicly traded companies we deemed relevant; (iv) compared certain financial terms of the Asset Sale to certain financial terms of selected other asset purchases and business combinations we deemed relevant; (v) reviewed the pro forma financial effect of the Asset Sale on the Company's financial statements; and (vi) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as we deemed relevant.

         We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. We have assumed that all necessary consents will have been received from Oak Hill's lenders and that the Asset Sale will not be characterized as a "fraudulent conveyance". We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with such valuations or appraisals. We have made no assessment of the validity of the assets or liabilities of the Company nor have we analyzed the value which might be received by the shareholders upon complete liquidation of the Company; management has represented that Oak Hill will continue as a public Company and that this transaction will not be part of, or in contemplation of, a "going private" transaction. We were not engaged to search out or recommend alternatives to the Asset Sale.

         Our opinion is necessarily based on financial, economic, market and other conditions as they exist on, and information made available to us as of, the date hereof. It should be understood that, although subsequent developments may effect this opinion, we do not have any obligation to update, revise or reaffirm this opinion except for an update in connection with the proxy to be mailed to the Company's shareholders. Furthermore, we express no opinion as to the price or trading range at which the Oak Hill stock will trade subsequent to the date of our opinion.

         Payment of JMS' fee is not contingent upon the conclusion reported.

         It should be understood that this letter is for the information of the Board of Directors only in connection with its consideration of the Asset Sale and does not constitute a recommendation to any Stockholder as to how such stockholder should vote on the Asset Sale, and may not be used for any other purpose without our prior written consent.

         Based upon and subject to the foregoing, it is our opinion, as of the date hereof, the sale of assets pursuant to the Asset Purchase Agreement is fair, from a financial point of view, to the Stockholders of Oak Hill Sportswear Corporation.

                                      Sincerely yours,


                                      JANNEY MONTGOMERY SCOTT INC.




                                      By: /s/ William J. Barrett
                                         ----------------------------------
                                          William J. Barrett
                                          Senior Vice President

                                                                        ANNEX F


                 NEW YORK BUSINESS CORPORATION LAW SECTION 623

                       PROCEDURE TO ENFORCE SHAREHOLDER'S
                      RIGHT TO RECEIVE PAYMENT FOR SHARES


     (a) A shareholder intending to enforce his right under a Section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this Section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit or loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (i) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (ii) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (iii) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (iv) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of Section 3101 of the civil practice law and rules.

          (v) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (vi) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (vii) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following:
(A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or
(D) that the action of the corporation in complying with its obligations as provided in this Section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (viii) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in
Section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this Section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (i) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (ii) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (iii) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this Section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this Section shall be given in the manner provided in Section 605 (Notice of meetings of shareholders).

     (m) This Section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of Section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117, L.'86, eff.9-1-86.)

                                                                         ANNEX G

                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                Form 10-K

           ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

    For the fiscal year ended                 Commission File Number

        December 31, 1994                              0-5613
    -----------------------------------------------------------------

                       OAK HILL SPORTSWEAR CORPORATION
    -----------------------------------------------------------------
          (Exact name of registrant as specified in its charter)

             New York                             13-2625545
    (State or other jurisdiction of   (I.R.S. Employer Identification
     incorporation or organization)    Number)

        1411 Broadway, New York, New York                   10018
    -----------------------------------------------------------------
    (Address of principal executive offices)              (Zip Code)

    Registrant's telephone number, including area code (212) 789-8900

    Securities registered pursuant to Section 12(g) of the Act:

                        Common Stock, par value $.02
    -----------------------------------------------------------------
                             (Title of Class)

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing
    requirements for the past 90 days.       Yes    X       No

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in the definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

    Based on the closing price on March 9, 1995, the aggregate market value of voting stock held by nonaffiliates of the registrant (assuming that all the stock referred to under Item 12 hereof are held by affiliates) was approximately $5,444,000.

    As of March 9, 1995, the registrant had 2,057,576 shares of $.02 par value common stock outstanding.

                   DOCUMENTS INCORPORATED BY REFERENCE

                   Document                       Part of Form 10-K
                   --------                       -----------------
    Portions of definitive proxy statement for    As referred to in
    the 1995 Annual Meeting of Shareholders       Part III - Items
    to be filed pursuant to Regulation 14A        10, 11,  12 and 13.
    under the Securities Exchange Act
    of 1934.

    Exhibit index of pages 24 - 27

                                 1 OF 30 PAGES

                        OAK HILL SPORTSWEAR CORPORATION

                         ANNUAL REPORT ON FORM 10-K

                      FOR YEAR ENDED DECEMBER 31, 1994

                                  PART I

    Item 1. Business:

         The Company designs, imports, manufactures and markets moderately priced women's apparel through its sportswear (import and domestic), accessories and manufacturing divisions. Its products are marketed under various labels including Victoria Jones, Victoria Sport, Casey & Max and Harmal. It designs its products - principally shirts, sweaters, cotton knits, sportswear and belts - for the "Missy", "Large Size" and "Petite" markets, generally for retail by department and specialty stores, and by chains, wholesale membership clubs, mail order and catalogue companies at "popular" or moderate prices (generally $4.00 to $50.00 per item).

          The women's apparel industry is subject to periodic fashion changes. The Company primarily adopts new styles in response to the market. With this policy of designing primarily to adopt to - rather than to anticipate - emerging fashion trends, the Company attempts to reduce their effects on operations.

         The Company merchandises its products from its offices and showrooms in New York City. The products are distributed nationwide and foreign sales are not significant.

         The Company competes with many other apparel companies, no one or small group of which is dominant. There are many larger apparel firms with far greater financial and other resources. The Company competes on the basis of style, quality, marketing, price and timeliness. It conducts a very limited advertising program, primarily in cooperation with customers.

         The Company's business is somewhat seasonal with the highest level of sales from August through October. Part of the Company's merchandise is produced to satisfy customers' orders or anticipated orders with the balance based upon the Company's projections. The Company's payment terms to customers are on an average 50-day credit basis. There is a relatively short period between the receipt of orders and their completion so that backlog is not a significant factor in understanding the Company's operations.

         Approximately 80% of the Company's 1994 sales were to leading department and specialty stores and approximately 20% were to chains, wholesale membership clubs and mail order and catalogue concerns. The Company had approximately 1,100 customers during 1994. The Company does not have long-term contracts with any of its customers.

         The Company purchases raw materials used for its domestic production from many suppliers. The Company does not have any long-term, formal arrangements with any of its suppliers of raw materials;



                               2 OF 30 PAGES
    however, it has experienced little difficulty in satisfying its raw material requirements and considers its sources of supply to be adequate. The Company imports finished garments from many countries, primarily those located in the Far East. The Company's imports are subject to the inherent risks attendant to purchasing products abroad, including the availability of quota and other requisite customs clearances, the imposition of import duties, political and social instability, currency fluctuations, restrictions on the transfer of funds and bilateral agreements which limit the amount of certain categories of merchandise that may be imported into the United States. The Company's import operations have not been materially affected by such factors to date; however, a substantial variation in such factors could adversely affect the Company's import operations in the future.

         Approximately 21% of the Company's net sales in 1994 were from products manufactured in premises owned or leased by the Company compared to approximately 30% in 1993. The balance was made to the Company's specifications by foreign and domestic independent contractors. Approximately 71% of the Company's net sales in 1994 were from imported products compared to approximately 59% in 1993 and the balance of the Company's net sales were from products manufactured in the United States.

         The Company's earnings for 1994 were nominal, as sales of women's apparel at the retail level were weak throughout the year. Improvements in the Company's sportswear divisions were offset by difficulties in its manufacturing division, decreased sales and earnings in its accessories division and higher interest costs.

         As  of  December  31,  1994, the Company had approximately  425 employees.

    Item 2.  Properties:

         The Company's executive offices and principal showrooms are in leased premises at 1411 Broadway, New York, New York, 10018. The
    Company leases additional offices and showrooms to market its products.

         The Company owns approximately 285,000 square feet of manufacturing and warehousing facilities in Mississippi. In August, 1994 the Company ceased manufacturing in one of its 60,000 square foot facilities. The Company leases other manufacturing and warehousing facilities in New York City.

         See notes to consolidated financial statements for lease commitments.

    Item 3.  Legal proceedings:

         There are no material pending legal proceedings involving the Company.







                               3 OF 30 PAGES

    Item 4. Submission of matter to a vote of security holders:

         No matter was submitted during the fourth quarter of 1994 to a vote of the Company's shareholders.


                                  PART II

    Item 5.  Market for the registrant's common
              stock and related security holder
              matters:

         The Company's common stock, trading symbol OHSC, is traded on The Nasdaq Stock Market and is designated as a national market security (NMS). Through the facilities of the NASDAQ/NMS reporting system, actual sale prices of the Company's common stock are available. The table below sets forth the high and low prices for the common stock.


                                                   Prices

                                               High       Low
              1993:
                 1st quarter                   4 1/4     2 3/4
                 2nd quarter                   3 1/4     2 3/8
                 3rd quarter                   2 3/4     2
                 4th quarter                   5         1 1/2


              1994:
                 1st quarter                   5 3/8     3 9/16
                 2nd quarter                   4 5/8     3 7/8
                 3rd quarter                   4 3/4     3 3/4
                 4th quarter                   5 1/8     4 1/8


              1995:
                 1st quarter                   4 1/8     3 1/4
                   (to March 9, 1995)


         As of March 9, 1995, there were approximately 775 holders of record of the Company's common stock.

         The Company has not paid any cash dividends and it does not expect to in the foreseeable future.












                               4 OF 30 PAGES

     Item 6.  Selected financial data:

                                         For the years ended December 31,

                                   1994      1993      1992      1991     1990

                                      (In thousands except per share amounts)
     Income statement:
       Net sales                 $84,153   $83,920   $86,410   $91,194   $118,224
                                 -------   -------   -------   -------   --------
       Income (loss) before
        provision (benefit)
        for taxes                    259       205    (1,847)      739     (5,922)*

       Provision (benefit)
        for taxes                     30        44      (500)      281     (2,350)
                                 -------   -------   -------   -------   --------
     Net income (loss)           $   229   $   161  ($ 1,347)  $   458  ($  3,572)
                                 =======   =======   =======   =======   ========
     Per share data:
      Primary and fully diluted
       Net income (Loss)            $.11      $.08     ($.65)     $.22     ($1.74)
                                 =======   =======   =======   =======   ========

     *Includes a pretax restructuring charge of $3,000 ($1,800 after tax benefit or $.87 per share).


     Weighted average shares
      and common stock
      equivalent shares
      outstanding:
       Primary and fully diluted   2,067     2,058     2,058     2,058      2,058

     Balance sheet:
       Total assets              $27,364   $25,498   $27,841   $31,742    $35,602
       Long-term debt            $ 1,581   $ 1,715   $ 1,896   $ 2,087    $ 2,194









     See notes to consolidated financial statements.










                              5 OF 30 PAGES

    Item 7.  Management's discussion and
             analysis of financial condition
             and results of operations:

    Liquidity and capital resources:

        Working capital at December 31, 1994 was $9,921,000 as compared to $9,819,000 at December 31, 1993. The increase of $102,000 was primarily due to the net income for the year.

        On August 9, 1994, the Company and BankAmerica Business Credit, Inc. executed a Loan and Security Agreement for a line of credit through August 8, 1997 for both revolving loans and letters of credit, and as of December 30, 1994 they amended the Agreement. Pursuant to the Amended Agreement, the Company may borrow an amount which is the sum of 80% of eligible accounts receivable plus 55% of eligible inventory plus 50% of outstanding letters of credit. During a 123 day period between May and October, to be elected by the Company in each year, the Company may, in the lender's discretion, borrow an additional 10% of eligible inventory and 10% of outstanding letters of credit, subject to a maximum of $3,000,000. Under the Amended Agreement, the maximum amount of revolving loans and letters of credit is $31,000,000. The Amended Agreement includes charges for interest on revolving loans at 1.25% above the reference rate of Bank of America, which was 9% on March 1, 1995, fees for letter of credit transactions and certain one-time fees paid in 1994 and other fees. The Amended Agreement contains covenants relating to the Company's cash flow, net worth and financial condition. The Company's obligations under the Amended Agreement are secured by accounts receivable, inventory and other assets. At December 31, 1994, $4,199,000 was outstanding under the Amended Loan and Security Agreement.

        The Company also executed on August 9, 1994 an Eighth Amendment to its Credit and Security Agreement originally dated August 16, 1993, with Republic National Bank of New York and Chemical Bank. The Amended Agreement provides the Company with a secured term loan in the aggregate amount of $5,000,000 payable in installments through December 31, 1995. The Agreement includes charges for interest at 3% above the agent bank's reference rate, which was 9% at March 1, 1995, and certain one-time fees paid in 1994. The Amended Agreement is secured by accounts receivable, inventory and certain other assets. At December 31, 1994, $3,000,000 remained outstanding under the Amended Agreement.

         Based upon the Company's current operations and business plans, Management believes that the Company's cash flow from operations, which Management believes will be negative in the first part of 1995, and borrowings under the Loan and Security Agreement will not provide it, at certain times within its business cycle, with all of the funds necessary for its working capital and capital expenditures. Management is exploring various options, including modifying the business plans to reduce expenses and curtail projected levels of sales and inventory, revising the Company's existing borrowing arrangements (subject to the lender's approval) and selling certain capital assets. In addition, Management is considering raising additional capital and the sale of one or more of the Company's divisions. While the Company can give no assurance as to which specific actions can be effectuated, Management believes that several of these steps can be taken in a timely manner.

        Accounts receivable were $10,149,000 at December 31, 1994 as compared to $9,520,000 at December 31, 1993, an increase of $629,000. The increase was due to a higher level of sales in the latter part of 1994 as compared to the comparable period in 1993. Accounts receivable balances at December 31 are lower than those throughout most of the year due to seasonal factors.

                              6 OF 30 PAGES

        Inventories at December 31, 1994 were $11,583,000 as compared to $10,913,000 at December 31, 1993, an increase of $670,000. The increase was primarily due to higher levels of imported finished goods inventory in transit to the Company as of December 31, 1994. The increase in finished goods inventory in transit more than offset a decrease in raw materials and domestic work-in-process.

     Results of operations:

     1994 compared to 1993 -

          Sales for 1994 amounted to $84,153,000 as compared to $83,920,000 for 1993, an increase of $233,000. The increase was primarily due to higher volume in the import division, offset in part by lower volume in the domestic and accessory divisions.

           Gross profit for 1994 amounted to $17,057,000 as compared to $17,871,000 in 1993, a decrease of $814,000. The decrease was mainly attributable to lower sales and margins in the accessory division and lower margins in the manufacturing division, offset in part by higher sales and margins in the import division and higher margins in the domestic division.

          Selling, general and administrative expenses for 1994 were $14,948,000 compared to $16,214,000 in 1993, a decrease of 8%. The decrease was primarily due to the Company's successful cost reduction program.

          Interest expense-net amounted to $1,850,000 as compared to $1,452,000 in 1993, an increase of $398,000. The increase resulted principally from higher average interest rates and amortization of financing expenses.

           Provision for taxes for the two years ended December 31, 1994 represents the provision for state income tax. There is no provision for federal income taxes as the Company is utilizing approximately $419,000 of its net operating loss carryforward in 1994 to offset approximately $142,000 of federal income taxes payable. In 1993, the Company utilized approximately $320,000 of its net operating loss carryforward to offset approximately $108,000 of federal income taxes payable.

     1993 compared to 1992 -

          Sales for 1993 amounted to $83,920,000 as compared to $86,410,000 for 1992, a decrease of 3% or $2,490,000. The decrease was primarily due to lower volume in the import division, as planned, offset in part by higher volume in the accessory division.

           Gross  profit  for  1993  amounted  to  $17,871,000  as  compared  to
     $18,806,000 in 1992, a decrease of $935,000. The decrease was mainly attributable to lower margins in the domestic division and lower sales in the import division, offset in part by higher margins and sales in the accessory division.

          Selling, general and administrative expenses for 1993 were $16,214,000 compared to $19,374,000 in 1992, a decrease of 16.3%. The decrease was primarily due to the Company's successful cost reduction program.

          Interest expense-net amounted to $1,452,000 as compared to $1,279,000 in 1992, an increase of $173,000. The increase resulted principally from higher average interest rates, offset in part by lower short-term borrowing requirements.



                              7 OF 30 PAGES

          Provision for taxes for the year ended December 31, 1993 represents the provision for state income tax. There was no provision for federal income taxes as the Company utilized approximately $320,000 of its net operating loss carryforward to offset approximately $108,000 of federal income taxes payable. There was a tax benefit of $500,000 for the year ended December 31, 1992, principally from a reduction of certain tax reserves no longer considered necessary and the reversal of deferred income taxes.

     Inflation:

          Overall the effect of inflation for the apparel industry during 1994 and 1993 was nominal; therefore, the impact, if any, upon sales and expenses for 1994 and 1993 was nominal.

















































                              8 OF 30 PAGES

     Item 8.  Financial statements and
              additional financial data



                     OAK HILL SPORTSWEAR CORPORATION


                INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                       FILED WITH THE ANNUAL REPORT
                       OF THE COMPANY ON FORM 10-K


                                                                 Page

     Report of independent accountants                                   10

     Consolidated balance sheets at December 31, 1994 and 1993           11

     Consolidated statements of operations for the years ended
      December 31, 1994, 1993 and 1992                                   12

     Consolidated statements of stockholders' equity for the years
      ended December 31, 1994, 1993 and 1992                             13

     Consolidated statements of cash flows for the years ended
      December 31, 1994, 1993 and 1992                                   14

     Notes to consolidated financial statements                       15-22

































                              9 OF 30 PAGES

                    REPORT OF INDEPENDENT ACCOUNTANTS




     To the Board of Directors
     and Stockholders of

     Oak Hill Sportswear Corporation


         In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Oak Hill Sportswear Corporation and its subsidiary at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.






     PRICE WATERHOUSE LLP




     New York, New York
     March 1, 1995



















                              10 OF 30 PAGES

                     OAK HILL SPORTSWEAR CORPORATION

                       CONSOLIDATED BALANCE SHEETS

                          (Dollars in thousands)
                                                              December 31,
                                                             1994      1993
            Assets

     Current assets:
       Cash                                                $   332   $   169
       Accounts receivable - net                            10,149     9,520
       Inventories                                          11,583    10,913
       Other current assets                                    755       344
                                                           -------   -------
            Total current assets                            22,819    20,946

     Property, plant and equipment - net                     2,742     3,017
     Goodwill - net                                          1,442     1,497
     Other assets                                              361        38
                                                           -------   -------
                                                           $27,364   $25,498
                                                           =======   =======
     Liabilities and stockholders' equity

     Current liabilities:
       Notes payable                                       $ 7,199   $ 5,031
       Current portion of long-term debt                       154       184
       Accounts payable                                      3,968     4,159
       Accrued expenses                                      1,241     1,415
       Accrued income taxes                                    336       338
                                                           -------   -------
            Total current liabilities                       12,898    11,127

     Long-term debt                                          1,581     1,715


     Commitments

     Stockholders' equity - see accompanying statement:
       Preferred stock, $1.00 par value, authorized
          1,000,000 shares; -0- shares issued
       Common stock, $.02 par value, authorized
          12,000,000 shares; 4,869,828 shares issued            97        97
       Capital in excess of par value                       27,363    27,363
       Retained earnings                                     2,433     2,204
       Common stock held in treasury, at cost
        (2,812,252 shares)                                 (17,008)  (17,008)
                                                            -------   -------
            Total stockholders' equity                      12,885    12,656
                                                           -------   -------
                                                           $27,364   $25,498
                                                           =======   =======
      See notes to consolidated financial statements.








                              11 OF 30 PAGES

                     OAK HILL SPORTSWEAR CORPORATION

                  CONSOLIDATED STATEMENTS OF OPERATIONS

                       (Dollars in thousands except
                            per share amounts)


                                                 Years ended December 31,

                                              1 9 9 4     1 9 9 3    1 9 9 2

     Net sales                                $84,153     $83,920    $86,410
                                              -------     -------     ------
     Costs and expenses:
      Cost of sales                            67,096      66,049     67,604
      Selling, general and adminis-
        trative expenses                       14,948      16,214     19,374
                                              -------     -------     ------

                                               82,044      82,263     86,978

     Operating income (loss)                    2,109       1,657       (568)

     Interest expense - net                     1,850       1,452      1,279
                                              -------     -------     ------
     Income (loss) before provision
       (benefit) for taxes                        259         205     (1,847)

     Provision (benefit) for taxes                 30          44       (500)
                                              -------     -------     ------

     Net income (loss)                        $   229     $   161    ($1,347)
                                              =======     =======     ======
     Per share data:
       Primary and fully diluted                 $.11        $.08      ($.65)
                                              =======     =======     ======









             See notes to consolidated financial statements.

















                              12 OF 30 PAGES

                     OAK HILL SPORTSWEAR CORPORATION

             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           (In thousands)




                                                                       Total
                              Common stock        Capital in           stock-
                                           In     excess of  Retained  holders'
                         Shares Issued  treasury  par value  earnings  equity

     Balance, December
      31, 1991           4,870   $97   ($17,008)   $27,363    $3,390   $13,842

     Net income for
      the year ended
      December 31, 1992                                       (1,347)   (1,347)
                         -----   ---    -------    -------    ------   -------

     Balance, December
      31, 1992           4,870    97    (17,008)    27,363     2,043    12,495

     Net (loss) for
      the year ended
      December 31, 1993                                          161       161
                         -----   ---    -------    -------    ------   -------

     Balance, December
      31, 1993           4,870    97    (17,008)    27,363     2,204    12,656

     Net income for
      the year ended
      December 31, 1994                                          229       229
                         -----   ---    -------    -------    ------   -------
     Balance, December
      31, 1994           4,870   $97   ($17,008)   $27,363    $2,433   $12,885
                         =====   ===    =======    =======    ======   =======

        See notes to consolidated financial statements.




















                             13 OF 30 PAGES

                     OAK HILL SPORTSWEAR CORPORATION

                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (In thousands)

                                                   Years ended December 31,

                                                   1994      1993     1992
   Cash flows from operating activities:
     Net income (loss)                            $  229    $  161  ($1,347)
     Adjustments to reconcile net income
       (loss) to net cash provided
       by operating activities:
       Depreciation and amortization                 524       551      574
                                                  ------    ------   ------
                                                     753       712   (  773)

     Changes in assets and liabilities            (2,400)    2,186      943
                                                  ------    ------   ------
       Net cash (used in) from
        operating activities                      (1,647)    2,898      170
                                                  ------    ------   ------
   Cash flows (used in) investing
     activities
       Capital expenditures                         (194)     (222)    (125)
                                                  ------    ------   ------
       Net cash (used in)
        investing activities                        (194)     (222)    (125)
                                                  ------    ------   ------
   Cash flows from (used in)
     financing activities:
     Net increase (reduction) in
      short term borrowings                        2,168    (2,519)     (41)
     Principal payment of long-term debt            (164)     (168)    (126)
                                                  ------    ------   ------
   Net cash from (used in) financing
     activities                                    2,004    (2,687)  (  167)
                                                  ------    ------   ------
   Net increase (decrease) in cash                   163       (11)    (122)

   Cash at beginning of year                         169       180      302
                                                  ------    ------   ------
   Cash at end of year                            $  332    $  169   $  180
                                                  ======    ======   ======

   Supplemental disclosures of cash flow information:
     Changes in assets and liabilities:
       Accounts receivable                       ($  629)  ($  987)  $1,752
       Inventories                                  (670)    2,696    1,604
       Other current assets                         (411)      293     (100)
       Other assets                                 (323)        1       74
       Accounts payable and accrued expenses        (365)      133   (2,281)
       Accrued income taxes                           (2)       50      143
       Deferred taxes                                                   249)
                                                  ------    ------   ------
                                                 ($2,400)   $2,186   $  943
                                                  ======    ======   ======
    Cash paid (received) during the year for:
      Interest                                    $1,617    $1,411   $1,200
      Income Taxes                                    32        (6)    (448)

             See notes to consolidated financial statements.

                          14 OF 30 PAGES

                     OAK HILL SPORTSWEAR CORPORATION

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    NOTE 1 - ACCOUNTING POLICIES:

    A. Basis of presentation:

       The Company is engaged in the women's apparel business.

    B. Principles of consolidation:

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany balances
       and  transactions   have   been   eliminated  in  consolidation.   The
       subsidiary had not commenced operations as of December 31, 1994.

    C. Inventories:

       Inventories are stated at the lower of cost (first-in, first-out) or market.

    D. Fixed assets, depreciation and amortization:

        Depreciation is computed principally using the straight-line method. The cost of maintenance or repairs is charged to income as incurred; significant renewals and betterments are capitalized.

        The ranges of useful lives in computing depreciation and amortization are as follows:

         Buildings                          10-32 years
         Machinery and equipment            3-10 years
         Leasehold improvements             Shorter of life of lease
                                            or asset
    E. Goodwill:

       The excess cost of acquisition over net assets acquired is being amortized by the straight-line method over a period of forty years.

    F. Pension and profit-sharing plans:

       The Company has defined contribution pension and profit-sharing plans covering eligible employees. Costs for these plans are funded as accrued and there are no prior service costs with respect to these plans.

    G. Income taxes:

        Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (SFAS 109) and has applied the provisions prospectively in 1993. The adoption of SFAS 109 had no effect on current or previously reported results of operations. SFAS 109 requires the recognition of deferred taxes for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities and of loss carryforwards.






                              15 OF 30 PAGES

  NOTE 1 - ACCOUNTING POLICIES CONTINUED:

   H. Earnings per share:

        Primary and fully diluted earnings per share for 1994 have been computed using 2,066,928 shares and common stock equivalent shares outstanding; 1993 and 1992 have been computed using 2,057,576 shares outstanding each year.

   I. Stockholders' equity:

       The Board of Directors has been authorized to have the Company issue preferred stock, to establish and designate series, to fix the number of shares and the rights and preferences. The shares have not been issued and the terms, rights and preferences have not been established.


  NOTE 2 - ACCOUNTS RECEIVABLE:

        Accounts receivable are net of allowances of $778,000 and $423,000 at December 31, 1994 and December 31, 1993, respectively.


  NOTE 3 - INVENTORIES:

       Inventories are summarized by major classification as follows:

                                                      December 31,
                                                 1 9 9 4        1 9 9 3

       Raw materials                          $ 1,963,000    $ 2,624,000
       Work in process                            650,000      1,440,000
       Finished goods                           8,970,000      6,849,000
                                              -----------    -----------
                                              $11,583,000    $10,913,000
                                              ===========    ===========


  NOTE 4 - PROPERTY, PLANT AND EQUIPMENT:

       The major components of property, plant and equipment, recorded at cost, are:
                                                      December 31,
                                                 1 9 9 4        1 9 9 3

       Land and buildings                      $4,119,000     $4,119,000
       Machinery and equipment                  4,465,000      4,335,000
       Leasehold improvements                     756,000        793,000
                                               ----------     ----------
                                                9,340,000      9,247,000

       Less - Accumulated depre-
        ciation and amortization                6,598,000      6,230,000
                                               ----------     ----------
                                               $2,742,000     $3,017,000
  NOTE 5 - GOODWILL:                           ==========     ==========

        Goodwill is recorded at cost net of accumulated amortization of $768,000 and $713,000 at December 31, 1994 and December 31, 1993,
  respectively.
                               16 OF 30 PAGES

   NOTE 6 - NOTES PAYABLE:

        The Company had notes payable to lending institutions of $7,199,000 at December 31, 1994 at an average interest rate of 10.47%. These funds were borrowed in connection with its short-term lines of credit with BankAmerica Business Credit, Inc. and two banks.

        The maximum amount borrowed was $23,248,000 in 1994, $19,581,000 in 1993 and $23,840,000 in 1992. Using month-end balances, the average amounts borrowed in 1994, 1993 and 1992 were $11,943,000, $12,702,000 and $15,108,000, respectively, at an average interest rate of 13.44%, 9.68%, and 6.42% for the respective years.

       On August 9, 1994, the Company and BankAmerica Business Credit, Inc. executed a Loan and Security Agreement for a line of credit through August 8, 1997 for both revolving loans and letters of credit, and as of December 30, 1994 they executed an Amendment thereto. Pursuant to the Amended Agreement, the Company may borrow an amount which is the sum of 80% of eligible accounts receivable plus 55% of eligible inventory plus 50% of outstanding letters of credit. During a 123 day period between May and October, to be elected by the Company in each year, the Company may, at the lender's discretion, borrow an additional 10% of eligible inventory and 10% of outstanding letters of credit, subject to a maximum of $3,000,000. Under the Amended Agreement, the maximum amount of revolving loans and letters of credit is $31,000,000. The Amended Agreement includes charges for interest on revolving loans at 1.25% above the reference rate of Bank of America, which was 9% on March 1, 1995, fees for letter of credit transactions and certain one-time fees paid in 1994 and other fees. The Amended Agreement contains covenants relating to the Company's cash flow, net worth and financial condition. The Company's obligations under the Amended Agreement are secured by accounts receivable, inventory and other assets.

        The Company also executed on August 9, 1994 an Eighth Amendment to its Credit and Security Agreement originally dated August 16, 1993, with Republic National Bank of New York and Chemical Bank. The Amended Agreement provides the Company with a secured term loan in the aggregate amount of $5,000,000 payable in installments through December 31, 1995. The Agreement includes charges for interest at 3% above the agent bank's reference rate, which was 9% at March 1, 1995, and certain one-time fees paid in 1994. The Amended Agreement is secured by accounts receivable, inventory and other assets. At December 31, 1994, $3,000,000 remained outstanding under the Amended Agreement.

        Other current assets and other assets at December 31, 1994 include $634,000 of capitalized expenses associated with the Company's financing arrangements. During 1994, $254,000 of expenses associated with the Company's financing arrangements were amortized.

         The Company had outstanding letters of credit amounting to $4,456,000 and $5,599,000 at December 31, 1994 and December 31, 1993,
   respectively.











                                17 OF 30 PAGES

   NOTE 7 - LONG-TERM DEBT:

        Details of long-term debt are as follows:

                                                          December 31,
                                                      1 9 9 4      1 9 9 3

   Mortgage note payable to a bank                  $1,735,000   $1,899,000

   Less - Installments due within one
    year, included in current liabilities              154,000      184,000
                                                    ----------   ----------

                                                    $1,581,000   $1,715,000
                                                    ==========   ==========

         The terms of the currently outstanding mortgage note, which is secured by land and buildings, provide for monthly payments based upon a 15 year amortization of principal. In July, 1992, the Company exercised its option to renew the balance of the note for an 11 year period ending July, 2003 with the interest at 1 1/2% over the bank's prime lending rate through July, 1995. The interest rate for the remaining eight years from July, 1995 to July, 2003 will be negotiated at a later date.

        The aggregate amount of maturities of long-term debt, based on stated terms, is as follows:

                    1995                            $  154,000
                    1996                               170,000
                    1997                               187,000
                    1998                               207,000
                    1999                               228,000
                    2000 - 2003                        789,000
                                                    ----------
                                                    $1,735,000
                                                    ==========
   NOTE 8 - STOCK OPTIONS:

         The Company has an Incentive Stock Option Plan ("ISO Plan") which authorizes the granting of options, for the purchase of an aggregate of 650,000 shares of the Company's common stock, to key employees and officers of the Company. The provisions of the ISO Plan provide that
   (1) the option price per share is to be not less than 100% of the fair market value of the stock on the date of the grant and (2) options granted shall be for a term of not more than five years and shall become exercisable in equal installments in each year of the term of the option on a cumulative basis, other than the first year, or to the extent that the Board of Directors shall determine. At the Company's 1993 Annual Meeting, shareholders approved the extension of the date until which options may be granted under the ISO Plan from March 21, 1994 to March 21, 1999.

        At December 31, 1994, the Company reserved 25,250 shares of its common stock for purposes of the ISO Plan. At that date, there were 174,000 options outstanding at exercise prices of $3.625 - $4.68.









                                18 OF 30 PAGES

   NOTE 8 - STOCK OPTIONS CONTINUED:

       Additional information concerning stock options under the ISO Plan is summarized as follows:

                                                      Incentive
                                                  Stock Option Plan
                                                        Shares
                                                ---------------------
                                                  1994          1993
                                                -------       -------

   Options outstanding at beginning of year      50,000        30,000
   Options granted                              124,000        50,000
   Options canceled or surrendered                 -          (30,000)
   Options exercised                               -             -
                                                -------       -------

   Options outstanding at end of year           174,000        50,000
                                                =======       =======

   Options exercisable at end of year            12,500          -
                                                =======       =======

   Options available for future grant            25,250       149,250
                                                =======       =======

          On October 11, 1994, the Board of Directors adopted a Non-Qualified Stock Option Plan ("1994 NQO Plan") covering up to 199,250 shares of the
   Company's Common Stock, par value $.02 per share. The 1994 NQO Plan is subject to shareholder approval by December 31, 1995. If the 1994 NQO Plan is approved by shareholders prior to December 31, 1995, all unexercised stock options under the ISO Plan will automatically be canceled. Upon such shareholder approval, the options granted under the 1994 NQO Plan will automatically be reduced to the extent of any exercise of the options for the equivalent amounts previously issued under the ISO Plan. The provisions of the 1994 NQO Plan provide that (1) the option price per share is to be not less than 50% of the fair market value of the stock on the date of the grant and (2) options granted shall be for a term of not more than five years and shall become exercisable in equal installments in each year of the term on a cumulative basis, other than the first year, or to the extent that the Board of Directors shall determine. No option may be granted under the 1994 NQO Plan after October 11, 2004.

          At December 31, 1994, the Company reserved 25,250 shares of its Common Stock for the purposes of the 1994 NQO Plan. At that date, there were 174,000 options outstanding at exercise prices of $3.625 - $4.25.




















                                19 OF 30 PAGES

   NOTE 8 - STOCK OPTIONS CONTINUED:

        Additional information concerning stock options under the 1994 NQO Plan is summarized as follows:

                                                     Non-Qualified
                                                   Stock Option Plan
                                                         Shares
                                                   -----------------
                                                          1994
                                                        -------

   Options outstanding at beginning of year                -
   Options granted                                      174,000
   Options canceled or surrendered                         -
   Options exercised                                       -
                                                        -------

   Options outstanding at end of year                   174,000
                                                        =======

   Options exercisable at end of year                      -
                                                        =======

   Options available for future grant                    25,250
                                                        =======


   NOTE 9 - INCOME TAXES:

         Provision (benefit) for income taxes consists of the following components:
                                                December 31,
                                         1994       1993       1992

        Current                        $30,000    $44,000   ($306,000)
        Deferred                          -          -      ( 194,000)
                                       -------    -------    --------
           Total                       $30,000    $44,000   ($500,000)
                                       =======    =======    ========

        The provisions for 1994 and 1993 represent state income taxes. There is no provision for federal income taxes as the Company utilized approximately $419,000 of its net operating loss carryforward to offset approximately $142,000 of federal income taxes otherwise payable in 1994, and utilized approximately $320,000 of its net operating loss carryforward to offset approximately $108,000 of federal income taxes otherwise payable in 1993. The 1992 tax benefit results principally from a reduction of certain tax reserves no longer considered necessary and the reversal of deferred income taxes resulting from the loss carryforward which arose in 1992. At December 31, 1994, the Company has available for Federal income tax purposes a net operating loss carryforward of approximately $1,069,000 that expires in the year 2007.













                                20 OF 30 PAGES

   NOTE 9 - INCOME TAXES CONTINUED:

        A reconciliation of the statutory income tax rate and the effective tax rates for 1994, 1993 and 1992 follows:

                                            Liability  Liability  Deferred
                                             Method     Method     Method
                                              1994       1993       1992
                                              ----       ----       ----
        Statutory rate                        34.0%      34.0%     (34.0%)
        State and local taxes                  7.6       14.2        1.7
        Amortization and other
          non-deductible expenses             21.0       23.9        2.8
        Net operating loss carryforward      (51.0)     (50.6)
        Losses on which tax benefits are
          not currently recognizable, net
          of reversal of previously recorded
          deferred income taxes                                     20.8
        Reversal of tax reserves                                   (18.4)
                                              ----       ----       ----

                                              11.6%      21.5%     (27.1%)
                                              ====       ====       ====

        The following summarizes the significant components of deferred tax (liabilities) assets:

                                          December 31,     December 31,
                                              1994             1993
                                          ------------     ------------
        Depreciation                       ($177,000)       ($187,000)
                                            --------         --------
        Gross deferred tax liabilities     ( 177,000)       ( 187,000)
                                            --------         --------

        Inventory                             34,000           34,000
        Loss carryforward                    363,000          469,000
                                            --------         --------
        Gross deferred tax assets            397,000          503,000
                                            --------         --------
        Deferred tax asset valuation
         allowance                           220,000          316,000
                                            --------         --------
        Deferred Taxes                      $   -            $   -
                                            ========         ========

   NOTE 10 - PROFIT-SHARING AND PENSION PLANS:

        The Company has non-contributory profit-sharing plans which provide for annual contributions, at the discretion of the Board of Directors, of between 2% and 15% of the defined compensation of eligible employees. Profit-sharing expense was $137,000 in 1994, $188,000 in 1993 and $222,000 in 1992.

        The Company also has defined contribution (money purchase) pension plans that cover employees who meet specified eligibility requirements. The contributions required under the plans vary; however, the Company principally contributes 1% of the first $20,000 and 4% above $20,000 (limited to an additional $130,000), of the defined compensation of eligible employees. Pension expense was $180,000 in 1994, $239,000 in 1993 and $259,000 in 1992.







                                21 OF 30 PAGES

   NOTE 11 - COMMITMENTS:

        The Company occupies manufacturing, office, showroom and shipping premises under operating leases expiring at various dates. Approximate future minimum rentals, exclusive of additional amounts for real estate taxes, building operating expenses, etc., are as follows:

                  1995                         $   519,000
                  1996                             552,000
                  1997                             539,000
                  1998                             541,000
                  1999                             543,000
                  2000                              91,000

        Minimum rentals shown are net of sublease rental income in the amount of $163,000 for 1995 and $54,000 in 1996. Rent expense for the years ended December 31, 1994, 1993 and 1992 was $1,052,000, $1,180,000
   and $1,105,000, respectively, net of sublease rental income.

   NOTE 12 - ACCRUED EXPENSES:

        Accrued expenses at December 31 consist of:

                                                  1 9 9 4       1 9 9 3

            Salaries                           $  487,000    $  471,000
            Pension and profit-sharing
             plans                                322,000       426,000
            Other                                 432,000       518,000

                                               ----------    ----------
                                               $1,241,000    $1,415,000
                                               ==========    ==========

   NOTE 13 - QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

        The following is a summary of quarterly financial results for the two years ended December 31, 1994 (in thousands except per share amounts):

                                      1st        2nd       3rd      4th
                                    quarter    quarter   quarter  quarter
   1994:
     Net sales                      $18,896    $15,846   $28,651  $20,760
     Gross profit                     4,325      2,874     6,155    3,704
     Net income (loss)                   83     (1,150)    1,819     (523)
     Per share data:
      Net income (loss)
       Primary and fully diluted       $.04      ($.56)     $.88    ($.25)


   1993:
     Net sales                      $17,969    $17,201   $28,080  $20,670
     Gross profit                     4,308      3,205     6,020    4,338
     Net income (loss)                 (295)    (1,196)    1,594       58
     Per share data:
      Net income (loss)
       Primary and fully diluted      ($.14)     ($.58)     $.77     $.03





                                22 OF 30 PAGES

   Item 9.  Disagreements on accounting
             and financial disclosure:

        None.

                                   PART III


   Item 10.  Directors and executive
              officers of the registrant:

        Incorporated by reference to information under the caption "Certain Information Regarding Management's Nominees", and "Executive Officers" in the Company's definitive proxy statement to be filed pursuant to Regulation 14A.

   Item 11.  Executive compensation:

         Incorporated by reference to information under the captions "Executive Compensation", "Employment Agreement", "Compensation Committee Interlocks and Insider Participation", "Executive Committee's Compensation Report", "Performance Graph" and "Fees Paid to Directors" in the Company's definitive proxy statement to be filed pursuant to Regulation 14A.

   Item 12.  Security ownership of
              certain beneficial
              owners and management:

         Incorporated by reference to information under the captions "Principal Holders of Common Stock", "Certain Information Regarding
   Management's Nominees" and "Executive Officers" in the Company's definitive proxy statement to be filed pursuant to Regulation 14A.

   Item 13.  Certain relationships and
              related transactions:

        Incorporated by reference to information under the captions "Fees Paid to Directors", "Executive Compensation" and "Employment Agreement" in the Company's definitive proxy statement to be filed pursuant to Regulation 14A.






















                                23 OF 30 PAGES

                                   PART IV

   Item 14.  Exhibits, Financial Statement
              Schedules, and Reports on
              Form 8-K:
                                                     Filed herewith or
                                                     incorporated by
                                                     reference to:

   (a) Documents filed as part of this Form 10-K:

      1. Consolidated financial statements. The consolidated financial statements filed as part of this Form 10-K are listed on the index thereto, on page 9 hereof.

      2. Financial statement schedule.
         Report of independent accountants on
         financial statement schedule.

         Schedule for the three years ended
         December 31, 1994, 1993 and 1992:

            VIII - Valuation and Qualifying Accounts

         All other schedules are omitted because
         they are not required, are inapplicable
         or the information is otherwise shown in the financial statements or notes thereto.

      3. Exhibits filed under Item 601 of Regulation
         S-K. (Numbers assigned to the following exhibits correlate to those used in said
         Item.)

         (3) Articles of Incorporation and By-Laws.

             (a) Certificate of Incorporation,       Exhibit 3.1 to the
                 as amended.                         Company's Form 10-K's
                                                     for its years ended
                                                     December 31, 1980 and
                                                     December 31, 1983, and
                                                     Exhibit 6 to its Form
                                                     10-Q for its quarter
                                                     ended June 30, 1988.

             (b) By-laws, as amended.                Exhibit 3(c) to the
                                                     Company's Form 10-K
                                                     for its year ended
                                                     December 31, 1986,
                                                     and Exhibit C-1 to
                                                     its proxy statement
                                                     dated May 13, 1987.







                                24 OF 30 PAGES

                                                     Filed herewith or
                                                     incorporated by
                                                     reference to:
        (10) Material Contracts.

             (a)  Relating to line of credit
                  with Republic National
                  Bank of New York and Chemical
                  Bank:

                  (1) Credit and Security            Exhibit  10(a)(1) to the
                      Agreement dated April 16,      Company's  Form   10-K for
                      1993.                          its year ended December
                                                     31, 1993

                  (2) Letter dated August 16, 1993   Exhibit 10(a)(2) to the
                      amending the Credit and        Company's   Form  10-K for
                      Security Agreement.            its year ended December
                                                     31, 1993.

                  (3) Letter dated November 2,       Exhibit 10(a)(3) to the
                      1993  amending the Credit and  Company's Form  10-K for
                      Security Agreement.            its year ended December
                                                     31, 1993.

                  (4) Letter dated November 30,      Exhibit 10(a)(4) to the
                      1993  amending the Credit and  Company's Form  10-K for
                      Security Agreement.            its year ended December
                                                     31, 1993.

                  (5) Letter dated as of December    Exhibit 10(a)(5) to the
                      30, 1993 amending the Credit   Company's Form 10-K for
                      Security  Agreement.           its year ended December
                                                     31, 1993.

                  (6) Amendment  dated August 9,     Exhibit 10(a)(6) to the
                      1994 amending  the  Credit     Company's Form 10-Q for
                      and Security Agreement.        its quarter ended June
                                                     30, 1994.

             (b)  Relating to line of credit
                  with BankAmerica Business
                  Credit, Inc.:

                  (1) Loan and Security Agreement    Exhibit 10(a)(7) to the
                      dated  August  9, 1994.        Company's Form 10-Q for
                                                     its quarter ended June
                                                     30, 1994.

                  (2)  Amendment dated as of         Exhibit 10(a)(8) filed
                       December 30, 1994 to          herewith.
                       Loan and Security
                       Agreement.









                                25 OF 30 PAGES

                                                     Filed herewith or
                                                     incorporated by
                                                     reference to:

            (c)(1) Employment Agreement              Exhibit 10(a) to the
                   dated as of December 30,          Company's Form 10-K
                   1983 between the Company          for its year ended
                   and Arthur  L. Asch, and          December 31, 1983,
                   amendments thereto.               Exhibit 10(a) to
                                                     its Form 10-K for
                                                     its year ended
                                                     December 31, 1986,
                                                     Exhibit 10(c) to the
                                                     Company's Form 10-K
                                                     for its year ended
                                                     December 31, 1990,
                                                     Exhibit   10(c)  tothe
                                                     Company's Form 10-K
                                                     for its year ended
                                                     December 31, 1993.

            (c)(2) Employment Agreement              Exhibit 10(c)(2) filed
                   dated as of December              herewith.
                   20, 1994 between the
                   Company and Michael A.
                   Asch.

            (d) Profit-sharing and Pension           Exhibit to Registra-
                Plans, as amended.                   tion Statement,on
                                                     Form S-1, Registra-
                                                     tion No. 2-40221 ofOak
                                                     Hill Sportswear,
                                                     Inc., Exhibit 10(f)
                                                     to the Company's Form
                                                     10-K for its year
                                                     ended December 31,
                                                     1985, and Exhibit 10(i)
                                                     to the Company's
                                                     Form 10-K for its year
                                                     ended December 31,1989.

            (e) Incentive Stock Option Plan,         Exhibit 10.4 to the
                as amended, with form of             Company's Form 10-K
                option, as amended, annexed.         for its year ended
                                                     December 31, 1981,
                                                     proxy statement dated
                                                     May 10, 1984, and
                                                     exhibit thereto,
                                                     Proxy statement dated
                                                     May 10, 1985, and
                                                     proxy statement
                                                     dated May 7, 1986.

            (f) Non-Qualified Stock Option           Exhibit 10 (iii) to
                Plan.                                the Company's Form 10-Q
                                                     for its quarter ended
                                                     September 30, 1994.




                                26 OF 30 PAGES

                                                     Filed herewith or
                                                     incorporated by
                                                     reference to:

            (g) Relating to Note with Deposit
                Guaranty National Bank.

                (1)  Note to Deposit Guaranty        Exhibit 10(g)(1) to the
                     National Bank dated             Company's Form 10-K for
                     July 15, 1992.                  year   ended  December 31,
                                                     1992.

                (2)  Land Deed of Trust to           Exhibit  10(g)(2)  to the
                     Deposit  Guaranty  National     Company's Form 10-K for
                     Bank  dated  July  15,  1992.   its  year  ended December
                                                     31, 1992.

       (24) (i) Consent of Price                     Exhibit 24(i) filed
                Waterhouse.                          herewith.

   (b) No report on Form 8-K was filed by the Company during the fourth quarter of its fiscal year ending December 31, 1994.

   (c) See Item 14(a)(3) above.

   (d) See Item 14(a)(2) above.




































                                27 OF 30 PAGES

                      REPORT OF INDEPENDENT ACCOUNTANTS
                 ON CONSOLIDATED FINANCIAL STATEMENT SCHEDULE






   To the Board of Directors
   and Stockholders of

   Oak Hill Sportswear Corporation





          Our audits of the consolidated financial statements referred to in our report dated March 1, 1995 appearing on page 10 of the 1994 Annual Report on this Form 10-K also included an audit of the financial statement schedule listed in item 14(a) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.





   PRICE WATERHOUSE LLP



   New York, New York
   March 1, 1995

























                                28 OF 30 PAGES

                                                           SCHEDULE VIII

                       OAK HILL SPORTSWEAR CORPORATION

                      VALUATION AND QUALIFYING ACCOUNTS

                            (Dollars in thousands)


                                              Additions
                                          -----------------
                                Balance   Charged   Charged         Balance
                                at be-    to costs  to other        at end
                                ginning    and      accounts Deduc-   of
                                of year   expenses    (a)    tions   year
   Description

   Reserves for allowances
    and doubtful accounts
    for the year ended
    December 31, 1994            $423      $455    $1,454   $1,554   $778
                                 ====      ====      ====   ======   ====

   Reserves for allowances
    and doubtful accounts
    for the year ended
    December 31, 1993            $288      $291    $1,127   $1,283   $423
                                 ====      ====      ====   ======   ====


   Reserves for allowances
    and doubtful accounts
    for the year ended
    December 31, 1992            $395      $485      $875   $1,467   $288
                                 ====      ====      ====   ======   ====


   (a)  Offset against sales.
























                                29 OF 30 PAGES

                            S I G N A T U R E S


        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

   (Registrant)  OAK HILL SPORTSWEAR CORPORATION


   By: /s/ Arthur L. Asch
      --------------------------------------------------------------------
       Arthur L. Asch, Chairman of the Board (Principal executive officer)


   By: /s/ Michael A. Asch
      --------------------------------------------------------------------
       Michael A. Asch, Vice President (Principal financial officer)

   Date: March 30, 1995



        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


   /s/ Arthur L. Asch                   /s/ Steven Kotler
   ----------------------------         -------------------------------
   Arthur L. Asch, Director             Steven Kotler, Director

   Date:  March 30, 1995                Date:  March 30, 1995


   /s/ Wilmer J. Thomas Jr.             /s/ Joseph Greenberger
   ----------------------------         -------------------------------
   Wilmer J. Thomas Jr., Director       Joseph Greenberger, Director

   Date:  March 30, 1995                Date:  March 30, 1995

                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                                 Form 10-Q

                QUARTERLY REPORT UNDER SECTION 13 OR 15 (d)

                   OF THE SECURITIES EXCHANGE ACT OF 1934


For Quarter Ended   March 31, 1995          Commission File Number  0-5613
                 ---------------------                            ----------


                      OAK HILL SPORTSWEAR CORPORATION
- ----------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)



                      NEW YORK                     13-2625545
- ----------------------------------------------------------------------------
            (State or other jurisdiction       (I.R.S Employer
                 of incorporation)          Identification Number)



               1411 BROADWAY, NEW YORK, NEW YORK         10018
- ----------------------------------------------------------------------------
           (Address of principal executive offices)   (Zip Code)


                               (212) 789-8900
- ----------------------------------------------------------------------------
           (Registrant's telephone number, including area code)



- ----------------------------------------------------------------------------
            (Former name, former address, and former fiscal year,
                         if changed since last report)


Indicate by checkmark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject
to such filing requirements for the past 90 days.  YES   X    NO
                                                      -------   -------
As of May 11, 1995, the registrant had 2,057,576 shares of common stock outstanding.

                      OAK HILL SPORTSWEAR CORPORATION


                                   INDEX


PART I - Financial Information                                        PAGE


Unaudited financial statements:

  Consolidated balance sheets -
    March 31, 1995 and December 31, 1994                                 3

  Consolidated statements of operations -
    three months ended March 31, 1995 and 1994                           4

  Consolidated statements of cash flows -
    three months ended March 31, 1995 and 1994                           5

  Notes to consolidated financial statements                             6

Management's discussion and analysis of
  financial condition and results of operations                         7-8


PART II - Other Information

Item 6.   Exhibits and Reports on Form 8-K                               9

Signatures                                                              10


The accompanying financial statements have been prepared without audit and do not include all footnotes and disclosures required under generally accepted accounting principles. Management believes that the results herein reflect all adjustments which are, in the opinion of management, necessary to fairly state the results and current financial condition of the Company for the respective periods. It is recommended that this Report be read in conjunction with the Company's Annual Report on Form 10-K for its year ended December 31, 1994.

                      OAK HILL SPORTSWEAR CORPORATION

                        CONSOLIDATED BALANCE SHEETS

                               (In thousands)
                                (Unaudited)

                                                March 31,     December 31,
                                                  1995            1994
          Assets

Current assets:
  Cash                                          $   234         $   332
  Accounts receivable - net                      12,072          10,149
  Inventories (Note 2)                           10,810          11,583
  Other current assets                              646             755
                                                -------         -------
        Total current assets                     23,762          22,819

Property, plant and equipment - net               2,652           2,742
Goodwill - net                                    1,429           1,442
Other assets                                        311             361
                                                -------         -------
                                                $28,154         $27,364
                                                =======         =======

          Liabilities and stockholders' equity

Current liabilities:
  Notes payable - banks                         $ 9,144         $ 7,199
  Current portion of long-term debt                 154             154
  Accounts payable and accrued expenses           5,143           5,209
  Accrued income taxes                              330             336
                                                -------         -------
        Total current liabilities                14,771          12,898

Long-term debt                                    1,546           1,581


Stockholders' equity:
  Preferred stock, $1.00 par value, authorized
    1,000,000 shares; -0- shares issued at
    March 31, 1995 and December 31, 1994
  Common stock, $.02 par value, authorized
    12,000,000 shares; 4,869,828 shares issued
    at March 31, 1995 and December 31, 1994          97              97
  Capital in excess of par value                 27,363          27,363
  Retained earnings                               1,385           2,433
  Common stock held in treasury, at cost
    (2,812,252 shares at March 31, 1995
    and December 31, 1994)                      (17,008)        (17,008)
                                                -------         -------
        Total stockholders' equity               11,837          12,885
                                                -------         -------
                                                $28,154         $27,364
                                                =======         =======

                      OAK HILL SPORTSWEAR CORPORATION

                   CONSOLIDATED STATEMENTS OF OPERATIONS

                  (In thousands except per share amounts)
                                (Unaudited)

                                                    Three months ended
                                                         March 31,
                                                     1995        1994

Net sales                                          $16,835     $18,896
                                                   -------     -------
Costs and expenses:
  Cost of sales                                     13,953      14,571
  Selling, general and administrative expenses       3,521       3,966
                                                   -------     -------
                                                    17,474      18,537
                                                   -------     -------

Operating income (loss)                               (639)        359

Interest expense - net                                 409         256
                                                   -------     -------
Income (loss) before provision
 for taxes                                          (1,048)        103

Provision for taxes                                      0          20
                                                   -------     -------
Net income (loss)                                 ($ 1,048)    $    83
                                                   =======     =======

Per share data:
  Primary and fully diluted                       ($   .51)    $   .04



Weighted average number of shares outstanding:
  Primary and fully diluted                          2,058       2,067

                      OAK HILL SPORTSWEAR CORPORATION

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                               (In thousands)
                                (Unaudited)
                                                    Three Months Ended
                                                         March 31,
                                                     1995        1994
Cash flows from (used in) operating activities:
  Net income (loss)                                ($1,048)     $   83
  Adjustments to reconcile net income (loss)
   to net cash used in operating activities:
   Depreciation and amortization                       126         129
                                                    ------      ------
                                                      (922)        212

  Changes in assets and liabilities                 (1,063)     (4,972)
                                                    ------      ------
    Net cash used in operating activities           (1,985)     (4,760)
                                                    ------      ------
Cash flows used in investing activities:
  Capital expenditures                                 (23)         (6)
                                                    ------      ------
Cash flows from (used in) financing activities:
  Net short-term borrowings                          1,945       4,867
  Principal payment of long-term debt                  (35)        (45)
                                                    ------      ------
    Net cash provided by financing activities        1,910       4,822
                                                    ------      ------
Net increase (decrease)in cash                         (98)         56

Cash at beginning of year                              332         169
                                                    ------      ------
Cash at end of period                               $  234      $  225
                                                    ======      ======


Supplemental disclosures of cash flow information:

  Changes in assets and liabilities:
    Accounts receivable                            ($1,923)    ($5,417)
    Inventories                                        773         286
    Other current assets                               109        (144)
    Other assets                                        50          (1)
    Accounts payable and accrued expenses              (66)        296
    Accrued income taxes                                (6)          8
                                                    ------      ------
                                                   ($1,063)    ($4,972)
                                                    ======      ======

  Cash paid - net during the period for:
    Interest                                        $  300      $  241
    Income taxes                                         6          12

                      OAK HILL SPORTSWEAR CORPORATION
                Notes to Consolidated Financial Statements
                                (unaudited)

Note 1 - Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. The subsidiary had not commenced operations as of March 31, 1995.


Note 2 - Inventories

     Inventories used in the calculation of cost of goods sold for the Company are summarized by major classification as follows:

                                             March 31,        December 31,
                                               1995               1994

         Raw materials                     $ 2,280,000        $ 1,963,000
         Work in process                       757,000            650,000
         Finished goods                      7,773,000          8,970,000
                                           -----------        -----------
                                           $10,810,000        $11,583,000
                                           ===========        ===========

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS


Liquidity and capital resources:

    Working capital at March 31, 1995 amounted to $8,991,000 compared to $9,921,000 at December 31, 1994. The decrease of $930,000 was principally due to the net loss for the period.

    Based upon the Company's first quarter results, current operations and business plans, Management believes that the Company's cash balance of $234,000 at March 31, 1995, its cash flow from operations, which Management believes will continue to be negative in the second quarter of 1995, and borrowings under the Amended Loan and Security Agreement will not provide it, at certain times within its business cycle, with all of the funds necessary for its working capital and capital expenditures. Management is exploring various options, including modifying the business plans to reduce expenses and curtail projected levels of sales and inventory, revising the Company's existing borrowing arrangements (subject to the lender's approval) and selling certain capital assets. In addition, Management is considering raising additional capital and the sale of one or more of the Company's divisions. While the Company can give no assurance as to which specific actions can be effectuated, Management believes that several of these steps can be taken in a timely manner.

    Accounts receivable were $12,072,000 at March 31, 1995 as compared to $10,149,000 at December 31, 1994, an increase of $1,923,000. The increase was primarily due to the higher level of sales in the latter part of the first quarter of 1995 as compared to the latter part of the fourth quarter of 1994, which for seasonal reasons has a low sales level.

    Inventories at March 31, 1995 were $10,810,000 as compared to $11,583,000 at December 31, 1994, a decrease of $773,000. The decrease was due to a reduction of inventories to levels consistent with seasonal requirements.

Results of operations:

    Sales for the first quarter of 1995 amounted to $16,835,000 as compared to $18,896,000 for the first quarter of 1994, a decrease of $2,061,000. The decrease was attributable to lower sales in both the sportswear and accessories divisions. The decrease in sales in the sportswear division was mainly due to a large return from a customer because of a latent manufacturing defect.

    Gross profit for the first quarter of 1995 amounted to $2,882,000 as compared to $4,325,000 for the first quarter of 1994, a decrease of $1,443,000. Lower sales in the sportswear and accessories divisions and lower gross margins in each of the Company's operating divisions, including a substantial loss incurred because of the large product return noted above, resulted in the reduction as compared to the prior year period.

    Selling, general and administrative expenses for the first quarter of 1995 were 11% lower than in the comparable period in 1994. The decrease was principally due to the Company's cost reduction program.

    Interest expense-net for the first quarter ended March 31, 1995 amounted to $409,000 as compared to $256,000 in the comparable period in 1994. The increase was primarily due to higher average effective interest rates and amortization of prepaid financing expenses.

    The Company had no provisions for tax or tax benefit in the first quarter of 1995 because it incurred a loss and had net operating loss carryforwards. The Company had a provision of $20,000 for state and local taxes in the first
quarter of 1994.   No accrual for federal income taxes was made because the
Company had net operating loss carryforwards.

                        PART II.  OTHER INFORMATION

Item 6.    Exhibits and Reports on Form 8-K
           --------------------------------

           Reports on Form 8-K
           -------------------

           No report on Form 8-K was filed during the quarter ended March 31, 1995.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      OAK HILL SPORTSWEAR CORPORATION
                                             (Registrant)



Date: May 15, 1995              By: /s/ Arthur L. Asch
                                   --------------------------------------
                                    Arthur L. Asch, Chairman of the Board



Date: May 15, 1995              By: /s/ Michael A. Asch
                                   --------------------------------------
                                    Michael A. Asch, Vice President